Exhibit 10.2

BACKSTOP AGREEMENT

BETWEEN

CHC GROUP LTD.

AND

THE INVESTORS IDENTIFIED AS SUCH HEREIN

Dated as of October 11, 2016

INDEX OF DEFINED TERMS

ACA	19
Accredited Investor	33
Affected Investor	49
Affiliates	55
Agreement	1
Akin Gump	6
Aircraft	22
Aircraft Lease	22
Anti-Corruption Laws	28
Anti-Money Laundering Laws	29
Antitrust laws	15
Assigning Party	8
Backstop Commitments	4
Backstop Escrow Account	7
Backstop Funding Date	7
Backstop Notes	4
Ballots	3
Bankruptcy Code	1
Bankruptcy Court	1
Business Day	3
CHC Cases	1
Closing	10
Closing Date	10
Code	18
Collective Bargaining Agreements	20
Company	1
Company Intellectual Property	21
Confirmation Order	1
Contract	17
Debtor	1
Debtors	1
Defaulting Investor	9
Defaulting Unfulfilled Commitment Investor	5
Disclosure Schedules	11
Disclosure Statement	34
Disclosure Statement Order	34
DTC	10
Employee Benefit Plan	18
Employee Representatives	20
Environmental Claim	24
Environmental Laws	24
Exchange Act	16
Foreign Proceedings Plan	17
GAAP	16
Government Official	28
Governmental Entity	28
Guarantees	13
Guarantors	13
Hazardous Materials	24
Indebtedness	22
Indemnified Claim	36
Indemnified Claim Proceeding	36
Indemnified Party	35
Indemnifying Party	35
Indenture	13
Intellectual Property	21
Intercreditor Agreement	39
Investor	1
Investor Default	9
Investor Percentages	2
Investor Replacement	9
Investors	1
Joinder	8
Knowledge of the Company	16
Legal Proceeding	50
Liens	14
Losses	35
Material Adverse Effect	11
Material Aircraft Lease	32
Material Contract	27
Materials of Environmental Concern	23
MIP	14
Multiemployer Plan	18
New Credit Facility	38
New Equity	14
Notes	1
Offerees	1
Permits	22
Petition Date	1
PFIC	39
Plan	2
Plan Effective Date	2
Plan Sponsor Investors	6
Plan Support Agreement	2
Proceeding	53
Purchase Notice	4
Purchase Price	1
Put Option Premium	5
Put Option Premium Notes	5
Put Option Premium Triggering Event	6
Related Purchaser	8
Relevant Persons	27
Remaining Backstop Commitment	5
Remaining Commitment Percentage	5
Replacing Investors	9
Requisite Investors	54
Restructuring	2
Right	1
Rights Exercise Period	3
Rights Expiration Time	3
Rights Offering	1
Rights Offering Escrow Account	3
Rights Offering Notes	1
Rights Offering Participants	4
Rights Offering Procedures	2
Sanctioned Party	30
Sanctions	30
Sanctions Authority	29
Satisfaction Notice	4
SEC	11
SEC Documents	16
Secured Notes Claimholders	1
Secured Notes Purchase Price	1
Secured Notes Right	1
Securities Act	1
Security Documents	39
Subscription Agent	3
Tax Returns	24
Term Sheet	2
Transaction Agreements	12
Transaction Expenses	7
Trustee	42
UCC	6
Ultimate Purchaser	8
Unfulfilled Backstop Commitments	5
Unsecured Claimholders	1
Unsecured Purchase Price	1
Unsecured Right	1
Unsubscribed Notes	2

BACKSTOP AGREEMENT

This BACKSTOP AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 11, 2016, (i) among CHC Group Ltd. (as a debtor in possession and a reorganized debtor, as applicable, the “Company”), an exempted company with limited liability under the laws of the Cayman Islands with registered number 213521 and (ii) each of the undersigned parties identified on the signature pages hereto (each an “Investor” and collectively, the “Investors”).

WHEREAS, on May 5, 2016 (the “Petition Date”), the Company and certain of its affiliates (each a “Debtor” and collectively, the “Debtors”) filed voluntary petitions for relief (the “CHC Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) before the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”);

WHEREAS, subject to the Bankruptcy Court’s entry of a Final Order (as defined in the Plan Support Agreement (as defined below)) confirming the Plan (as defined below) pursuant to section 1129 of the Bankruptcy Code (the “Confirmation Order”), consummation of the Plan, and the other conditions specified in this Agreement, the Company proposes to offer and sell senior secured second lien convertible notes reflecting the terms and conditions set forth in the Term Sheet (as defined below) (the “Notes”) of the Company in the aggregate principal amount of four hundred thirty-three million three hundred thirty-three thousand three hundred and thirty-three dollars ($433,333,333) pursuant to the Plan (as defined below) as part of a rights offering (the “Rights Offering Notes”) with an aggregate purchase price of three hundred million dollars ($300,000,000) (the “Rights Offering”), whereby each holder that is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) of (i) the Secured Notes Claims (as defined in the Plan Support Agreement) (the “Secured Notes Claimholders”) shall be offered a right (each, a “Secured Notes Right”) to purchase such Secured Notes Claimholders’ pro rata portion (measured as the principal amount of Secured Notes Claims held by such Secured Notes Claimholder as compared to the aggregate amount of Secured Notes Claims) of the Rights Offering Notes in an aggregate principal amount of four hundred and four million four hundred forty-four thousand four hundred and forty-four dollars ($404,444,444) at a purchase price equal to two hundred eighty million dollars ($280,000,000) (the “Secured Notes Purchase Price”) and (ii) an allowed Unsecured Notes Claim (as defined in the Plan Support Agreement) (the “Unsecured Claimholders” and, together with the Secured Notes Claimholders, the “Offerees”) shall be offered a right (each, a “Unsecured Right” and, together with the Secured Notes Right, each, a “Right”) to purchase such Unsecured Claimholder’s pro rata portion (measured as the principal amount of Unsecured Claims held by such Unsecured Claimholder as compared to the aggregate amount of Unsecured Claims) of the Rights Offering Notes in an aggregate principal amount of twenty-eight million eight hundred eighty-eight thousand eight hundred and eighty-nine dollars ($28,888,889) at an aggregate purchase price equal to twenty million dollars ($20,000,000) (the “Unsecured Purchase Price” and, together with the Secured Notes Purchase Price, the “Purchase Price”);

WHEREAS, in order to facilitate the Rights Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, each Investor, severally and not jointly, has agreed to subscribe to, on the effective date of the Plan (the “Plan Effective Date”), and the Company agrees to issue to such Investor, at the Purchase Price, such Investor’s percentage, as set forth on Exhibit A (the “Investor Percentages”), of the aggregate principal amount of the Rights Offering Notes minus the Rights Offering Notes purchased on or before the Rights Expiration Time (as hereinafter defined) in the Rights Offering (such remaining Notes, in the aggregate, the “Unsubscribed Notes”);

WHEREAS, subject to the Bankruptcy Court’s entry of the PSA Approval Order (as defined in the Plan Support Agreement), the Company agrees to pay a nonrefundable Put Option Premium (as defined below) as provided herein;

WHEREAS, the Company will conduct the Rights Offering and issue the Notes pursuant to a plan of reorganization to be filed in connection with the CHC Cases, reflecting the terms and conditions set forth in the term sheet attached hereto as Exhibit B (the “Term Sheet”), and on such other terms and conditions that are otherwise reasonably satisfactory to the Requisite Plan Sponsors (as defined in the Plan Support Agreement) and the Debtors (as amended, supplemented or otherwise modified from time to time consistent with the terms of the Term Sheet, the “Plan”);

WHEREAS, certain creditors of the Debtors have entered into a Plan Support Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time and including any annexes, exhibits and schedules, the “Plan Support Agreement”), pursuant to which the supporting parties party thereto have agreed to, among other things, vote in favor of the Plan; and

WHEREAS, subject to the terms of the Plan Support Agreement, the restructuring contemplated by the Term Sheet (collectively, the “Restructuring ”) will be implemented through the Plan to be proposed by the Debtors in the CHC Cases, and the agreements contemplated thereby relating to the existing debt and other obligations of the Debtors.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Investors intending to be legally bound, agree as follows:

1.           The Rights Offering. The Rights Offering will be conducted in accordance with the rights offering procedures attached hereto as Exhibit C (the “Rights Offering Procedures”) and as follows:

(a)          Rights Offering. Subject to the terms and conditions and limitations set forth in this Agreement, including entry of the Rights Offering Order and PSA Approval Order (in each case, as defined in the Plan Support Agreement), (i) the Company hereby undertakes to offer the Rights Offering Notes for subscription by the Offerees pursuant to the Plan as set forth in this Agreement and (ii) in connection with the Rights Offering and the Backstop Commitment, (x) the Company shall exercise its put right to issue and sell to such Investors on the Closing Date (as defined below) and (y) each Investor hereby agrees, on a several and neither joint nor joint and several basis, in such Investor’s capacity as a beneficial holder of the Secured Notes Claims and/or Unsecured Notes Claims, as applicable, to fully exercise all Rights that are issued to such Investor as part of the Rights Offering (provided that the Investors shall not be required to fund the Purchase Price in respect of the Rights Offering Notes into the Rights Offering Escrow Account prior to the Backstop Funding Date (as defined below)) and purchase, and the Company agrees to issue and sell to such Investor and shall issue and sell to such Investor, on the Closing Date (as defined below) all of such Investor’s Rights Offering Notes as so required by the Company at the Purchase Price.

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(b)          Exercise of Rights. In connection with the Plan, the Company shall issue Rights to subscribe for the Rights Offering Notes. Each Offeree as of a record date to be reasonably acceptable to the Company and the Requisite Investors (as defined below) will receive (i) a Secured Notes Right to purchase, at the Purchase Price, up to its pro rata share (measured as the principal amount of Secured Notes Claims held by such Offeree as compared to the aggregate amount of Secured Notes Claims) of the Rights Offerings Notes offered to the Secured Notes Claimholders and (ii) an Unsecured Right to purchase, at the Purchase Price, up to its pro rata share (measured as the principal amount of Unsecured Notes Claims held by such Offeree as compared to the aggregate amount of Unsecured Notes Claims) of the Rights Offering Notes offered to the Unsecured Claimholders. The ballot forms (the “Ballots”) distributed in connection with the solicitation of acceptances of the Plan shall provide a place, or shall be accompanied by a subscription form, whereby each Offeree may exercise its Right in whole or in part. The Rights may be exercised during a period (the “Rights Exercise Period”) specified in the Plan and the Rights Offering Procedures, which period will commence on the date the Ballots are distributed and will end at the Rights Expiration Time. For purposes of this Agreement, the “Rights Expiration Time” means 5:00 p.m. New York City time on the voting deadline under the Plan, or such other date as shall be reasonably acceptable to the Debtors and the Requisite Investors, specified by the Company in a notice provided to the Investors before 9:00 a.m. New York City time on the Business Day before the then-effective Rights Expiration Time. For purposes of this Agreement, “Business Day” means any day of the year on which national banking institutions in New York City are open to the public for conducting business and are not required or authorized to close. The Plan shall provide that in order to exercise a Right, each (x) Offeree shall, prior to the Rights Expiration Time, return a duly executed Ballot (or subscription form), which will include, among other things, an “accredited investor” certification and a provision that such Offeree shall vote any and all of its Secured Notes Claims and/or Unsecured Notes Claims it holds or has the authority to vote against the Debtors in favor of the Plan and shall not object to or vote to reject or impede the Plan, support directly or indirectly such objection or impediment, or otherwise take any actions or commence any proceedings to oppose or seek any modification of the Plan, to the subscription agent for the Rights Offering selected by the Company (the “Subscription Agent”) and (y) Offeree (other than the Investors) shall, prior to the Rights Expiration Time, pay an amount equal to the full Purchase Price for the number of Notes elected to be purchased by such Offeree by wire transfer of immediately available funds prior to the Rights Expiration Time to an escrow account with an escrow agent satisfactory to the Requisite Investors and the Company pursuant to an escrow agreement in form and substance reasonably satisfactory to the Requisite Investors and the Company established for the Rights Offering pursuant to the Rights Offering Procedures (the “Rights Offering Escrow Account”).

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(c)          Rights Offering Participants. On the Closing Date, the Company will issue the Rights Offering Notes to the Offerees with respect to which Rights were validly exercised by such Offerees in accordance with the Rights Offering Procedures and this Agreement (the “Rights Offering Participants”). The Rights Offering Notes shall be issued in minimum denominations of $1.00 and multiples thereof with any fractions rounded down.

(d)          Waiver of Rights Offering Participation. If the Subscription Agent for any reason does not receive from an Offeree (other than the Investors) both a timely and duly completed Ballot (or subscription form, if applicable), and timely payment deposited in the Rights Offering Escrow Account for the Rights Offering Notes being purchased by such Offeree, the Plan shall provide that, unless otherwise approved by the Company and the Requisite Investors, such Offeree shall be deemed to have relinquished and waived its right to participate in the Rights Offering.

(e)          Rights Offering Notices. The Company hereby agrees and undertakes to give the Investors (and their counsel and financial advisors) by email or facsimile transmission, on each Friday during the Rights Exercise Period (beginning on the first full week after the commencement of the Rights Exercise Period) and on each Business Day during the five (5) Business Days prior to the Rights Expiration Time (and any extensions thereto), a written notice setting forth a true and accurate calculation of the aggregate number of Rights known by the Company to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day, or alternatively, the number of Unsubscribed Notes. No later than the fifth (5th) Business Day following the Rights Expiration Time, the Company hereby agrees and undertakes to give the Investors (and their counsel and financial advisors) by email or facsimile transmission, the certification by an authorized signatory of the Company conforming to the requirements specified herein for such certification of either (i) a true and accurate calculation of the number of Unsubscribed Notes, and the aggregate Purchase Price therefor (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Notes, the fact that there are no Unsubscribed Notes and that the Backstop Commitments are terminated (a “Satisfaction Notice”). The Company shall as promptly as practicable provide any written backup, information and documentation relating to the information contained in the Purchase Notice or Satisfaction Notice, as applicable, as any Investor may reasonably request.

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2.           The Backstop Commitments.

(a)          In addition to its obligations under Section 1(a), on the terms and subject to the conditions hereof, each of the Investors, severally and not jointly, agrees to subscribe for and purchase, on the Plan Effective Date, and the Company agrees to put to, sell and issue to such Investor, at the Purchase Price therefor, the (i) Rights Offering Notes and (ii) its Remaining Commitment Percentage of all Unsubscribed Notes as of the Rights Expiration Time, in each case up to the aggregate principal amount set forth opposite such Investor’s name under the column titled “Backstop Commitment Amount” in Exhibit A (the “Backstop Commitments” and, the aggregate amount of Unsubscribed Notes issued to all Investors in accordance with their respective Backstop Commitments pursuant to this Agreement, the “Backstop Notes”); provided, if one or more Investors default in its Backstop Commitment obligations (after having not cured such default within two (2) Business Days after the receipt of a notice from the Company of such default) (such portion of the Unsubscribed Notes which is not subscribed for and purchased by the Defaulting Investor(s) (as defined below), the “Unfulfilled Backstop Commitments”) each of the other Investors, severally and not jointly, agrees to subscribe for and purchase, at an aggregate Purchase Price of up to twenty million dollars ($20,000,000) therefor, its Investor Percentage (as adjusted upwards to eliminate the Investor Percentage of the Defaulting Investor(s)) of the Unfulfilled Backstop Commitments up to an aggregate principal amount of twenty-eight million, eight hundred eighty-eight thousand, eight hundred and eighty-nine dollars ($28,888,889) for all non-Defaulting Investors (for the avoidance of doubt, not up to twenty-eight million, eight hundred eighty-eight thousand, eight hundred and eighty-nine dollars ($28,888,889) per Investor). For the avoidance of doubt, Section 2(j) shall govern the purchase of the Unfulfilled Backstop Commitments in excess of an aggregate principal amount of twenty-eight million, eight hundred eighty-eight thousand, eight hundred and eighty-nine dollars ($28,888,889), (equivalent to an aggregate Purchase Price of up to twenty million dollars ($20,000,000) therefor). An Investor that does not fulfill its obligation to subscribe for and purchase its Investor Percentage of Unfulfilled Backstop Commitments is defined hereunder as a “Defaulting Unfulfilled Commitment Investor.” Promptly upon the expiration of the two (2) Business Day period set forth above, the Company shall send a notice to each non-Defaulting Unfulfilled Commitment Investors specifying the amount of the Unfulfilled Backstop Commitment and such non-Defaulting Unfulfilled Commitment Investor’s pro rata portion of the aggregate Purchase Price it will be required to pay. For purposes of this Agreement, (1) “Remaining Backstop Commitment” means, with respect to each Investor, such Investor’s Backstop Commitment Amount set forth on Exhibit A minus its Rights Offering Notes subscribed to pursuant to the Rights Offering in accordance with Section 1(a) and (2) “Remaining Commitment Percentage” means with respect to each Investor, such Investor’s Remaining Backstop Commitment as a percentage of the total Remaining Backstop Commitment of all Investors.

(b)          Put Option Premium. On the basis of the terms and conditions herein contained, and subject to the entry of the PSA Approval Order, to compensate the Investors for the risk of their undertakings herein and as consideration for the Backstop Commitments, the Company will pay to the Investors, in the aggregate, a nonrefundable aggregate premium payable on the Plan Effective Date in additional Notes (the “Put Option Premium Notes”) in a principal amount of thirty million eight hundred fourteen thousand eight hundred and fifteen dollars ($30,814,815) (the “Put Option Premium”); provided, however, if this Agreement is terminated due to a Put Option Premium Triggering Event (as defined below), the Put Option Premium shall be fully due upon termination of this Agreement and payable in cash in the amount of twenty-one million three hundred thirty three thousand three hundred and thirty three dollars ($21,333,333) in two equal installments of (A) ten million six hundred sixty-six thousand six hundred and sixty-six and 50/100 dollars ($10,666,666.50) in cash payable immediately upon termination of this Agreement and (B) ten million six hundred sixty-six thousand six hundred and sixty-six and 50/100 dollars (10,666,666.50) in cash payable upon the consummation of any plan of reorganization, sale or other restructuring transaction. For the avoidance of doubt, the Put Option Premium will be payable regardless of the aggregate principal amount of Backstop Notes (if any) which are issued. The Put Option Premium shall constitute an administrative expense claim (as defined in Section 101(5) of the Bankruptcy Code) against each of the Debtors which shall be pari passu with all other administrative expenses. The Put Option Premium shall be allocated among the Investors based on the Investor Percentages, which Put Option Premium shall be fully earned, non-refundable and non-avoidable by the Investors upon approval of the Backstop Commitment pursuant to the PSA Approval Order. For the avoidance of doubt, the Put Option Premium may be asserted against each Debtor; provided, if the Put Option Premium is paid in cash in accordance with this Section 2(b), the Investors shall not receive more than twenty-one million three hundred thirty three thousand three hundred and thirty three dollars ($21,333,333) in the aggregate on account of such Put Option Premium paid in cash in connection with the termination of this Agreement.

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(c)          Put Option Premium Triggering Event. The Put Option Premium shall be payable in cash to the Investors as described in Section 2(b) upon the occurrence of any of the following events (collectively, a “Put Option Premium Triggering Event”): (i) any termination of the Backstop Agreement by the Company (except as to any individual Plan Sponsor Investor who is terminated for a breach that is not timely cured under Section 10(b)(i), in which case only such Investor shall not receive his pro rata share of the Put Option Premium) or any termination of the Plan Support Agreement by the CHC Parties with respect to any party thereunder other than the Official Committee of Unsecured Creditors (the “UCC”) (except if one or more of the Plan Sponsors has breached its obligations under the Plan Support Agreement and the Plan Support Agreement is terminated as to such Plan Sponsor individually such that there is not a Backstop Commitment for at least two hundred fifty million dollars ($250,000,000) in respect of the Purchase Price for the Notes (including the amounts related to the Unfulfilled Backstop Commitment and all Investment Replacements)); (ii) any termination of the Plan Support Agreement by the Requisite Plan Sponsors or this Agreement by the Requisite Investors as a result of (x) a breach by the Debtors or the Company, respectively, that is not timely cured or (y) the occurrence under the Plan Support Agreement of a CHC Fiduciary Action (as defined in the Plan Support Agreement); (iii) any termination of the Plan Support Agreement by the Milestone Parties (with respect to themselves), which also results in the termination of the Plan Support Agreement by the Requisite Plan Sponsors; (iv) upon entry of an order of the Bankruptcy Court approving an Alternative Transaction; and (v) any termination of the Plan Support Agreement or this Agreement as a result of the failure to cause the Plan Effective Date to have occurred by the outside date set forth in Section 6(a)(ii)(H) of the Plan Support Agreement or Section 10(a)(ii)(H) (provided, that the Put Option Premium under this clause (v) shall not be payable to any Investor that is in breach of this Agreement, which breach would permit the Company to terminate this Agreement with respect to such Investor under Section 10(b)(i) or to any of the Investors to the extent that there is not a Backstop Commitment for at least two hundred fifty million dollars ($250,000,000) in respect of the Purchase Price for the Notes (including the amounts required related to the Unfulfilled Backstop Commitment and all Investment Replacements)).

(d)          Integral Provisions. The provisions for the payment of the Put Option Premium, Transaction Expenses (as defined below) and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Investors would not have entered into this Agreement, and the Put Option Premium, Transaction Expenses and the indemnification provided herein shall constitute allowed administrative expense claim of the Debtors’ estates.

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(e)          Transaction Expenses. The Debtors shall pay all reasonable and documented fees, costs and expenses of (x) the Investors which are Plan Sponsors (as defined in the Plan Support Agreement) (the “Plan Sponsor Investors”), for any and all reasonable and documented, fees, costs and expenses (including all reasonable fees and expenses of Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), Walkers, Houlihan Lokey Capital, Inc. and any other counsel (including necessary local counsel and regulatory counsel), financial advisors, consultants and other professionals of the Plan Sponsor Investors (retained with the reasonable consent of the Company), which, for the avoidance of doubt shall include such other advisors retained by the Plan Sponsors and counsel to the Secured Notes Trustee (as defined in the Plan Support Agreement)), and (y) for the other Investors up to a maximum aggregate amount, without duplication of the fees, costs and expenses to be reimbursed to the Individual Creditor Parties (as defined in the Plan Support Agreement) as required under the Plan Support Agreement, of $150,000, whether incurred directly or by any of its or their counsel, financial advisors, consultants or other professionals) whenever incurred or invoiced (collectively, “Transaction Expenses”) on a regular and continuing basis within two (2) Business Days following fifteen (15) days after delivery of an invoice to the Debtors (redacted for privilege and work product), each in accordance with the agreements between the Debtors and the applicable firm, without any requirement for Bankruptcy Court review or further Bankruptcy Court order. The Debtors shall have ten (10) days following their receipt of any invoices to review and object to the reasonableness of the fees and expense included in such invoice. If any such objection is not resolved within ten (10) days after such objection is interposed, a hearing with respect thereto shall be conducted at a regularly scheduled omnibus hearing in the CHC Cases, provided, that the Debtors shall pay any undisputed portion of such fees, costs and expenses on the first Thursday following fifteen (15) days after the initial presentment of such invoices. To the extent not previously paid pursuant to the Cash Collateral Orders (as defined in the Plan Support Agreement) or the PSA Approval Order, the Debtors shall pay all accrued and unpaid Transaction Expenses, including estimated amounts, through the Plan Effective Date on the Plan Effective Date in cash. Transaction Expenses invoiced after the Plan Effective Date shall be paid promptly by the Company and its subsidiaries following receipt of invoices therefor.

(f)          Purchase Notice. On the Closing Date, the Investors will purchase, and the Company will sell, only such number of Unsubscribed Notes as are listed in the Purchase Notice, without prejudice to the rights of the Company or the Investors to seek later an upward or downward adjustment if the number of Unsubscribed Notes in such Purchase Notice is inaccurate.

(g)          Delivery of the Rights Offering Notes and Backstop Notes; Backstop Escrow Account. Delivery of the Rights Offering Notes and Backstop Notes will be made by the Company to the respective Investors on the Closing Date against payment of the aggregate Purchase Price for the Rights Offering Notes and Backstop Notes by wire transfer of immediately available funds from the Rights Offering Escrow Account and the escrow account to which such Investor shall deliver and pay its Investor Percentage of the aggregate Purchase Price for the Backstop Notes (the “Backstop Escrow Account”) in accordance with Section 2(k), respectively. The Backstop Escrow Account shall be established with an escrow agent satisfactory to the Requisite Investors and the Company pursuant to an escrow agreement in form and substance reasonably satisfactory to the Requisite Investors and the Company, which escrow agent may be the same escrow agent serving as escrow agent for the Rights Offering Escrow Account, and the Backstop Escrow Account need not be separate from the Rights Offering Escrow Account.

(h)          Backstop Funding Date; Backstop Escrow Account and Rights Offering Escrow Account Investor Funding. No later than twenty-four (24) hours prior to the proposed Plan Effective Date (the “Backstop Funding Date”), each Investor shall deliver and pay its Investor Percentage of the aggregate Purchase Price for such Investor’s Backstop Notes by wire transfer in immediately available funds in U.S. dollars into the Backstop Escrow Account in satisfaction of such Investor’s Backstop Commitment. An Investor shall also pay the aggregate Purchase Price to satisfy any Unfulfilled Backstop Commitments or as a Replacing Investor into the Backstop Escrow Account and, to the extent not previously paid, pay an amount equal to such Investor’s full Purchase Price for the Rights Offering Notes to the Rights Offering Escrow Account. The funds held in the Backstop Escrow Account and the Rights Offering Escrow Account shall be released to the Investors, and each Investor shall receive from the Backstop Escrow Account and the Rights Offering Escrow Account the cash amount actually funded to the Backstop Escrow Account and the Rights Offering Escrow Account by such Investor promptly following the termination of this Agreement in accordance with its terms.

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(i)           Designation and Assignment Rights.

(i)          Each Investor shall have the right to designate by written notice to the Company no later than two (2) Business Days prior to the Closing Date that some or all of its Rights Offering Notes, Backstop Notes or Put Option Premium Notes to be issued in the name of and delivered to (x) its affiliates and any investment funds or separately managed funds or accounts or sub-accounts which such Investor or its affiliates controls, manages, advises or sub-advises (a “Related Purchaser”) or (y) other Investor, which notice of designation shall (i) be addressed to the Company and signed by such Investor and the Related Purchaser or other Investor, as applicable, (ii) specify the aggregate principal amount of Rights Offering Notes, Backstop Notes or Put Option Premium Notes to be delivered to or issued in the name of each such Related Purchaser or other Investor, as applicable and (iii) if designated to a Related Purchaser, attach an executed joinder of the Related Purchaser pursuant to which the Related Purchaser will agree to be bound by this Agreement and the Plan Support Agreement. No designation pursuant to this Section 2(i)(i) shall relieve such Investor from its obligations under this Agreement (including the obligation to fund its Backstop Commitment).

(ii)         Additionally, in the event that any Investor (an “Assigning Party”) sells, assigns or otherwise transfers all or any portion of its Secured Notes Claim or its Unsecured Notes Claim to (i) another Investor or a Related Purchaser of another Investor or (ii) a Related Purchaser of the Assigning Party (each such Investor or Related Purchaser, an “Ultimate Purchaser”), in each case, it shall as a condition precedent to such sale, assignment or transfer, cause such Ultimate Purchaser (other than an Investor or any other Person that is party to this Agreement and the Plan Support Agreement or executed a joinder pursuant to which such Person will agree to be bound by this Agreement and the Plan Support Agreement (a “Joinder”)) to agree in writing to be bound by this Agreement and the Plan Support Agreement, including, for the avoidance of doubt, the Ultimate Purchaser agreeing to assume the Assigning Party’s pro rata share of the Backstop Commitment associated with such transfer of the Assigning Party’s Secured Notes Claim or Unsecured Notes Claim, as applicable, by executing and delivering to the parties hereto a Joinder and such Ultimate Purchaser shall be entitled to the benefits of this Agreement, including the Put Option Premium; provided, that such Assigning Party shall provide written notice to the Company and each other Investor in advance of such transfer (other than a transfer to another Investor or any other Person that has already executed a Joinder) and no later than two (2) Business Days prior to the Closing Date. Each Investor or Ultimate Purchaser agrees that any transfer of any Secured Notes Claim or Unsecured Notes Claim that does not comply with the terms and procedures set forth in this Section 2(i)(ii) shall be deemed void ab initio. After a Right has been exercised, the underlying Secured Notes Claim or Unsecured Notes Claim will cease to be transferrable, and the holder of such Secured Notes Claim or Unsecured Notes Claim shall not transfer any such Secured Notes Claim or Unsecured Notes Claim unless such holder transfers with such Secured Notes Claim or Unsecured Notes Claim the right to receive the proceeds of the corresponding Rights in the Rights Offering, subject to compliance with applicable securities laws relating to the transfer of restricted securities. No sale, assignment or transfer pursuant to this Section 2(i)(ii) shall relieve such Investor from its obligations under this Agreement (including the obligation to fund its Backstop Commitment).

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(j)           Investor Default; Put Option Premium Allocation.

(i)          Subject to Section 2(a), if an Investor defaults (a “Defaulting Investor”) in its Backstop Commitment obligations (an “Investor Default”) without curing such default within two (2) Business Days following receipt of notice provided by the Company to such Defaulting Investor, the Company shall promptly provide after the expiration of such two (2) Business Day-period, written notice to all Investors substantially concurrently of such Investor Default, and the Investors (other than any Defaulting Investor) or their designees shall have the right, but not the obligation, within ten (10) Business Days after the expiration of such cure period, to make arrangements for one or more of the Investors (other than the Defaulting Investor) or their designees to purchase all or any portion of such Defaulting Investors’ Backstop Commitment obligations (such purchase, a “Investor Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Investors or their designees electing to make such an Investor Replacement, or, if no such agreement is reached, in proportion to the respective Investor Percentages of such Investors who are willing to purchase an Investor Replacement (such Investors, the “Replacing Investors”); provided that the provisions of Section 2(a) and not this Section 2(j)(i) shall apply with respect to the first twenty million dollars ($20,000,000) in aggregate Purchase Price of Unfulfilled Backstop Commitments, which Purchase Price is equivalent to twenty-eight million eight hundred eighty-eight thousand eight hundred and eighty-nine dollars ($28,888,889) in aggregate principal amount of Notes.

(ii)         If an Investor funds its Backstop Commitment (and satisfies its pro rata portion of the Unfulfilled Backstop Commitment, if any), such Investor shall be entitled to its pro rata portion of the Put Option Premium.  If the Rights Offering is not consummated, such Investor shall be entitled to its pro rata portion of the Put Option Premium paid in cash pursuant to Section 2(b). For the avoidance of doubt, a Defaulting Investor shall not be entitled to any portion of the Put Option Premium and the portion of such Put Option Premium it would have received shall be allocated among those Investors that effectuate an Investor Replacement in proportion to the amount of the Investor Replacement they each fund (taking into account the satisfaction of the Unfulfilled Backstop Commitment), and any Notes purchased in accordance with Section 2(b) or this Section 2(j) in satisfaction of the Unfulfilled Backstop Commitment or by a Replacing Investor, respectively, shall be included in the determination of such Replacing Investor’s pro rata share of the Put Option Premium paid for in the form of Put Option Premium Notes as provided in Section 2(b).

(iii)        Nothing in this Agreement shall be deemed to require an Investor to purchase more than its Remaining Backstop Commitment of the Unsubscribed Notes, except as provided in Section 2(a).

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(iv)        For the avoidance of doubt, no provision of this Agreement shall relieve any Defaulting Investor or Defaulting Unfulfilled Commitment Investor from liability hereunder, or limit the availability of the remedies set forth herein, in connection with any such Defaulting Investor’s Investor Default or Defaulting Unfulfilled Commitment Investor’s failure to satisfy its pro rata portion of the Unfulfilled Backstop Commitment.

(k)          Closing.

(i)          Subject to Section 7 and Section 8, unless otherwise agreed in writing between the Company and the Requisite Investors, the closing of the Backstop Commitments (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, at 10:00 a.m., New York City time, on the date (which date shall be extended to take into account the cure periods under Sections 2(a) and Section 2(j)(i) on which all of the conditions set forth in Section 7 and Section 8 shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date.”

(ii)         At the Closing, the funds held in the Backstop Escrow Account shall be released and utilized as set forth in accordance with the Plan.

(iii)        At the Closing, the Rights Offering Notes, the Backstop Notes and the Put Option Premium Notes will be issued and delivered by the Company to the account of each Investor (or to such other accounts as any Investor may designate in accordance with this Agreement) against the payment of the aggregate Purchase Price for the Rights Offering Notes and Backstop Notes of such Investor. The Company shall use its commercially reasonable efforts to make the Notes issued to (x) holders that are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of the Rule 501 of Regulation D under the Securities Act) be registered in the name of Cede & Co., as a nominee for The Depository Trust Company (“DTC”), and evidenced by global securities held on behalf of members or participants in DTC as nominees for the Investors, and the Notes issued to (y) other holders be in the form of physical certificates, in registered form on the books and records of the Company or its designee, or in book entry form through DTC if so permitted. Notwithstanding anything to the contrary in this Agreement, subject to Section 1146(a) of the Bankruptcy Code, all Notes will be delivered with all taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company only if such delivery is made to an Investor.

(iv)        Notwithstanding anything herein to the contrary, but subject to the satisfaction of the conditions set forth in Section 7 (unless waived by the Requisite Investors), if one or more Investors default in their Backstop Commitment obligations, the Company may elect to consummate the transactions contemplated hereby and the Plan on the Plan Effective Date so long as at least two hundred fifty million dollars ($250,000,000) of cash (including the amounts required to be deposited to purchase the Unfulfilled Backstop Commitment and in respect of all Investment Replacements) in the aggregate shall have been deposited in the Rights Offering Escrow Account and Backstop Escrow Account, as the aggregate Purchase Price for the Notes in an aggregate principal amount of at least three hundred sixty-one million, one hundred and eleven thousand one hundred and eleven dollars ($361,111,111) on the Plan Effective Date. An election by the Company not to consummate the transactions contemplated hereby and the Plan on the Plan Effective Date under the circumstances described in this Section 2(k)(iv) shall not in any way limit the obligation of the Company to pay the Put Option Premium to the Investors in cash on the terms set forth in this Agreement.

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3.           Representations and Warranties of the Company. Except (i) as disclosed in forms, reports, schedules, certifications, prospectuses, and registration, proxy and other statements filed with the Securities and Exchange Commission (“SEC”) by the Company since December 31, 2014 and prior to the date of this Agreement, (ii) set forth in the schedules (the “Disclosure Schedules”) provided to the Investors or their advisors on or prior to the date of this Agreement or (iii) as disclosed in any first day affidavits filed by the Debtors with respect to the CHC Cases, the Company represents and warrants to the Investors as set forth below. Notwithstanding the foregoing, the only representations and warranties made by the Company in respect of all aircraft equipment owned or leased by any of the Company or any of its subsidiaries are the representations and warranties set out in Sections 3(v), (x), (y), (gg) and (jj).

(a)          Organization and Qualification. Other than as a result of the filing of the CHC Cases, the Debtors and each other material subsidiary of the Company is duly organized, validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its formation and has the requisite power and authority to own its properties and to carry on its business as now conducted. The Debtors and each other material subsidiary of the Company is duly qualified or authorized to do business and is in good standing (or the equivalent thereof) under the laws of each jurisdiction in which its ownership and leasing of property or the conduct of its business requires it to be so qualified or authorized , except where the failure to be so qualified, authorized or in good standing would not be reasonably likely to result in a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means (i) a material adverse effect on, or is reasonably likely to be materially adverse to, the business, assets, properties, results of operations or financial condition of the Debtors (taken as a whole) or (ii) a material adverse effect on the ability of the Debtors to consummate the transactions contemplated by this Agreement, the Plan Support Agreement or the Plan, other than, with respect to clauses (i) and (ii), the effect: (A) of any change in the United States or foreign economies or securities or financial markets in general; (B) of any change that generally affects any industry in which the CHC Parties operate; (C) of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions; (D) of any changes in accounting rules; (E) resulting from the filing of the CHC Cases or any reasonably anticipated effects thereof; (F) resulting from the public announcement of this Agreement or the Plan Support Agreement, compliance with terms of this Agreement, the Plan Support Agreement or the consummation of the transactions contemplated hereby or thereby; (G) resulting from any act or omission of any of the CHC Parties taken with the prior written consent of the Requisite Plan Sponsors; (H) any change in the market price or trading volume of any security of a Debtor; or (I) any failure, in and of itself, of the CHC Parties to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates of earnings or revenues or business plans; provided; however that the exception provided in clauses (H) and (I) shall not prevent or otherwise affect a determination that any effect underlying such change or failure has resulted in or contributed to a Material Adverse Effect and with respect to clauses (B), (C) and (D), such effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred to the extent such effects disproportionately affect the Debtors (taken as a whole) relative to other companies operating in the same industry as the Debtors.

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(b)          Power and Authority.

(i)          The Company has the requisite company power and authority to enter into, execute and deliver this Agreement and, subject to entry of the (A) PSA Approval Order, to perform its obligations hereunder and under the Plan Support Agreement (except for such obligations that are specified in each such agreement as becoming effective immediately upon execution by the Company and the other Debtors) and (B) the Confirmation Order and consummation of the Plan, if applicable and requiring approval of the Bankruptcy Court, the definitive documents to consummate the Restructuring, including the issuance of the Rights and the Notes. The Company has taken all necessary company action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Rights and the Notes and all other agreements to which it will be a party as contemplated by this Agreement and the Plan (this Agreement and such other agreements, collectively, the “Transaction Agreements”).

(ii)         Each Debtor has the requisite power and authority (corporate or otherwise) to execute the Plan and to file the Plan with the Bankruptcy Court and, subject to entry of the PSA Approval Order, Confirmation Order and consummation of the Plan, as applicable, to perform its obligations thereunder and under the applicable Transaction Agreements to which it is a party, and will have taken all necessary company action required for the due authorization, execution, delivery and performance by it of the Plan and under the applicable Transaction Agreements.

(iii)        Subject to the entry of the PSA Approval Order and the Confirmation Order, if applicable and requiring approval of the Bankruptcy Court, each other Debtor has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver each Transaction Agreement to which such other Debtor is a party and to perform its obligations thereunder. Subject to entry of the applicable orders of the Bankruptcy Court, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the Restructuring have been or will be duly authorized by all requisite action (corporate or otherwise) on behalf of each other Debtor party thereto, and no other proceedings on the part of any other Debtor party thereto are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the Restructuring.

(c)          Execution and Delivery; Enforceability.

(i)          This Agreement has been, and each other Transaction Agreements (other than the Security Documents and the Notes), upon the execution and delivery thereof, will be, duly and validly executed and delivered by the Company or the applicable Debtors (as guarantors or otherwise) and, assuming due authorization, execution and delivery by the Investors to this Agreement or the applicable counterparties to the other Transaction Documents, and subject to entry of the PSA Approval Order, Confirmation Order and consummation of the Plan, if applicable, constitutes or will constitute the valid and binding obligation of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors, in accordance with their respective terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

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(ii)         The Plan will be duly and validly filed with the Bankruptcy Court by the Debtors in accordance with Section 5(a) and the Plan Support Agreement and, upon entry of the Confirmation Order and consummation of the Plan, will constitute the valid and binding obligation of the Debtors, enforceable against the Debtors in accordance with its terms.

(iii)        Subject to the requirements of applicable local laws, each Security Document, when executed and delivered in connection with the issuance of the Notes, will be effective to create in favor of the collateral agent under the indenture for the Notes (the “Indenture”) for the benefit of itself, the trustee under the Indenture and the holders of the Notes, a legal, valid and enforceable security interest in the collateral described therein except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealings. Upon completion of the delivery, filing and other actions specified in the relevant Security Documents, the collateral agent under the Indenture shall have a fully perfected second priority Lien on, and security interest in, all right, title and interest of the Company and the guarantors under the Indenture (the “Guarantors”) in such collateral (to the extent a security interest in such collateral can be perfected through taking of such actions), as security for the obligations under the Indenture.

(iv)        The Notes to be purchased by the Investors and the Rights Offering Participants from the Company will (A) on the Closing Date, be in the form contemplated by the Indenture governing such Notes, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture governing such Notes and (B) at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture governing such Notes and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company. The guarantees by the Guarantors (the “Guarantees”) on the Closing Date when issued will be in the respective forms contemplated by the Indenture governing such Guarantee and have been duly authorized for issuance pursuant to the Indenture governing such Guarantee; the Guarantees, at the Closing Date, have been duly executed by each of the Guarantors and, when the applicable Notes have been authenticated in the manner provided for in the Indenture governing such Guarantee and issued and delivered against payment of the purchase price therefor, such Guarantee will constitute a valid and binding agreement of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms.

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(d)          Reorganized Company Capital.

(i)          On the Plan Effective Date, (i) the limited liability company interests of the reorganized Company will consist of the issued and outstanding membership interests as set forth in the operating agreement of the reorganized Company filed as part of a supplement to the Plan, (ii) no New Equity will be held by the Company in its treasury, (iii) membership interests will be available for issuance upon conversion of the Notes and exercise of options and other rights to purchase or acquire membership interests granted in connection with the management incentive plan (“MIP”) and any other employment arrangement approved by the managers or other governing body of the reorganized Company, the material terms of which shall be set forth in a supplement to the Plan and (iv) no warrants to purchase membership interests will be issued and outstanding. For the avoidance of doubt, the membership interests of the Company will be sufficient to accommodate any and all issuance of New Equity upon conversion of the Notes. For purposes of this Agreement, “New Equity” means the membership interests of either (x) CHC Group Ltd., as reorganized pursuant to the Plan or (b) such other newly formed entity, whose corporate form and jurisdiction of incorporation shall be determined in accordance with the Term Sheet and the Plan, to be issued on the Plan Effective Date.

(ii)         As of the Plan Effective Date, all issued and outstanding New Equity will have been duly authorized and validly issued and will be fully paid and non-assessable, and upon the issuance and delivery of the Notes in accordance with the Indenture, the Notes will be convertible upon the terms set forth in the Indenture and the Notes, and such New Equity shall have been duly authorized and available for issuance upon conversion of the Notes by all necessary company action and, when issued upon such conversion in accordance with the terms of the Notes and the Indenture, will be validly issued and will be fully paid and non-assessable and free and clear of any mortgage, deed of trust, pledge, option, power of sale, retention of title, right of pre-emption, right of first refusal, hypothecation, security interest, encumbrance, claim, Lien or charge of any kind, or an agreement, arrangement or obligation to create any of the foregoing (“Liens”) under the Company’s limited liability company agreement and (except as set forth in the registration rights agreement, the corporate governance documents and under Cayman law) the issuance of such membership Interests upon such conversion will not be subject under any other agreement to the preemptive or other similar rights of any securityholder of the Company.

(iii)        Except as set forth in this Section 3(d), as of the Plan Effective Date, no membership interest or other equity securities or voting interest in the reorganized Company will have been issued, available for issuance or outstanding.

(iv)        Except as described in this Section 3(d) and except as set forth in the Plan, Disclosure Statement, the registration rights agreement, the corporate governance documents, the Indenture and the Notes or any employment agreement and the MIP, or except as set forth in Schedule 3(d) to the Disclosure Schedules, as of the Plan Effective Date, neither the Company nor any of its subsidiaries will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Company or any of its subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any New Equity of, or other equity or voting interests in, the Company or any of its subsidiaries or any security convertible or exercisable for or exchangeable into any membership interests of, or other equity or voting interest in, the Company or any of its subsidiaries, (ii) obligates the Company or any of its subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) restricts the transfer of any membership interests of the Company or any of its subsidiaries or (iv) relates to the voting of any membership interest of the Company.

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(e)          No Conflict. Other than as a result of the filing of the CHC Cases, the distribution of the Rights, and, subject to entry of the Confirmation Order and consummation of the Plan, the sale, issuance and delivery of the Notes, the consummation of the Rights Offering by the Company, the sale, issuance and delivery of the Unsubscribed Notes pursuant to the terms hereof, and the execution and delivery (or, with respect to the Plan, the filing with the Bankruptcy Court) by the Company of this Agreement, the Transaction Agreements and the Plan and compliance by it with all of the provisions hereof and thereof and the consummation of the Restructuring (including compliance by the Investors with their respective obligations hereunder and thereunder): (i) will not conflict with or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent expressly provided in or contemplated by the Plan, in the acceleration of, or the creation of any Lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Debtor is a party or by which any Debtor is bound or to which any of its properties or assets is subject; (ii) will not result in any violation of the provisions of the organizational documents of the Company or its subsidiaries; and (iii) assuming the accuracy of the Investors’ representations and warranties in Section 4, will not result in any violation of, or any termination or material impairment of any rights under, any law, statute, subject to compliance with Antitrust laws, or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any Debtor or any of its properties, except in any such case described in clause (i) or clause (iii), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(f)          Consents and Approvals. Assuming the accuracy of the Investors’ representations and warranties in Section 4, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties is required for the distribution of the Rights, the sale, issuance and delivery of the Notes upon exercise of the Rights, the issuance, sale and delivery of Unsubscribed Notes to the Investors hereunder, the consummation of the Rights Offering by the Company and the execution and delivery by the Company of this Agreement or the Plan and performance of and compliance by it with all of the provisions hereof and thereof (including payment of the Put Option Premium and Transaction Expenses of the Investors, as applicable, as required hereby) and the consummation of the Restructuring, except (i) the entry of the Confirmation Order and the PSA Approval Order, if applicable, (ii) any applicable filings under Antitrust laws, if required, and (iii) such consents, approvals, authorizations, registrations or qualifications required for the transactions contemplated by this Agreement the absence of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Antitrust laws” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder and any similar law enforced by any governmental antitrust entity of any jurisdiction (foreign or domestic) regarding pre-acquisition notifications for the purpose of competition reviews of mergers and acquisitions, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other applicable laws that are designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or effectuating foreign investment.

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(g)          Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) since January 1, 2016 and prior to the date of this Agreement (the “Exchange Act Documents”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of the dates indicated and the results of their operations and their cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as disclosed in the Exchange Act Documents).

(h)          SEC Documents. The Company has filed all required reports, proxy statements, forms, and other documents with the SEC since December 31, 2015 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective date, complied in all material respects with the requirements of the Securities Act and the Exchange, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has filed with the SEC all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the SEC Documents.

(i)           No Violation. No Debtor is, except as a result of the CHC Cases or as disclosed prior to the date of this Agreement in the Exchange Act Documents, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such default or violation, that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(j)           Legal Proceedings. Except in respect of the CHC Cases and any adversary proceedings or contested motions commenced in connection therewith, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge, after reasonable inquiry, of the individuals set forth on Schedule 3(j) to the Disclosure Schedules, (the “Knowledge of the Company”), threatened (including “cease and desist” letters), against, nor any outstanding judgment, order, writ or decree against, the Company or any of its subsidiaries or any of its or their respective assets before or by any Governmental Entity, which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect..

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(k)          No Other Proceedings. Other than the Scheme of Arrangement in the Cayman Islands and the insolvency proceedings in Canada, the detailed terms of which have been disclosed by the Debtors to the Plan Sponsor Investors on or prior to the date of this Agreement (the “Foreign Proceedings Plan”), which proceedings in the Cayman Islands and Canada shall require the consent of the Requisite Plan Sponsors to be modified in a manner inconsistent with the Foreign Proceedings Plan, there are no other foreign insolvency proceedings or approvals necessary in connection with the Restructuring or that are required in order to consummate the Restructuring.

(l)          No Broker’s Fees. Except for agreements with PJT Partners LP with respect to the Debtors (and not the Investors), neither the Company nor any of its subsidiaries is a party to any binding agreement, contract, instrument or arrangement, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent or memorandum of understanding, and any amendments thereto (each, a “Contract”), with any person that would give rise to a valid claim against a Debtor or the Investors for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Rights or the Notes.

(m)         Arm’s-Length. The Company acknowledges and agrees that (i) each of the Investors is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offerings) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its subsidiaries and (ii) no Investor is advising the Company or any of its subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

(n)          No Material Adverse Effect. Since July 31, 2016, (i) there has been no event, development, occurrence or change that has occurred or exists that would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.

(o)          [Reserved.]

(p)          Compliance with Laws. Subject to the requirements of applicable local laws and other than as a result of the filing of the CHC Cases, (i) the Company is not in violation of its Second Amended and Restated Memorandum and Articles of Association, and (ii) no subsidiary of the Company is in violation of its respective charter or bylaws or similar organizational document in any material respect. Neither the Company nor any of its subsidiaries is in violation of any law or any judgment, order, award, injunction, writ, permit, license or decree (“Order”) of any (a) any national, federal, state, county, municipal, local or foreign or supranational government, or other political subdivision thereof, (b) any entity exercising executive, legislative, judicial, regulatory, tribunal, taxing or administrative functions, and (c) any arbitrator or arbitral body or panel, department, ministry, instrumentality, agency, court, commission or body of competent jurisdiction, which would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect

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(q)          Securities Registration Exemption. Assuming the truth and accuracy of the representations of each Investor set forth in this Agreement in Sections 4(g) to (k) and each Offeree in the Ballot (or subscription form), the issuance of the Notes in the manner contemplated by the Disclosure Statement shall be exempt from registration pursuant to Section 4(a)(2) under the Securities Act and/or Regulation D thereunder.

(r)           Employer Plans.

Except as set forth in Schedule 3(r) to the Disclosure Schedules or except as would not, individually or in the aggregate, result in a Material Adverse Effect:

(i)          each employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) maintained for current or former employees of the Company or any of its subsidiaries or any other person with whom the Company is considered a single employer under Section 414 of the Internal Revenue Code (the “Code”) or Title IV of ERISA, to which the Company or any of its subsidiaries is required to contribute, including any pension, profit-sharing, retirement, death, disability, supplemental retirement, welfare benefit, retiree health, life insurance, compensation, employment, change in control, bonus, equity or equity-based compensation, retention, severance, termination, deferred compensation or other similar agreement, arrangement, plan, policy or program that the Company or any of its subsidiaries, maintains, sponsors, contributes to, is a party to, or as to which Company or any of its subsidiaries otherwise has any material obligation or material liability, but excluding (x) any multiemployer plan (as defined in Section 3(37) of ERISA) that is maintained in the United States and (y) any non-U.S. defined-benefit pension plan (other than plans that are mandated by applicable Law and administered by a Governmental Entity) in the case of each of clauses (x) and (y), for the benefit of employees of multiple unrelated employers and to which Company or any of its subsidiaries contributes or is required to contribute and which is not maintained or administered by Company or any of its subsidiaries (a “Multiemployer Plan”) (other than any plan to which any of the Company or its subsidiaries contributes (or has an obligation to contribute) pursuant to applicable law and that is sponsored or maintained by a Governmental Entity) (an “Employee Benefit Plan”) complies with, and has been operated and administered in compliance with its terms and all applicable laws;

(ii)         with respect to any Employee Benefit Plan, no actions, Liens, lawsuits, claims or complaints (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings) are pending or, to the Knowledge of the Company, threatened, and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, Liens, lawsuits, claims or complaints;

(iii)        to the Knowledge of the Company, (x) none of the Employee Benefit Plans are presently under audit or examination, nor is a potential audit or examination reasonably anticipated, by the IRS, the Department of Labor or any other Governmental Entity and (y) to the Knowledge of the Company, no event has occurred with respect to an Employee Benefit Plan which would reasonably be expected to result in a liability of any of the Company or its subsidiaries to any Governmental Entity;

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(iv)        all contributions and premiums required to have been paid by the Company or any of its subsidiaries to any Contract or other funding arrangement, or pursuant to any applicable law (including ERISA and the Code and similar provisions of non-U.S. law) or collective bargaining or similar agreements have been paid within the time prescribed by any such plan, agreement or applicable law;

(v)         no Employee Benefit Plan provides for reimbursement or gross-up of any excise tax under Section 409A or Section 4999 of the Code;

(vi)        the Company and its subsidiaries are in compliance with any and all requirements of the Patient Protection and Affordable Care Act, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service, the Department of Labor or the Department of Health and Human Services (the “ACA”) and no condition exists that would reasonably be expected to present a risk to any of the Company or its subsidiaries of incurring any tax, penalty or other liability under the ACA;

(vii)       each Employee Benefit Plan that is an underfunded pension plan or other retirement plan subject to minimum funding standards under applicable law, satisfies such standards, as applicable, no waiver of such funding has been sought or obtained, and no Governmental Entity has issued, or, to the Knowledge of the Company, would reasonably be expected to issue, any contribution notices or financial support directions in respect of such an Employee Benefit Plan;

(viii)      (x) none of the Company or its subsidiaries has incurred any unsatisfied liability (including withdrawal liability) in respect of any Multiemployer Plan and (y) no liability under Title IV or Sections 302, 303 or 304 of ERISA or Sections 412, 430 or 431 of the Code or similar provisions of non-U.S. law has been incurred by any of the Company or its subsidiaries, and no condition exists that would reasonably be expected to present a risk to any of the Company or its subsidiaries of incurring any such liability, including as a consequence of being considered a single employer with any other person under Section 414 of the Code or Title IV of ERISA or a similar provision of non-U.S. law; and

(ix)         neither the execution of, nor the completion of the transactions contemplated by, this Agreement (whether alone or in connection with any other event(s)), will result in (i) severance pay or an increase in severance pay upon termination after the date hereof to any current or former employee of any of the Company or its subsidiaries, (ii) any payment or benefit becoming due, or increase in the amount of any payment or benefit due, to any current or former employee, director or independent contractor of any of the Company or its subsidiaries or (iii) acceleration of the time of payment or vesting or result in funding of compensation or benefits to any current or former employee, director or independent contractor of any of the Company or its subsidiaries.

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(s)          Labor Relations.

(i)          Except as set forth in Schedule 3(s) to the Disclosure Schedules or except as would not, individually or in the aggregate, result in a Material Adverse Effect, (x) no labor strike, slowdown, work stoppage, picketing, leafleting, sit-in, boycott, material labor dispute, lockout, concerted refusal to work overtime or similar form of organized labor disruption directed at the Company or any of its subsidiaries is in effect or, to the Knowledge of the Company, threatened with respect to employees of any of the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries has experienced any such labor controversy, dispute or organized labor disruption within the past two years, and (y) no unfair labor practice charge is pending against the Company or any of its subsidiaries before the National Labor Relations Board or any similar local, state, or federal agency or office, or to the Knowledge of the Company are any such charges threatened against the Company or any of its subsidiaries.

(ii)         No inspection, action, complaint, charge, inquiry, investigation, employment-related audit, labor-related audit, suits, claims, arbitrations, demands, notice of non-compliance or proceedings by or on behalf of any current or former employee, labor organization (including any union or works council) or other appointed, elected, identified, or recognized representative of the employees of any of the Company or any of its subsidiaries (including persons employed jointly by such entities with any other staffing or other similar entity) is pending or, to the Knowledge of the Company, threatened that has had or would reasonably be expected to result in a Material Adverse Effect.

(iii)        The Company has, prior to the entry into this Agreement, made available to the Investors or their advisors, or provided an opportunity to review, true and complete copies of all written collective agreements and all written material memoranda of understanding, contracts, letters, side letters and contractual obligations of any kind, nature and description (“Collective Bargaining Agreements”), that have been entered into between or that involve or apply to the Company or any of its subsidiaries and/or any Employee Representative (as defined herein) applicable to persons employed by the Company or any of its subsidiaries in effect as of the date of this Agreement and the status of any negotiations with any labor organization, works council, workers’ committee, union representatives or any other type of employees’ representatives appointed, elected, identified or recognized for collective bargaining purposes (collectively “Employee Representatives”) ongoing as of the date of this Agreement. Prior to the date of this Agreement, the Company provided a list to the Investors or their advisors of any jurisdiction in which the employees of the Company or any of its subsidiaries are represented by an Employee Representative and, to the Knowledge of the Company, no other union organizing efforts or Employee Representatives’ elections or similar form of activity is ongoing at the Company or any of its subsidiaries or, to the Knowledge of the Company, are threatened with respect to any such employees. Except as set forth in Schedule 3(s) to the Disclosure Schedules or except as does not constitute a Material Adverse Effect, neither the Company nor any of its subsidiaries is subject to any obligation (whether pursuant to Law or Contract) to notify, inform and/or consult with, or obtain consent from, any Employee Representative regarding the transactions contemplated by this Agreement prior to entering into this Agreement.

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(iv)        The Company and each of its subsidiaries has complied in all respects with all applicable Laws relating to labor and employment including but not limited to all applicable Laws relating to the payment of wages, salaries, fees, commissions, bonuses, overtime pay, holiday pay, sick pay, benefits and all other compensation, remuneration and emoluments due and payable to such employees under any Company Plan or any applicable Collective Bargaining Agreement or Law, collective bargaining, reductions in force, equal employment opportunities, working conditions, employment discrimination, harassment, civil rights, safety and health, disability, employee benefits, employee classification, workers’ compensation, immigration, family and medical leave, and the collection and payment of withholding or social security taxes, except to the extent that any noncompliance does not constitute a Material Adverse Effect and, for the avoidance of doubt, except for any payments that are not permitted by the Bankruptcy Court or the Bankruptcy Code.

(t)           Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect (i) to the Knowledge of the Company, the Company and its subsidiaries own, free and clear of all Liens (other than licenses to Intellectual Property granted in the ordinary course of business), all worldwide intellectual and industrial property rights, including patents, utility models, trademarks, service marks, trade names, corporate names, trade dress, domain names, and other source indicators (and all goodwill relating thereto), copyrights and copyrighted works, inventions, know-how, trade secrets, methods, processes, formulae, technical or proprietary information, and technology and all registrations, applications, renewals, re-examinations, re-issues, divisions, continuations, continuations-in part and foreign counterparts thereof (“Intellectual Property”) for which registrations and applications have been filed in their names that are not expired or abandoned that are used in the conduct of the business of the Company and its subsidiaries and that are purported to be owned by the Company (“Company Intellectual Property”); (ii) the Company Intellectual Property for which registrations or applications have been filed in their names and that are not expired or abandoned, is subsisting and unexpired, and to the Knowledge of the Company, valid and enforceable; (iii) to the Knowledge of the Company, the Company and its subsidiaries own or has a valid right to use all Intellectual Property necessary and sufficient to conduct the business of the Company and its subsidiaries; (iv) to the Knowledge of the Company, the conduct of the business of the Company and its subsidiaries does not infringe, dilute, misappropriate or otherwise violate the Intellectual Property of any third party and no person is infringing, diluting, misappropriating or otherwise violating any Company Intellectual Property; and (v) the Company and its subsidiaries take reasonable actions to protect (x) the trade secrets and confidential information owned by any of the Company or any of its subsidiaries, including by taking commercially reasonable steps to cause each employee of the of the Company or any of its subsidiaries to comply with a policy of maintaining the confidentiality of any trade secret and confidential information, and (y) the security and operation of their software, websites and systems (and the data therein), and, to the Knowledge of the Company, there have been no breaches or outages of the of the Company’s or any of its subsidiaries’ software, websites and systems (and the data therein).

(u)          Title. Except for any Liens in respect of any secured Indebtedness (as defined below) of the Company and its subsidiaries, each of the Company and its subsidiaries (a) has good and marketable title to its property that is owned real property, (b) has valid leases to its property that is leased real property and (iii) good and valid title to or a valid leasehold interest in all of its other property, other than negligible assets not material to the operations of the Company or any of its subsidiaries, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect. Notwithstanding the foregoing, and for the avoidance of doubt, the representations and warranties set out in this Section 3(u) shall not apply to aircraft equipment, the applicable provisions of which are set forth in Section 3(v).

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(v)          Aircraft Owned and Leased. Schedule 3(v) of the Disclosure Schedules lists each Aircraft as of the date hereof (1) legally and/or beneficially owned by the Company or any of its subsidiaries or (2) leased by the Company or any of its subsidiaries under a lease agreement with a third party (excluding, for the avoidance of doubt, an intragroup lease) (an “Aircraft Lease”). As of the date hereof, each Aircraft is either (a) legally and/or beneficially owned by the Company or any of its subsidiaries or (b) subject to a right to possess by the Company or any of its subsidiaries under an Aircraft Lease (excluding, for the avoidance of doubt, any intragroup lease). As of the date hereof, except as would not, individually or in the aggregate, result in a Material Adverse Effect, each such Aircraft and the interest of any of the Company or its subsidiaries under any Aircraft Lease relating to any Aircraft, is free and clear of all Liens, other than Liens arising from or relating to industry pooling arrangements, “permitted liens” (or any other phrase of similar meaning) or any other Liens neither the Company nor any of its subsidiaries are then required to terminate or discharge or for which neither the Company nor any of its subsidiaries is responsible under the terms of the relevant Aircraft Lease, related transaction documentation or pursuant to the terms of Contracts for Indebtedness applicable to such Aircraft. “Indebtedness” means, with respect to any person, (i) obligations of such person for borrowed money (including accrued and unpaid interest and the full redemption value of any premiums, costs or penalties associated with repaying such obligations), or with respect to deposits or advances of any kind, (ii) obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) obligations of such person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practice), (iv) obligations of such person under conditional sale or other title retention agreements relating to any property purchased by such person, (v) obligations of such person incurred or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of business consistent with past practice), (vi) lease obligations of such person required to be recorded as capital leases under GAAP, (vii) obligations of others secured by a Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (viii) obligations of such person under interest rate, currency or commodity derivatives or hedging transactions, (ix) letters of credit or performance bonds issued for the account of such person and (x) guaranties and arrangements having the economic effect of a guaranty by such person of any Indebtedness. “Aircraft” means either collectively or individually, as applicable, the aircraft described in Schedule 3(v) to the Disclosure Schedules.

(w)         [Reserved.]

(x)          Permits and Licenses. Other than as a result of the filing of the CHC Cases and other than as disclosed in Schedule 3(x) to the Disclosure Schedules, the Company and its subsidiaries possess all certificates, authorizations, approvals, licenses and permits, issued by the relevant Governmental Entity, necessary to conduct their respective businesses as currently conducted (the “Permits”), including all licenses, certificates of authority, permits or other authorizations that are required from any Governmental Entity in connection with the operation, ownership, leasing or chartering of the aircraft and the provision of aircraft maintenance services, except where the failure to possess any such Permits, individually or in aggregate, would not have a Material Adverse Effect and, to the Knowledge of the Company, such Permits are in full force and effect and not subject to default, or the subject of a proceeding for suspension, revocation or cancellation.

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(y)          Jurisdictions of Operations. Other than as a result of the filing of the CHC Cases, the Company, its relevant subsidiaries and affiliates, and its joint venture companies and strategic partners, as applicable, hold air operator’s certificates (or such similar document as is applicable in the relevant jurisdiction) sufficient to operate aircraft in the manner and jurisdictions in which its aircraft are currently operated.

(z)          Compliance with Environmental Laws.

(i)          The Company and each of its subsidiaries have, since December 31, 2013, complied and are in compliance with all Environmental Laws, which compliance includes maintaining and complying with all Permits, licenses, exemptions and other approvals required of them under applicable Environmental Laws to conduct their respective businesses and occupy each of their properties, except for noncompliance, which would not reasonably be expected to result in a Material Adverse Effect.

(ii)         Except with respect to matters that have been fully and finally settled or resolved, no Environmental Claim is pending, or to the Knowledge of the Company threatened, against the Company or any of its subsidiaries which would reasonably be expected to result in a Material Adverse Effect.

(iii)        None of the Company or any of its subsidiaries has released any gasoline or petroleum (include crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, or any other substances that are regulated (collectively, “Materials of Environmental Concern”) pursuant to or could give rise to liability under any Environmental Law in a manner that would reasonably be expected to a result in a Material Adverse Effect, and, to the Knowledge of the Company, Materials of Environmental Concern are not present at, under, in or affecting any property currently or formerly owned, leased or used by any of the Company or any of its subsidiaries, that would reasonably be expected to result in a Material Adverse Effect.

(iv)        The Restructuring will not give rise to (i) any obligations to obtain the consent of any Governmental Entity under any Environmental Laws or (ii) any action to revoke, terminate, withdraw, cancel, limit, condition, appeal or otherwise review, or any other adverse effect on, any permits, licenses or other approvals required of the Company or any of its subsidiaries under applicable Environmental laws to conduct their respective business and occupy each of their properties, in each case, which would reasonably be expected to materially and adversely impact the Company or any of its subsidiaries.

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(v)         To the Knowledge of the Company, the Company has made available to the Investors or their advisors true and complete copies of all material, non-privileged environmental reports, audits and investigations relating to the Company and its subsidiaries and each of the properties owned or operated by it or them.

For purposes of this agreement: (x) “Environmental Claim” means any complaint, summons, citation, investigation, directive, notice of violation, order, claim, demand, action, litigation, judicial or administrative proceeding or judgment from any Governmental Entity or any other Person, alleging (a) any actual or alleged violation of any Environmental Law; (b) injury or damages to the environment, natural resources, any Person (including wrongful death) or property (real or personal) caused by Hazardous Materials or associated with alleged violations of Environmental Laws; or (c) actual or alleged threatened release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials either (i) on, at, under or migrating from any assets, properties or businesses currently or formerly owned or operated by the Company or any of its subsidiaries or any predecessor in interest, (ii) from adjoining properties or businesses, or (iii) on, at, under or migrating to any facilities which received Hazardous Materials generated by the Company or any of its subsidiaries or any predecessor in interest, (y) “Environmental Laws” means any and all applicable foreign or domestic, federal or state (or any subdivision of any of them), statutes, ordinances, orders, rules, regulations, judgments, decrees, permits, licenses or binding determinations of any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Entity, or any other legal requirements of Governmental Entities relating to pollution or protection of the environment, natural resources or human health and safety as related to exposure to hazardous substances, and (z) “Hazardous Materials” means, regardless of amount or quantity, any substance, waste, element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste under Environmental Laws including any Materials of Environmental Concern.

This Section 3(z) contains the sole and exclusive representations and warranties of the Company and its subsidiaries with respect to environmental matters, including those arising under Environmental Laws.

(aa)        Tax Matters.

Except as set forth in Schedule 3(aa) to the Disclosure Schedules or except as would not, individually or in the aggregate, have a Material Adverse Effect:

(i)          Each of the Company and its subsidiaries has duly and timely filed or caused to be duly and timely filed (taking into account any applicable extension of time within which to file) with the appropriate taxing authorities all material tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information Tax Returns) for taxes (“Tax Returns”) that are required to be filed by, or with respect to, each of the Company and its subsidiaries, except in respect of taxes (A) which are being contested in good faith and by appropriate proceedings, (B) for which adequate reserves have been established in accordance with GAAP or (C) with respect to the Debtors only, to the extent the non-payment thereof is permitted by the Bankruptcy Code. Such Tax Returns accurately reflect all material liability for taxes of the Company and its subsidiaries for the tax periods covered thereby and such tax liability has been paid in full, except, in each case, as provided in the preceding sentence and subject to any tax claims filed in the CHC Cases with respect to one or more of the Debtors.

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(ii)         There are no Liens or encumbrances for taxes upon the assets of any of the Company or any of its subsidiaries except for statutory Liens for current taxes not yet overdue or Liens for taxes that are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves have been established in accordance with GAAP.

(iii)        Neither the Company nor any of its subsidiaries has received any written notices from any taxing authority relating to any issue that could materially affect the tax liability of the Company or any of its subsidiaries, other than any tax claims (A) filed in the CHC Cases with respect to one or more of the Debtors or (B) in respect of which adequate reserves have been established in accordance with GAAP. No unresolved material deficiencies for any Tax Returns have been proposed or assessed against or with respect to any of the Company or any of its subsidiaries (and there is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of any of the Company or any of its subsidiaries pending or raised) in each case by any taxing authority in writing to any of the Company or any of its subsidiaries other than any tax claims (A) filed in the CHC Cases with respect to one or more of the Debtors or (B) in respect of which adequate reserves have been established in accordance with GAAP.

(iv)        All material taxes that the Company and its subsidiaries (taken as a whole) were (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid to the proper authorities to the extent due and payable and not prohibited by the Bankruptcy Code.

(v)         There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any of its subsidiaries or any predecessor or any other party (including any predecessors thereof) under which the Company or any of its subsidiaries is a party to or otherwise bound by, other than such agreements (i) that are entered in the ordinary course of business or (ii) that are not expected to result in a liability for taxes that is material to the Company and its subsidiaries taken as a whole.

(vi)        No subsidiary of the Company that is required to file a U.S. Tax Return has engaged, directly or through any subsidiary, in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) for tax years since 2012.

(vii)       Neither Schreiner Airways Panama Operating SA, Schreiner Airways Panama SA, Heli-One Australia Pty Limited, Heli-One American Leasing Inc., nor OSCO & Chi Arabia Ltd holds, relative to the aggregate of the Company and its subsidiaries, any material assets or produces any material income and the capital stock of none of such companies has any material value as of the date hereof or will on the Plan Effective Date.

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(viii)      The Company is not engaged in a trade or business in any jurisdiction other than the Cayman Islands.

(ix)         The Company is not subject and has never been subject to tax in any jurisdiction other than the Cayman Islands.

(x)          Subject to the receipt from the holder of any applicable documentation reasonably requested, the exchange of the Secured Notes (as defined in the Plan Support Agreement) and Unsecured Notes (as defined in the Plan Support Agreement) pursuant to the Restructuring and distributions by the Company with respect to the Notes will not be subject to withholding tax (other than withholding tax imposed solely as a result of a present or former connection between the recipient of such distribution and the jurisdiction imposing such tax).

Notwithstanding the foregoing, the representations and warranties shall not be deemed to address any loss or credit carryforwards of the Company or any of its subsidiaries to any taxable period (or portion thereof) that begins after the date hereof.

(bb)        Internal Control Over Financial Reporting. The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. To the Knowledge of the Company, there are no material weaknesses in its internal control over financial reporting.

(cc)        Disclosure Controls and Procedures. The Company has implemented and maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that have been designed to ensure that information relating to the Company and its subsidiaries required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to the individuals responsible for the preparation of the Company’s filings with the SEC as appropriate to allow timely decisions regarding required disclosure.

(dd)        Material Contracts.

(i)          Except as set forth in Schedule 3(dd) to the Disclosure Schedules or other than as a result of the filing of the CHC Cases, (a) all Material Contracts are valid, binding and enforceable by and against the Company or its relevant subsidiary, (b) no written notice to terminate, cancel, not renew or change the scope of rights or obligations under any Material Contract has been delivered to the Company or any of its subsidiaries and (c) neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any other party to any Material Contract, is in material default or material breach under the terms thereof (and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a material default or breach)

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(ii)         Except for purchase orders issued under any master service agreements, the Company has, prior to the entry into this Agreement, made available to the Investors or their advisors, or provided an opportunity to review, true and complete copies of each Contract referred to in clause (x) of the definition of Material Contract below, and representative samples of the Contracts referred to in clauses (y) and (z) of the definition of Material Contract in clause (iii) below.

(iii)        For purposes of this Agreement, “Material Contract” means any Contract necessary for the operation of the business of the Company and its subsidiaries that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC or required to be filed as exhibits to the SEC Documents and, if not otherwise required to be so file, includes (x) each Contract involving Indebtedness of the Company or any subsidiary exceeding ten million dollars ($10,000,000), (y) each of the helicopter operational agreements with the Company and its subsidiaries’ ten largest customers (measured by reference to the Company and its subsidiaries’ annual revenue), as set forth on a schedule provided to the Investors or their advisors prior to the date of this Agreement, pursuant to which the Company or any of its subsidiaries provides helicopter support services, including any material amendments thereto and (z) each material agreement with the Company and its subsidiaries’ four largest suppliers (measured by reference to the aggregate annual costs and expenses of the Company and its subsidiaries), as set forth on a schedule provided to the Investors or their advisors prior to the date of this Agreement, pursuant to which the Company or any of its subsidiaries was supplied with raw materials, supplies, aircraft, aircraft engines or aircraft parts, including any material amendments thereto; provided that, for the avoidance of doubt, “Material Contracts” shall exclude any Contract relating to a lease, mortgage or other financing of aircraft equipment.

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(ee)        Anti-Corruption.1

(i)          Since the date five (5) years prior to the date of this Agreement,, neither the Company nor any of its subsidiaries nor any of their respective current directors, officers or employees, nor, to the Knowledge of the Company, any of their respective former directors, officers or employees, nor, to the Knowledge of the Company, any agent, distributor or other Person acting on behalf of the Company or any of its subsidiaries (such agents, distributors or other Person acting on behalf of the Company or any of its subsidiaries, collectively, the “Relevant Persons”) has, directly or indirectly, taken any action that is or would result in a violation of, or, directly or indirectly, offered, promised, made any payment of or provided anything of value to any Person in violation of, the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law enacted in any applicable jurisdiction in connection with, or arising under the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, or any similar applicable anti-corruption or anti-bribery Laws, rules, or regulations issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Corruption Laws”). Since the date five (5) years prior to the date of this Agreement, neither the Company nor any of its subsidiaries nor any of their respective current directors, officers or employees, nor, to the Knowledge of the Company, any of their respective former directors, officers or employees, nor, to the Knowledge of the Company, any Relevant Person received written notice that it has been or is the subject of any Legal Proceeding (including any action relating to any alleged or actual breach of any Anti-Corruption Laws) by any Governmental Authority. No Legal Proceeding (including relating to Anti-Corruption Laws) involving the Company, any of its subsidiaries, any of their respective current directors, officers or employees, or, to the Knowledge of the Company, any of their respective former directors, officers or employees, or to the Knowledge of the Company, any Relevant Person has been commenced or taken by any person since the date five (5) years prior to the date of this Agreement, or is likely to be commenced or taken. There is no dispute, allegation, request for information, notice of potential liability, or any other action regarding any actual or possible violation by the Company or any of its subsidiaries, or, to the Knowledge of the Company, any of their respective current or former directors, officers or employees or, to the Knowledge of the Company, any Relevant Person of any Anti-Corruption Law pending or threatened against the Company or any of its subsidiaries, any of their respective current or former directors, officers or employees or any Relevant Person.

(ii)         The Company and its subsidiaries have implemented and maintain policies, procedures and controls reasonably designed to ensure compliance by each of the Company, its subsidiaries, their respective directors, officers or employees, and Relevant Persons with Anti-Corruption Laws.

(iii)        Neither the Company nor any of its subsidiaries nor any of their respective current directors, officers or employees, nor to the Knowledge of the Company, any of their respective former directors, officers or employees, nor to the Knowledge of the Company, any Relevant Person, has taken (since the date five (5) years prior to the date of this Agreement) or will take, directly or indirectly, any act in furtherance of any payment, gift, bribe, rebate, loan, payoff, kickback or any other transfer of value, or offer, promise or authorization thereof, to any person, including any Government Official, for the purpose of: (i) improperly influencing or inducing such person to do or omit to do any act or to make any decision in an official capacity or in violation of a lawful duty, (ii) inducing such person to influence improperly his or her or its employer, public or private, or any Governmental Authority, to affect an act or decision of such employer or Governmental Authority, including to assist any person in obtaining or retaining business or (iii) securing any improper advantage. For purposes of this Agreement, (i) “Government Official” shall mean any (i) officer, employee or other person acting for or on behalf of any Governmental Entity or public international organization or (ii) holder of, or candidate for, public office, political party or official thereof or member of a royal family, or any other person acting for or on behalf of the foregoing; and (ii) “Governmental Entity” shall mean any transnational, multinational, domestic or foreign federal, state, provincial or local governmental, regulatory or administrative authority, instrumentality, department, court, arbitrator, agency, commission or official, including any political subdivision thereof, any state-owned or state-controlled enterprise, or any non-governmental self-regulatory agency, commission or authority.

1 For purposes of Section 3(ee), Section 3(ff) and Section 3(gg) only, the definition of “Knowledge of the Company” is as follows:

The knowledge, after reasonable inquiry, of the individuals set forth on Schedule 3(j), and the knowledge that each such person, as a prudent person, would have obtained in the conduct or performance of his or her duties (including through reasonable inquiry) as an officer of the Company.

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(iv)        None of the Company, any of its subsidiaries or any of their respective current directors, officers or employees or, to the Knowledge of the Company, any Relevant Person is a Government Official or consultant of a Government Official before whom a matter or application of the Company or any of its subsidiaries is pending, and there is no existing family relationship between any officer, director, employee, agent, distributor or other person acting for or on behalf of the Company or any of its subsidiaries and any Government Official.

(v)         Since the date five (5) years prior to the date of this Agreement, none of the Company, any of its subsidiaries or any of their respective current directors, officers or employees, or to the Knowledge of the Company, any of their respective former directors, officers or employees or to the Knowledge of the Company, any Relevant Person have directly or indirectly (i) circumvented the internal accounting controls of the Company or any of its subsidiaries, (ii) falsified any of the books, records or accounts of the Company or any of its subsidiaries or (iii) made false or misleading statements to, or attempted to coerce or fraudulently influence, an accountant in connection with any audit, review or examination of the financial statements of the Company or any of its subsidiaries.

(ff)         Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been at all times, conducted in compliance in all material respects with (a) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and (b) the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar Laws (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

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(gg)        Compliance with Sanctions laws.

(i)          (a) Neither the Company nor any of its subsidiaries nor any of their respective current directors, officers or employees nor, to the Knowledge of the Company, any Relevant Person is a person or entity (i) that is listed or designated by the United Nations, United States, the European Union, the United Kingdom, or any Governmental Agency of any of the foregoing, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce, Her Majesty’s Treasury, or the Department of Business, Innovation and Skills of the United Kingdom (a “Sanctions Authority”) as being the target of Sanctions (whether designated by name or by reason of being included in a class of persons), to the extent transactions with such person or entity are prohibited by Sanctions, (ii) that is located in or incorporated under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions (which, as of the date of this Agreement, includes Cuba, Iran, North Korea, Sudan, Syria and Crimea) (with respect to a person being “located in” such country or territory, only to the extent that transactions with a person located in that country or territory are prohibited by Sanctions), or (iii) in which a 50% or greater ownership interest is directly or indirectly held by, or is otherwise directly or indirectly controlled by, or acting on behalf of, one or more persons referred to in (i) or (ii) above, to the extent transactions with such person or entity are prohibited by Sanctions (such person or entity referenced in clauses (i), (ii) or (iii), being a “Sanctioned Party”) or acting directly or indirectly for the benefit of a Sanctioned Party, (b) neither the Company, any of its subsidiaries or any of their respective current directors, officers or employees nor, to the Knowledge of the Company, any Relevant Person is acting directly or indirectly for the benefit of a person with whom any Investor would be prohibited by any trade, financial or economic sanctions laws, regulations, embargoes and orders (including executive orders) imposed, administered, enacted or enforced by a Sanctions Authority (“Sanctions”) from engaging in the transactions contemplated by this Agreement and (c) neither the Company nor any of its subsidiaries nor any of their respective current directors, officers or employees nor, to the Knowledge of the Company, any Relevant Person is designated as a denied person by the U.S. Commerce Department Bureau of Industry and Security or as a debarred party by the U.S. State Department’s Directorate of Defense Trade Control. In this Section 3(gg), the phrase “directors, officers or employees” shall mean such persons acting in their capacity as a director, officer or employee, respectively, of the Company or its subsidiaries.

(ii)         (a) The Company, each of its subsidiaries, their respective current directors, officers or employees and, to the Knowledge of the Company, the Relevant Persons, comply with all Sanctions, (b) since the date five (5) years prior to the date of this Agreement, neither the Company nor any of its subsidiaries nor their respective current directors, officers or employees, nor, to the Knowledge of the Company, any of their respective former directors, officers or employees, nor, to the Knowledge of the Company, any Relevant Person has taken any action, directly or indirectly, that would result in a violation of Sanctions, (c) since the date five (5) years prior to the date of this Agreement, neither the Company nor any of its subsidiaries nor their respective current directors, officers or employees nor, to the Knowledge of the Company, any of their respective former directors officers or employees, nor, to the Knowledge of the Company, any Relevant Person engaged directly or indirectly in transactions connected with any of North Korea, Cuba, Iran, Syria, Sudan, Syria or Crimea (at a time prior to the date of this Agreement, to the extent that country/territory-wide Sanctions were in force for such country or territory during that period), (d) since the date five (5) years prior to the date of this Agreement, neither the Company nor any of its subsidiaries nor their respective current directors, officers or employees nor, to the Knowledge of the Company, any of their respective former directors, officers or employees, nor, to the Knowledge of the Company, any Relevant Person has received written notice that it has been or is the subject of any Legal Proceeding (including any action relating to any alleged or actual breach of any Sanctions) by any Governmental Authority, and (e) to the Knowledge of the Company, no Legal Proceeding (including relating to Sanctions) involving the Company, any of its subsidiaries, their respective current or former directors, officers or employees or any Relevant Person has been commenced or taken by any person since the date five (5) years prior to the date of this Agreement, or is likely to be commenced or taken. There is no dispute, allegation, request for information, notice of potential liability, or any other action regarding any actual or possible violation by the Company or any of its subsidiaries, or, to the Knowledge of the Company, their respective current or former directors, officers or employees or, to the Knowledge of the Company, any Relevant Person of any Sanctions pending or threatened against the Company or any of its subsidiaries, their respective current or former directors, officers or employees or any Relevant Person.

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(iii)        The Company and its subsidiaries have implemented and maintain policies, procedures and controls reasonably designed to ensure compliance by each of the Company and each of its subsidiaries, their respective directors, officers or employees and their Relevant Persons with Sanctions.

(iv)        Since the date five (5) years prior to the date of this Agreement, neither the Company nor any of its subsidiaries, nor, to the Knowledge of the Company, any Relevant Person has in the course of their actions for, or on behalf of, the Company or any of its subsidiaries exported or re-exported (including deemed exportation or re-exportation) (x) any merchandise, software or technology or other item subject to U.S. export controls in violation of the Export Administration Regulations, the International Traffic in Arms Regulations, or any other export control laws of the U.S. or (y) any merchandise, software or technology or other item subject to export control laws of another jurisdiction in violation of the laws of such other jurisdiction.

(v)         Since the date five (5) years prior to the date of this Agreement, neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any Relevant Person have in the course of their actions for, or on behalf of, the Company or any of its subsidiaries taken any actions, refused to take any actions, or furnished any information in violation of the U.S. anti-boycott laws, including anti-boycott laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury.

(vi)        The Company will not directly or indirectly use or make available the proceeds of the Rights Offering, or lend, invest, contribute or otherwise make available such proceeds, directly or indirectly, to or for the benefit of any Sanctioned Party or otherwise in a manner or for a purpose prohibited by Sanctions or if to do so would cause a violation of any Sanctions by any Investor

(vii)       The Company will not repay or permit the repayment of amounts due under this Agreement directly or, to the Knowledge of the Company, indirectly from funds sourced from a Sanctioned Party or from any proceeds of any business directly or, to the Knowledge of the Company, indirectly with any Sanctioned Party or otherwise in violation of Sanctions.

(hh)        Investment Company Act. Neither the Company nor any of its subsidiaries is, or, after the consummation of the Restructuring, will be, an “investment company” or a company “controlled” by an “investment company” within the meaning Investment Company Act of 1940 or otherwise subject to regulation under the Investment Company Act of 1940, as amended.

(ii)          Insurance. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) each of the Company and its subsidiaries is and has been continuously during the past two (2) years, insured by reputable and financially responsible third party insurers in respect of the operations and assets of the Company and its subsidiaries with policies issued, such policies having terms and providing coverages comparable to those that are customarily carried and insured against by owners of comparable business properties and assets and (ii) the third party insurance policies of the Company and its subsidiaries are in full force and effect in accordance with their terms and none of the Company and its subsidiaries is in material default under the terms of any such policy.

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(jj)          Material Aircraft Leases. With respect to aircraft currently operated by the Company and its subsidiaries that are being leased pursuant to aircraft leases with the ten largest lessors to the Company and its subsidiaries (measured by the number of aircraft leased to the Company and its subsidiaries) (such aircraft leases, in each case, as amended, modified or supplemented, the “Material Aircraft Leases”), which Material Aircraft Leases in the aggregate, as of October 3, 2016, accounted for approximately 95% of the aggregate number of leased aircraft operated by the Company and its subsidiaries, no breaches have occurred and are continuing under such Material Aircraft Leases that give the applicable lessor the right under section 365 of the Bankruptcy Code to terminate the right of the Company or such subsidiary, as applicable, to possess such aircraft, except for such terminations that would not, individually or in the aggregate, result in a Material Adverse Effect.

4.           Representations and Warranties of the Investors. Each of the Investors severally represents and warrants to the Company as set forth below. Each representation and warranty is made as of the date hereof.

(a)          Formation. Such Investor has been duly organized or formed, as applicable, and is validly existing as a corporation or other entity in good standing under the applicable laws of its jurisdiction of organization or formation.

(b)          Power and Authority. Such Investor has the requisite power and authority to enter into, execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform its obligations hereunder and thereunder, and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement and the Transaction Documents to which it is a party.

(c)          No Conflict. Subject to entry of the Confirmation Order and consummation of the Plan, the purchase of the Rights Offering Notes by such Investor upon exercise of the Rights, the purchase of the Unsubscribed Notes by such Investor pursuant to the terms hereof, and the execution and delivery by such Investor of this Agreement and compliance by it with all of the provisions hereof and the consummation of the transactions contemplated hereby (including compliance by the Company with its obligations hereunder): (i) will not conflict with or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent expressly provided in or contemplated by the Plan, in the acceleration of, or the creation of any Lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Investor is a party or by which such Investor is bound or to which any of its properties or assets is subject; (ii) will not result in any violation of the provisions of the organizational documents of the such Investor; and (iii) assuming the accuracy of the Company’s representations and warranties in Section 3, will not result in any material violation of, or any termination or material impairment of any rights under, any statute, subject to compliance with Antitrust laws, or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over such Investor or any of its properties, except in any such case described in clause (i) or clause (iii), for any conflict, breach, violation, default, termination, acceleration, impairment or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Investor’s performance of its obligations under this Agreement.

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(d)          Consents and Approvals. Assuming the accuracy of the Company’s representations and warranties in Section 3, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over any Investor or any of its properties is required for the purchase of the Rights Offering Notes by such Investor upon exercise of the Rights, the purchase of the Unsubscribed Notes by such Investor hereunder, the execution and delivery by the Investor of this Agreement and performance of and compliance by it with all of the provisions hereof and the consummation of the Restructuring, except (i) the entry of the Confirmation Order and the PSA Approval Order, (ii) any applicable filings under Antitrust laws, if required, and (iii) such consents, approvals, authorizations, registrations or qualifications which, if not made or obtained, will not prohibit, materially delay or materially and adversely impact such Investor’s performance of its obligations under this Agreement.

(e)          Execution and Delivery. This Agreement has been duly and validly executed and delivered by such Investor and constitutes its valid and binding obligation, enforceable against such Investor in accordance with its terms.

(f)           Securities Laws Compliance. The Unsubscribed Notes and the Put Option Premium Notes will not be offered for sale, sold or otherwise transferred by such Investor except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from or not subject to registration under the Securities Act and any applicable state securities laws.

(g)          Purchase Intent. Such Investor is acquiring Unsubscribed Notes and the Put Option Premium Notes for its own account or for the accounts for which it is acting as investment advisor or manager, and not with a view to distributing or reselling such Unsubscribed Notes or Put Option Premium Notes or any part thereof. Such Investor understands that such Investor must bear the economic risk of this investment indefinitely, unless the Unsubscribed Notes and the Put Option Premium Notes are registered pursuant to the Securities Act and any applicable state securities or Blue Sky laws or an exemption from such registration is available, and further understands that the Company has no present intention of registering the resale of any Unsubscribed Notes or Put Option Premium Notes.

(h)          Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act (an “Accredited Investor”).

(i)           Reliance on Exemptions. Such Investor understands that the Unsubscribed Notes and Put Option Premium Notes are being offered and sold to such Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire Unsubscribed Notes and Put Option Premium Notes.

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(j)           Sophistication. Such Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Notes to be acquired hereunder. Such Investor understands and is able to bear any economic risks associated with such investment (including the necessity of holding the Notes for an indefinite period of time) and is able to afford a loss of its investment in the Notes.

(k)          Access to Information. Such Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Debtors and to obtain additional information that it has requested to verify the accuracy of the information contained herein.

(l)           Legend. Such Investor understands that the Unsubscribed Notes and the Put Option Premium Notes acquired by it under this Agreement, if certificated, shall bear, or if uncertificated, shall be deemed to include, a customary Securities Act legend.

5.           Additional Covenants of the Company. The Company agrees with the Investors:

(a)          Plan and Disclosure Statement; Plan Support Agreement. To do the following: (i) file the Plan and a related disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court, each in form and substance reasonably satisfactory to the Debtors and the Requisite Plan Sponsors; (ii) seek the entry of an order by the Bankruptcy Court, in form and substance reasonably acceptable to the Debtors and the Requisite Plan Sponsors, approving the Disclosure Statement (the “Disclosure Statement Order”); (iii) seek the entry of the Confirmation Order by the Bankruptcy Court, in form and substance reasonably acceptable to the Debtors and the Requisite Plan Sponsors; and (iv) otherwise seek to satisfy the milestones set forth in Section 6(a)(ii) of the Plan Support Agreement. The Company will provide draft copies of the Restructuring Documents, including the Plan and the Disclosure Statement to the relevant Investors, as required under the Plan Support Agreement.

(b)          Rights Offering. To effectuate the Rights Offering in accordance with the Plan and the Rights Offering Order.

(c)          Unsubscribed Notes. To determine the amount of the Unsubscribed Notes, if any and, in good faith, to provide a Purchase Notice or a Satisfaction Notice that accurately reflects the amount of Unsubscribed Notes as so determined and to provide to the Investors a certification by the Subscription Agent of the Unsubscribed Notes or, if such certification is not available, such written backup to the determination of the Unsubscribed Notes as the Requisite Investors may reasonably request.

(d)          Antitrust laws. To promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the Antitrust laws so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of Notes pursuant to this Agreement or the Rights Offering, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties hereto to obtain any necessary approvals required for the transactions contemplated by this Agreement.

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(e)          [Reserved.]

(f)          Access to Books and Records. The Company on behalf of itself and its subsidiaries shall provide to the Investors and their respective advisors and representatives reasonable access during normal business hours (and without unreasonable disruption or interference with the conduct of the business) to all books, records (including financial statements, when available), documents, properties, personnel, advisors and representatives of the Company and its subsidiaries to the extent reasonably requested; however, in no event shall Investors and their respective advisors and representatives have the right to conduct invasive sampling or testing of soil or groundwater or other environmental media at the Company’s properties. In addition, the Company shall promptly provide written notification to the Investors of any material claim or litigation, arbitration or administrative proceeding that is overtly threatened in writing or filed against them from the date hereof against the Company or any of its subsidiaries until the earlier of the (i) Plan Effective Date and (ii) termination of this Agreement. Any requests for information and access provided by the Company to the Investors pursuant to this Section 5(f) shall be directed to the Company’s advisors. Each Investor hereby agrees that any information acquired by such Investor or its representatives pursuant to this Section 5(f) shall constitute “Confidential Information” as defined in those certain confidentiality agreements between each Investor and the Company and be subject to the terms and conditions thereof.

(g)          [Reserved.]

(h)          [Reserved.]

(i)           Indemnity and Reimbursement.

(i)          The Company, on behalf of itself and the other Debtors (in such capacity, the “Indemnifying Party”) shall, jointly and severally, indemnify, defend and hold harmless each Investor and its Affiliates, and its and their shareholders, directors, officers, partners and other equity holders, members, employees, agents, counsel, representatives, advisors and successors in interest (each, an “Indemnified Party”) for any losses in connection with, arising from or relating to any third party claims, challenges, litigation, investigations or proceedings, liabilities, damages and costs and expenses related thereto (which, for the avoidance of doubt, does not include any losses after the Closing Date related to the representations and warranties made in this Agreement) (collectively “Losses”) brought in connection with (a) any act or omission in connection with, arising from or relating to this Agreement, the Plan and the transactions contemplated thereby, including the Notes, the Restructuring or the transactions contemplated by this Agreement, including the fees payable hereunder or the use of proceeds of the Rights Offering or (b) the breach by the Company or any of its subsidiaries of this Agreement or any other third party claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Party is a party thereto, whether or not such proceedings are brought by the Company, its equity holders, Affiliates, creditors or any other person, and reimburse each Indemnified Party upon demand for reasonable and documented (with such documentation subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Party, apply to any Losses to the extent it is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of any of the Indemnified Parties, or a breach of this Agreement or the Plan Support Agreement; and provided further that so long as an Investor funds its Backstop Commitment (and satisfies its pro rata portion of the Unfulfilled Backstop Commitment, if any), such Investor shall be considered to be an Indemnified Party under this Agreement.

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(ii)         If an Investor has materially breached and not timely cured any such breach in respect of its covenants or obligations under this Agreement or the Plan Support Agreement after receipt of a timely notice prior to the termination of this Agreement or the Plan Support Agreement, then such Investor shall not be considered to be an Indemnified Party under this Agreement.

(iii)        Promptly after possession by an Indemnified Party of knowledge that a Loss exists (an “Indemnified Claim”), such Indemnified Party will, if an Indemnified Claim is to be made hereunder against the Indemnifying Party in respect thereof, promptly (and in any event within 10 Business Days) notify the Indemnifying Party in writing of the commencement thereof; provided that (a) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Party otherwise than on account of this Section 5(i). In case any such proceedings in respect of an Indemnified Claim (an “Indemnified Claim Proceeding”) are brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided that if the defendants in any such Indemnified Claim Proceedings include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Party shall have the right to select one separate counsel (for all Indemnified Parties) to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claim Proceedings on behalf of such Indemnified Party. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such Indemnified Claim Proceedings and reasonable approval by such Indemnified Party of counsel, the Indemnifying Party shall not be liable to such Indemnified Party for expenses incurred by such Indemnified Party in connection with the defense thereof (other than reasonable costs of investigation) unless (x) such Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the preceding sentence, (y) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of commencement of the Indemnified Claim Proceedings or (z) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Party.

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(iv)        The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent (not to be unreasonably delayed or withheld), but if settled with such consent, the Indemnifying Party shall indemnify the Indemnified Party from and against any Loss by reason of such settlement, subject to the rights of the Indemnifying Party in Section 5(i)(i) to claim exemption from its indemnity obligations. The Indemnifying Party shall not, without the prior written consent of an Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), enter into any settlement of any Indemnified Claim Proceeding unless such settlement (i) includes an explicit and unconditional release of all Indemnified Parties from the party bringing such Indemnified Claim Proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Party. The obligations of the Indemnifying Party under this Section 5(i) shall survive any termination or rejection of this Agreement.

(v)         All amounts paid by the Indemnifying Party to an Indemnified Party under this Section 5(i) shall, to the extent permitted by applicable law, be treated as adjustments to the Purchase Price paid by such Indemnified Party for the Unsubscribed Notes purchased by it for all Tax purposes. The provisions of this Section 5(i) are an integral part of the transactions contemplated by this Agreement and without these provisions the Investors would not have entered into this Agreement, and the obligations of the Company under this Section 5(i) shall constitute allowed administrative expense claims of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and the Company may comply with the requirements of this Section 5(i) without further Order of the Bankruptcy Court.

(j)           No Integration; No General Solicitation. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes, the Rights Offering and this Agreement in a manner that would require registration of the Notes to be issued by the Company on the Plan Effective Date under the Securities Act. None of the Company or any of its affiliates or any other Person acting on its or their behalf will solicit offers for, or offer or sell, any Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(k)          DTC Eligibility. The Company shall use its commercially reasonable efforts to make the Notes issued to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act) eligible for deposit with DTC.

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(l)           Use of Proceeds. All funds paid by the Investors to the Company in connection with the issuance of the Notes, without any deductions for fees or expenses, shall be used by the Company as set forth in the Plan and the Disclosure Statement.

(m)         Cooperating Regarding Security. The Company and its subsidiaries shall cooperate with the Investors in creating, perfecting and evidencing all security interests, mortgages, encumbrances and Liens on the collateral securing the Notes pursuant to the Security Documents.

(n)          New Board of Managers. On the Plan Effective Date, the composition of the board of managers (or directors, if applicable) of the Company shall be as described in the Term Sheet and subject to the applicable consultation rights as set forth therein.

(o)          Corporate Form. On the Plan Effective Date, the Company shall be a limited liability company organized under the laws of the Cayman Islands, unless otherwise determined by the Requisite Plan Sponsors in their sole discretion (in consultation with the Debtors (and to the extent changes to the corporate governance matters described in the Term Sheet, materially, adversely, disproportionately and directly affect the Investors other than the Plan Sponsor Investors, such Investors) and with the approval of the Bankruptcy Court) in another jurisdiction or with another corporate form, in which case this Agreement shall be amended as necessary to reflect such determination and the Company shall use its commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to cause the Company to be formed in such jurisdiction, and with such corporate form, as determined by the Requisite Plan Sponsors in their sole discretion (in consultation with the Debtors (and to the extent changes to the corporate governance matters described in the Term sheet, materially, adversely, disproportionately and directly affect the Investors other than the Plan Sponsor Investors, such Investors) and with the approval of the Bankruptcy Court). Notwithstanding anything to the contrary herein, the Company shall be taxable as a corporation.

(p)          New Unsecured Notes; Milestone Documents; ABL Restructuring; New Credit Facility.

(i)          The Company agrees to work in good faith to obtain documentation for the New Unsecured Notes, the transactions contemplated by the Milestone Documents, including the PK Financing, and the restructuring transactions contemplated by the ABL Term Sheet (if applicable) in respect of the ABL Financing (each capitalized term, as defined in the Plan Support Agreement) on terms in form and substance consistent with the Term Sheet and otherwise reasonably satisfactory to the Requisite Investors and the Debtors. The Company further agrees to work in good faith to obtain documentation for any credit facility provided as consideration on account of the claims of the holders of allowed Revolving Credit Facility Claims (as defined in the Term Sheet) (the “New Credit Facility”) or otherwise on terms reasonably satisfactory to the Requisite Plan Sponsors and the Debtors. Each of the Plan Sponsor Investors shall have the right to receive, upon reasonable request, and without limiting the obligations of the CHC Parties under the Plan Support Agreement, an update by the Company on, and a summary of, any material meetings, discussions or negotiations relating to the New Unsecured Notes, the transactions contemplated by the Milestone Documents, the PK Financing, the ABL Financing (if applicable) and the New Credit Facility.

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(ii)         The Company agrees to use its commercially reasonable efforts to cause (i) the Indenture to have terms and provisions reasonably satisfactory to the Requisite Plan Sponsors and the Debtors, and consistent with the terms therefor described in the Term Sheet and other terms and provisions that are customary for the Notes, (ii) an intercreditor agreement, among the agent under the New Credit Facility and the Trustee under the Indenture in form and substance reasonably satisfactory to the Requisite Plan Sponsors and the Debtors (the “Intercreditor Agreement”) and (iii) the security agreements, pledge agreements, collateral assignments, mortgages and related agreements, creating, evidencing or perfecting the security interests in the collateral securing the Notes substantially described in the Plan Support Agreement (the “Security Documents”) to contain the terms consistent with the Term Sheet and other terms and provisions that are customary for such agreement, which terms and conditions are consistent with those governing the corresponding agreements to the New Credit Facility.

(q)          Blue Sky. The Company shall, on or before the Closing Date, take such actions as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Rights Offering Notes, Backstop Notes or the Put Option Premium Notes issued hereunder for, sale or issuance to the Investors at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdiction, and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date. The Company shall make all filings and reports related to the offer and sale or issuance of the Rights Offering Notes, Backstop Notes or the Put Option Premium Notes issued hereunder required, including under applicable securities and “Blue Sky” laws of the states of the United States following the Closing Date. The Company shall pay all fees, costs and expenses in connection with satisfying the obligations set forth in this Section 5(q).

(r)           PFIC

(i)          To prepare and provide to Akin Gump, as counsel to the Plan Sponsor Investors, as soon as practicable, an analysis (with supporting calculations) with respect to the Company’s status as a passive foreign investment company (as such term is defined in section 1297 of the Internal Revenue Code, a “PFIC”) for the fiscal year in which the Closing Date occurs (taking into account reasonable projections for the remainder of the year), and determined both including and excluding periods prior to the Closing Date, and following the receipt of such analysis, to cooperate with Akin Gump, in good faith, to mitigate the risk that the Company would be characterized as a PFIC (it being understood that such cooperation is intended to be with respect to the initial positioning of the Company and its operations, and not a continuing obligation); and

(ii)         To diligently monitor facts and events that could materially affect or alter such analysis and to promptly update Akin in the event that the Company determines that there will be or has been a change in the Company’s status as or as not a PFIC; provided, however, that that this clause (ii) shall only apply so long as the Investors own in the aggregate more than 10% of the outstanding principal amount of the Notes or more than 10% of the New Equity of the Company on a fully diluted basis.

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6.           Additional Covenants of the Investors. Each of the Investors agrees, severally and not jointly, with the Company:

(a)          Information. To provide the Company with such information as it may reasonably request regarding such Investor for inclusion in the Disclosure Statement as may be required by applicable law.

(b)          Antitrust laws. To prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the Antitrust laws so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of Notes pursuant to this Agreement or the Rights Offering, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties hereto to obtain any necessary approvals required for the transactions contemplated by this Agreement.

(c)          Plan Support Agreement. To comply with the applicable agreements of Section 4(a) of the Plan Support Agreement

7.           Conditions to the Obligations of the Investors. The obligations of the Investors to consummate the transactions contemplated hereby on the Plan Effective Date are subject to the satisfaction of the following conditions (unless waived by the Requisite Investors):

(a)          Alternative Transaction. The Company shall not have made a public announcement of its intention not to pursue the Plan, or directly or indirectly, have sought, solicited, negotiated, encouraged, proposed, filed, supported, consented to, pursued, initiated, assisted, joined in, participated in the formulation of, or entered into any agreements relating to, or provided any information about, the Debtors for the purposes of entering into an Alternative Transaction (as defined in the Plan Support Agreement), and shall not have filed any motion or other filing seeking dismissal of the CHC Cases, the appointment of a trustee or examiner with expanded powers in the CHC Cases, the conversion of any of the CHC Cases (except for a CHC Case of an immaterial direct or indirect subsidiary of the Company) to a case under chapter 7 of the Bankruptcy Code, or vacating extending, terminating, amending or modifying in any material respect the Cash Collateral Orders (as defined in the Plan Support Agreement) without the consent of the Requisite Plan Sponsors in accordance with the Plan Support Agreement.

(b)          PSA Approval Order; Disclosure Statement Order; Rights Offering Order; Plan and Confirmation Order. The Bankruptcy Court shall have entered the PSA Approval Order, the Disclosure Statement Order and the Rights Offering Order, and each such order shall be in form and substance reasonably acceptable to the Requisite Plan Sponsors. The Plan, as approved, and the Confirmation Order, as entered, by the Bankruptcy Court, shall each be in the form and substance reasonably acceptable to the Requisite Plan Sponsors, and the Confirmation Order shall be a Final Order.

(c)          Conditions to Plan Effective Date. The Debtors shall have complied in all material respects with the terms of the Plan that are to be performed by the Debtors on or prior to the Plan Effective Date and the conditions to the Plan Effective Date set forth in the Plan shall have been satisfied (or waived) in accordance with the Plan and the Plan Effective Date shall have occurred.

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(d)          Rights Offering. The Company shall have commenced the Rights Offering, the Rights Offering shall have been conducted in all material respects in accordance with this Agreement, and the Rights Expiration Time shall have occurred.

(e)          Purchase Notice or Satisfaction Notice. The Investors shall have received a Purchase Notice or Satisfaction Notice from the Company, as applicable, in accordance with Section 1(e).

(f)          Valid Issuance. The Notes shall be, upon (i) payment of the aggregate Purchase Price as provided herein and the Rights Offering Procedures and (ii) the Plan Effective Date, validly issued and outstanding, and free and clear of all taxes, Liens, pre-emptive rights, rights of first refusal, subscription and similar rights.

(g)          [Reserved.]

(h)          Antitrust laws. If the purchase of the Rights Offering Notes and the Backstop Notes by the Investors pursuant to this Agreement and the Rights Offering is subject to the terms of the Antitrust laws, the applicable waiting period shall have expired or been terminated thereunder with respect to such purchase.

(i)           Representations and Warranties. The representations and warranties of the Debtors set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct at and as of the date hereof and the Closing Date as if made on and as of the Closing Date (or, to the extent given as of a specific date, as of such date) with the same force and effect as though made on and as of such date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all respects as of such specified date), except for such failures to be true and correct that, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect.

(j)           Covenants. The Company shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date.

(k)          Fees, etc. All fees, costs and expenses and other amounts required to be paid or reimbursed by the Company to the Investors as of the Plan Effective Date hereunder or as required by the Plan Support Agreement shall have been so paid or reimbursed.

(l)           Material Adverse Effect. No Material Adverse Effect shall have occurred from the date hereof to the Closing Date.

(m)         Conditions to Issuance. All conditions to the consummation of the issuance of the Rights Offering Notes, other than receipt of payment from the Investors of their portion of the Purchase Price in respect of the Backstop Commitment, shall have been fulfilled.

(n)          Closing Certificate. The Debtors shall have furnished to the Investors prior to 9:00 a.m., New York City time, on the Closing Date, a certificate, signed by an executive officer of the Company and dated as of the Closing Date, to the effect that the conditions specified in Section 7(i), Section 7(j) and Section 7(l) have been satisfied.

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(o)          Approvals. All governmental and third party authorizations, approvals, consents or clearances necessary in connection with the Restructuring and the issuance or sale pursuant to this Agreement, the Plan (if applicable) and the Disclosure Statement of the Notes shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority, that would restrain, prevent or otherwise impose adverse conditions on the Restructuring or the issuance or sale of the Notes. The (i) Scheme of Arrangement in the Cayman Islands shall have taken effect upon the Grand Court’s order, (ii) the insolvency proceedings in Canada shall have taken effect and (iii) there shall be no pending insolvency proceedings or approvals that necessitate proceedings in any other foreign jurisdiction in connection with the Restructuring or that are required in order to consummate the Restructuring.

(p)          No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity, and no judgment, injunction, decree, other legal restraint or order of any federal, state or foreign court shall have been issued that prohibits the Restructuring, and no law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan, the Rights Offering or the transactions contemplated by this Agreement or the Plan Support Agreement.

(q)          Plan Support Agreement. The Plan Support Agreement shall be in full force and effect (except as to the UCC) and shall not have been terminated in accordance with its terms.

(r)          Indenture and Other Related Documents. (i) The Indenture among the Company, as issuer, the guarantors party thereto the Indenture trustee (the “Trustee”) governing the Notes, dated as of the Closing Date, (ii) the Security Agreements, (iii) the Intercreditor Agreement and (iv) any and all documentation relating to the Plan, the Notes and the transactions contemplated hereby and by the Plan, in each case, in form and substance reasonably satisfactory to the Requisite Plan Sponsors and the Debtors, shall have been executed and delivered by the Company and the other parties thereto, and the Requisite Investors shall be reasonably satisfied that the Security Documents will, when properly filed or recorded, create second priority, perfected Liens on the collateral.

(s)          Opinions. The Company shall deliver such customary opinions of counsel to the reorganized Company, dated as of the Closing Date and addressed to the Trustee in connection with the entry into the Indenture, the Security Documents or the Intercreditor Agreement that are customary for the issuance the notes that are secured and convertible.

(t)          New Credit Facility and New Unsecured Notes. The Company shall have executed and delivered documentation governing the New Credit Facility and the New Unsecured Notes, each of which shall be in form and substance reasonably satisfactory to the Requisite Plan Sponsors and the Debtors and the closing of the transactions and effectiveness of the New Credit Facility and the documentation governing the New Unsecured Notes shall have occurred or occurred substantially concurrently with the occurrence of the Closing Date.

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(u)          Milestone Transactions and PK Financing. The Company shall have executed and delivered documentation governing the transactions contemplated by the Milestone Documents, including the PK Financing (as defined in the Plan Support Agreement), which definitive documentation shall be in form and substance reasonably satisfactory to the Requisite Plan Sponsors and the Debtors, and the closing of the transactions and the effectiveness of the PK Financing and the documentation governing the transactions contemplated by the Milestone Documents shall have occurred or occurred substantially concurrently with the occurrence of the Closing Date.

(v)          ABL Restructuring. If the Debtors reach an agreement on the ABL Term Sheet (as defined in the Plan Support Agreement) prior to the Closing Date, the Company shall have executed and delivered documentation governing the restructuring transactions contemplated by the ABL Term Sheet, which definitive documentation shall be in form and substance reasonably satisfactory to the Requisite Plan Sponsors and the Debtors, and all conditions to effectiveness of the ABL Financing (as defined in the Plan Support Agreement) and the closing of the transactions and the effectiveness of the transactions contemplated thereby shall have occurred or occurred substantially concurrently with the occurrence of the Closing Date.

(w)         Unrestricted Cash Liquidity. The amount of unrestricted cash liquidity (i.e., cash, cash equivalents and unrestricted availability under any financing arrangement for general working capital purposes) of the Debtors as of the Plan Effective Date (but without regard to the proceeds from the Rights Offering) shall be in the amount set forth on Schedule 6(a)(xix) to the Plan Support Agreement (after accounting for payments to be made as of the Plan Effective Date) or such lesser amount as reasonably determined in accordance with the Plan Support Agreement.

(x)           Funded Amount. At least two hundred fifty million dollars ($250,000,000) of cash (including the amounts required to be deposited to purchase the Unfulfilled Backstop Commitment and in respect of all Investment Replacements) in the aggregate shall have been deposited in Rights Offering Escrow Account and Backstop Escrow Account, as the aggregate Purchase Price for the Notes in the aggregate principal amount of not less than three hundred sixty-one million, one hundred and eleven thousand one hundred and eleven dollars ($361,111,111).

8.           Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby on the Plan Effective Date are subject to satisfaction of the following conditions (unless waived by the Company), except where the failure to satisfy any such condition is the result of a failure by the Company to comply with this Agreement:

(a)          PSA Approval Order; Disclosure Statement Order; Rights Offering Order; Plan and Confirmation Order. The Bankruptcy Court shall have entered the PSA Approval Order, the Disclosure Statement Order and the Rights Offering Order, and each such order shall be in form and substance reasonably acceptable to the Debtors. The Plan, as approved, and the Confirmation Order, as entered, by the Bankruptcy Court, shall each be in the form and substance reasonably acceptable to the Debtors, and the Confirmation Order shall be a Final Order.

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(b)          Conditions to Plan Effective Date. The conditions to the Plan Effective Date set forth in the Plan shall have been satisfied (or waived) in accordance with the Plan and the Plan Effective Date shall have occurred.

(c)          Representations and Warranties. The representations and warranties of the non-Defaulting Investors and non-Defaulting Unfulfilled Commitment Investors set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, on and as of the Plan Effective Date as if made on and as of the Closing Date (or, to the extent given as of a specific date, as of such date).

(d)          Availability of Purchase Price. Three hundred million dollars ($300,000,000) in cash (including the amounts required to be deposited to purchase the Unfulfilled Backstop Commitment and in respect of all Investment Replacements) shall have been deposited in the Rights Offering Escrow Account and Backstop Escrow Account as the aggregate Purchase Price for the Notes, unless the Company agrees that such aggregate amount of cash may be a lesser amount, not less than two hundred fifty million dollars ($250,000,000) in respect of the Purchase Price for the Notes.

(e)          Approvals. All governmental and third party authorizations, approvals, consents or clearances necessary in connection with the Restructuring and the issuance or sale pursuant to this Agreement, the Plan (if applicable) and the Disclosure Statement of the Notes shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority, that would restrain, prevent or otherwise impose adverse conditions on the Restructuring or the issuance or sale of the Notes. The (i) Scheme of Arrangement in the Cayman Islands shall have taken effect upon the Grand Court’s order, (ii) the insolvency proceedings in Canada shall have taken effect and (iii) there shall be no pending insolvency proceedings or approvals that necessitate proceedings in any other foreign jurisdiction in connection with the Restructuring or that are required in order to consummate the Restructuring.

(f)          No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity, and no judgment, injunction, decree, other legal restraint or order of any federal, state or foreign court shall have been issued that prohibits the Restructuring, and no law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan, the Rights Offering or the transactions contemplated by this Agreement.

(g)          Plan Support Agreement. The Plan Support Agreement shall be in full force and effect (except as to the UCC) and shall not have been terminated in accordance with its terms.

(h)          Antitrust laws. If the purchase of the Notes by any of the Investors pursuant to this Agreement and the Rights Offering is subject to the terms of the Antitrust laws, the applicable waiting period shall have expired or been terminated thereunder with respect to such purchase.

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9.           Survival of Representations and Warranties. The representations and warranties made in this Agreement will not survive the Closing Date. Covenants and agreements that by their terms are to be satisfied after the Closing Date shall survive until satisfied in accordance with their terms.

10.         Termination.

(a)          Termination by the Investors. The Requisite Investors may terminate this Agreement by written notice to the Company upon the occurrence and during the continuance of any of the following:

(i)          the termination of the Plan Support Agreement;

(ii)         upon the failure of the Debtors to:

(A)         obtain entry of the PSA Approval Order by the Bankruptcy Court as soon as reasonably practicable and in no event later than thirty-one (31) days after the date of this Agreement;

(B)         file the Plan and Disclosure Statement with the Bankruptcy Court by no later than November 4, 2016, which Plan and Disclosure Statement shall be in all respects reasonably acceptable to the Debtors and the Requisite Plan Sponsors;

(C)         [reserved];

(D)         obtain entry of the Disclosure Statement Order and the Rights Offering Order by the Bankruptcy Court no later than December 9, 2016, which orders shall be reasonably acceptable to the Requisite Plan Sponsors and the Debtors;

(E)         commence the Solicitation (as defined in the Plan Support Agreement) and Rights Offering no later than four (4) Business Days after both the entry of the Disclosure Statement Order and the Rights Offering Order by the Bankruptcy Court;

(F)         obtain the entry by the Bankruptcy Court of the Final Cash Collateral Order (as defined in the Plan Support Agreement) by no later than October 18, 2016, which order is reasonably acceptable in all respects to the Requisite Plan Sponsors and the Debtors; provided, however, if the Final Cash Collateral Order is not entered by October 18, 2016, the CHC Parties, the Requisite Plan Sponsors shall agree to a further Interim Cash Collateral Order through November 3, 2016, and the Final Cash Collateral Order reasonably acceptable in all respects to the CHC Parties and the Requisite Plan Sponsors shall be entered by no later than November 3, 2016;

(G)         obtain the entry of the Confirmation Order that is a Final Order by no later than March 3, 2017, which Confirmation Order is reasonably acceptable to the Debtors and the Requisite Plan Sponsors; or

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(H)         cause the Plan Effective Date to have occurred no later than thirty (30) days after the Bankruptcy Court’s entry of the Confirmation Order (unless extended in respect of the cure periods specified in Section 2(a) and Section 2(j)(i));

(iii)        the Bankruptcy Court denies the PSA Approval Motion (as defined in the Plan Support Agreement);

(iv)        an order is entered by the Bankruptcy Court or a court of competent jurisdiction denying confirmation of the Plan or denying approval of the Disclosure Statement (unless, in either case, caused by a default of the Investors of their obligations hereunder or under the Plan Support Agreement, in which event the Investors shall not have the right to terminate this Agreement under this clause (iv));

(v)         the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of a material portion of the Restructuring and such ruling or order is not vacated within fourteen (14) days;

(vi)        the Bankruptcy Court having entered an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting any of the CHC Cases (except for a CHC Case of an immaterial direct or indirect subsidiary of the Company) to a case under chapter 7 of the Bankruptcy Code, (C) dismissing any of the CHC Cases or (D) vacating, extending, terminating, amending or modifying in any material respect the Cash Collateral Orders (as defined in the Plan Support Agreement) without the consent of the Requisite Plan Sponsors in accordance with their approval rights under the Plan Support Agreement;

(vii)       upon the Debtors filing any motion or other request for relief seeking to (A) appoint an examiner with expanded powers or a trustee, (B) convert any of the CHC Cases to a case under chapter 7 of the Bankruptcy Code or (C) dismiss any of the CHC Cases;

(viii)      upon the withdrawal, waiver, amendment or modification by the Debtors of the Plan or any of the other Restructuring Documents (as defined in the Plan Support Agreement) or the filing of a pleading or notice seeking to withdraw, waive, amend or modify any term or condition of the Plan or any of the other Restructuring Documents, which withdrawal, waiver, amendment, modification or filing is not acceptable to the Requisite Plan Sponsors in accordance with their approval rights under the Plan Support Agreement;

(ix)         the Debtors take any action or file any Restructuring Document with the Bankruptcy Court (including any modifications or amendments thereof) that has not received the requisite approval of the Requisite Plan Sponsors under the Plan Support Agreement;

(x)          the Debtors file, propose or otherwise support any plan of liquidation, asset sale or a plan of reorganization other than the Plan;

(xi)         the Bankruptcy Court grants relief that is inconsistent with this Agreement or the Plan Support Agreement in any material respect, including confirmation of an Alternative Transaction;

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(xii)        the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any assets of the Debtors having an aggregate fair market value in excess of fifteen million dollars ($15,000,000);

(xiii)       the termination of the consensual use of cash collateral under the Final Cash Collateral Order;

(xiv)       the termination of any commitment or agreement to provide the PK Financing or the ABL Financing (if applicable) to the Debtors, or to consummate the transactions contemplated by the Milestone Documents, pursuant to any of the documents related to any such commitment or agreement;

(xv)        the Debtors fail to timely pay the fees and expenses as set forth in this Agreement and the Plan Support Agreement;

(xvi)       the entry of an order by any court of competent jurisdiction invalidating, disallowing, subordinating or limiting, in any material respect, as applicable, the enforceability, priority or validity of the Secured Note Claims and the liens and security interests securing such claims;

(xvii)      if, other than the Foreign Proceedings Plan in Canada or the Cayman Islands, which proceedings in the Cayman Islands and Canada shall require the consent of the Requisite Plan Sponsors to be modified in a manner inconsistent with the Foreign Proceedings Plan, (i) an involuntary petition is filed seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief in respect of (A) any Debtor, other than an immaterial Debtor, under any foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect or (B) any non-Debtor subsidiary, other than an immaterial direct or indirect subsidiary of the Debtors, under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereinafter in effect, and such involuntary proceeding is not dismissed within a period of thirty (30) days after the filing thereof or a court grants the relief sought in such involuntary proceeding; or (ii) a voluntary petition is filed seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect in respect of any Debtor without the joint agreement of the Debtors and the Requisite Plan Sponsors;

(xviii)    the failure of the Debtors to maintain, or be reasonably projected to have, unrestricted cash liquidity (i.e., cash, cash equivalents and unrestricted availability under any financing arrangement for general working capital purposes) as of the Plan Effective Date (but without regard to the proceeds from the Rights Offering) in the amount set forth on Schedule 6(a)(xix) to the Plan Support Agreement (after accounting for payments to be made in connection with the Plan Effective Date), or such lesser amount as reasonably determined by the Debtors and the Requisite Plan Sponsors;

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(xix)       if the Company shall have breached any representation, warranty, covenant or other agreement made by the Company in this Agreement or any such representation and warranty shall have become inaccurate after the date of this Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in the failure of a condition set forth in Section 7(i), Section 7(j) or Section 7(l), if continuing on the Closing Date, being satisfied and such breach or inaccuracy is not cured by the Company by the fourth (4th) Business Day after giving notice thereof to the Company by the Requisite Investors other than with respect to an breach of the compliance with any of the milestones set forth in Section 10(a)(ii) and any other breach that is uncurable, for which no notice or cure period shall be required or apply;

(xx)        upon the occurrence of a Material Adverse Effect; or

(xxi)       the Debtors modify, amend or otherwise replace the Business Plan (as defined in the Plan Support Agreement) without the approval of the Requisite Plan Sponsors, each in their sole discretion.

(b)          Termination by the Company. The Company may terminate this Agreement by written notice to the Investors upon the occurrence of any of the following:

(i)          If any Plan Sponsor Investor shall have breached (other than an immaterial breach) any of their obligations, covenants, representations or warranties set forth in this Agreement, and such breach is continuing, which breach (i) would result in a condition set forth in Section 8 not to be satisfied and (ii) cannot be cured within two (2) Business Days after the Company provides written notice to the Plan Sponsor Investors of such breach (in which event upon failure to so cure within such time period); provided, however, that the Company shall not have the right to terminate this Agreement under this Section 10(b)(i) or otherwise to the extent that the Investors have agreed to provide aggregate funds in respect of the Rights Offering Notes and the Backstop Notes (including for the avoidance of doubt, Backstop Commitments by Replacing Investors) in an aggregate amount of three hundred million dollars ($300,000,000) for the Purchase Price for the Notes within ten (10) Business Days after the expiration of such cure periods in connection with the procedures under Section 2(j)(i);

(ii)         the termination of the Plan Support Agreement;

(iii)        upon the failure of any of the conditions set forth in Section 8(b)-(h) to be satisfied when required to be satisfied; or

(iv)        the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of a material portion of the Restructuring and such ruling or order is not vacated within fourteen (14) days;

provided that the Company may terminate this Agreement as to any Investor individually, and not as to all Investors, in connection with a breach (other than an immaterial breach) of any of such Investor’s obligations, covenants, representations or warranties set forth in this Agreement, and such breach is continuing and is not timely cured within two (2) Business Days after the Company provides written notice to such Investor of such breach (in which event upon failure to so cure within such time period). Notwithstanding the termination by the Company as to any individual Investor, the remaining Investors shall be entitled to their pro rata portion of the Put Option Premium pursuant to the terms of this Agreement.

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(c)          Mutual Agreement. This Agreement may be terminated by mutual written consent of the Company and the Requisite Investors.

(d)          Effect of Termination. Subject to Section 13, upon termination of this Agreement, each party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement and shall have the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the transactions contemplated hereby or otherwise, that it would have been entitled to take had it not entered into this Agreement. Notwithstanding anything contained herein, if this Agreement is terminated as a result of a breach of this Agreement by a party hereto, such party shall not be released and shall remain liable for any damages resulting from such termination.

(e)          Non-Plan Sponsor Investors. In the event that any of this Agreement, the Plan Support Agreement, Rights Offering Procedures, Disclosure Statement, Plan or any document related to the Plan is amended in a manner that materially, adversely, directly and disproportionately affects an Investor (an “Affected Investor”) other than the Plan Sponsor Investors, then, regardless of whether the Plan Sponsor Investors elect to terminate their rights hereunder, such an Affected Investor may terminate its rights and obligations under this Agreement without any liability to the Company or the other Investors. An Affected Investor that has terminated its rights and obligations under this Agreement shall not be entitled to its pro rata portion of the Put Option Premium.

11.         Commercially Reasonable Efforts.

(a)          Without in any way limiting any other respective obligation of the Company in this Agreement or in the Plan Support Agreement, the Company shall use its commercially reasonable efforts to take or cause to be taken all such actions, and do or cause to be done all such things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement, the Plan Support Agreement and the Plan, including to cause the conditions set forth in Section 7 to be satisfied and to consummate the Restructuring, and to:

(i)          timely prepare and file all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Person and to seek to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;

(ii)         execute, acknowledge and deliver to the Investors or other parties such other instruments, documents and certificates, and take such other actions as the Requisite Investors may reasonably request, in each case, in order to consummate the Restructuring,

(iii)        subject to their professional responsibilities, defend any Legal Proceedings in any way challenging (A) this Agreement, the Plan or the Restructuring, (B) any Restructuring Document or (C) the consummation of the Restructuring, including seeking to have any stay or temporary restraining Order entered by any Governmental Entity vacated or reversed; and

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(iv)        cooperate in good faith to finalize all documents relating to the Restructuring.

For purposes of this Agreement, “Legal Proceeding” shall mean any governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, notice of non-compliance or proceedings.

(b)          In accordance with the Plan Support Agreement, the Company shall provide or cause to be provided a draft of all motions, applications, pleadings, schedules, Orders, reports or other material papers (including all material memoranda, exhibits, supporting affidavits and evidence and other supporting documentation) in the CHC Cases relating to or affecting the Backstop Commitment in advance of filing the same with the Bankruptcy Court. All such motions, applications, pleadings, schedules, Orders, reports and other material papers shall be in form and substance reasonably acceptable to the Requisite Plan Sponsors pursuant to the requirements of the Plan Support Agreement.

(c)          Nothing contained in this Section 11 shall limit the ability of any Investor to consult with the Debtors, to appear and be heard, or to file objections, concerning any matter arising in the CHC Cases to the extent not inconsistent with the Plan Support Agreement or this Agreement.

(d)          Without in any way limiting any other respective obligation of the Investors in this Agreement, each of the Investors shall use its commercially reasonable efforts to cooperate with the Company in order to consummate and make effective the transactions contemplated by this Agreement, the Plan Support Agreement and the Plan, including to (i) cause the conditions set forth in Section 8 to be satisfied, (ii) execute, acknowledge, and deliver to the Company or other parties such other instruments, documents and certificates, and take such other actions as the Company may reasonably request, in each case, in order to consummate the Restructuring and (iii) cooperate in good faith to finalize all documents relating to the Restructuring.

12.         Notices. All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses (or to such other addresses as any party may from time to time notify in writing to the other parties pursuant hereto):

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If to the Plan Sponsor Investors, to each of the undersigned Plan Sponsor Investors at the addresses listed on the signatures pages hereto,

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
Attention: Michael S. Stamer

One Bryant Park

New York, NY  10036

E-mail: mstamer@akingump.com

and

Akin Gump Strauss Hauer & Feld LLP

Attention: James Savin

1333 New Hampshire Ave., N.W.

Washington, DC  20036

E-mail: jsavin@akingump.com

If to the Investors that are not Plan Sponsor Investors, to each of such undersigned Investors at the addresses listed on the signatures pages hereto,

with a copy (which shall not constitute notice) to:

Brown Rudnick LLP

Attention: Steven B. Levine, Esq.

One Financial Center

Boston, MA 02111

E-mail: slevine@brownrudnick.com

If to the Company, to:

CHC Group Ltd.
600 E. Las Colinas Blvd., Suite 1000
Irving, TX  75039

Attention:	Hooman Yazhari
Telephone:	(214) 262-7300
E-mail:	hooman.yazhari@chc.ca

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY  10153

Attention:	Gary T. Holtzer, Esq.
Kelly DiBlasi, Esq.
Facsimile:	(212) 310-8007

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E-mail:	gary.holtzer@weil.com
kelly.diblasi@weil.com

and

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, TX  75201

Attention:	Stephen A. Youngman, Esq.
Facsimile:	(214) 746-7777
E-mail:	stephen.youngman@weil.com

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile or electronic mail shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.

13.         Survival. Notwithstanding the termination of this Agreement, the agreements and obligations of the parties hereto in Section 2(b), Section 2(c), Section 2(d), Section 2(e) (solely with respect to accrued and unpaid expenses through the date of termination), Section 2(j), the last sentence of Section 2(k)(iv), Section 5(i), the last sentence of Section 10(b), Section 10(d), Section 10(e), Sections 12 through 18, and Sections 21, 22, 24, 25, 26 and 28 shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided that any liability of a party for failure to comply with the terms of this Agreement shall survive such termination.

14.         Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

15.         Severability. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect. Upon any such determination of invalidity, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

16.         Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the Company and the Requisite Investors, other than an assignment by an Investor permitted by Section 2(i). This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

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17.         Complete Agreement.

(a)          This Agreement (including the Exhibits, the schedules and the other documents and instruments referred to herein, including the Plan Support Agreement) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed between the Company and any other party hereto will continue in full force and effect.

(b)          Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (including any amendments, supplements or modification thereof) or an affirmative vote to accept the Plan submitted by any Investor, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (including any amendments, supplements or modification thereof) shall alter, amend or modify the rights of the Investors under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 20.

18.         Governing law; Waiver of Trial by Jury.

(a)          This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof and, to the extent applicable, the Bankruptcy Code. Each of the parties irrevocably agrees that any legal action, suit or proceeding (each, a “Proceeding”) arising out of or directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory) brought by any party hereto or its successors or permitted assigns shall be brought and determined in the Bankruptcy Court during the pendency of the CHC Cases; provided that, if the Bankruptcy Court lacks jurisdiction, the parties hereto consent and agree than any such Proceeding shall be brought exclusively in a court of the State of New York.

(b)          Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any Proceeding arising out of or directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto hereby irrevocably agrees service of process, summons, notice or document addressed to them at their respective addresses provided in Section 12 shall be effective service of process against it for any such Proceeding brought in any such court.

19.         Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement delivered by facsimile or PDF shall be deemed to be an original for the purposes of this paragraph.

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20.         Amendments and Waivers. Except as otherwise expressly set forth herein, this Agreement, including any exhibits or schedules hereto, may not be waived, modified, amended or supplemented except in a writing signed by the Company and the Requisite Investors; provided that each Investor’s prior written consent shall be required for any amendment, restatement, modification, supplement or other change that would have the effect of (i) modifying such Investor’s Backstop Commitment or Investor Percentage, (ii) increasing the Purchase Price to be paid in respect of the Rights Offering Notes or the Backstop Notes or decreasing the Put Option Premium, (iii) changing this Section 20, (iv) changing the terms or conditions to the payment of the Put Option Premium or (v) otherwise materially, adversely, disproportionately and directly affecting such Investor. No delay on the part of any party hereto in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party hereto otherwise may have at law or in equity. For purposes of this Agreement, “Requisite Investors” shall mean Investors holding more than 50% of the Backstop Commitments; provided that the Backstop Commitments held by a Defaulting Investor shall be excluded for purposes of determining Requisite Investors.

21.         Specific Performance. It is understood and agreed by the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party hereto and each non-breaching party shall be entitled to seek specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy. The parties hereto hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the parties hereto and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the parties hereto under this Agreement. Each party hereto hereby waives any requirement for the security or posting of any bond in connection with such remedies.

22.         Other Interpretive Matters.

(a)          Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply: (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day; (ii) any reference in this Agreement to $ shall mean U.S. dollars; (iii) all Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein and any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement; (iv) words imparting the singular number only shall include the plural and vice versa; (v) the words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires; (vi) the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (vii) the division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement; and (viii) all references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified. For the purposes of this Agreement, “Affiliates” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). References to the “subsidiaries” of the Company or any similar reference herein include the direct and indirect subsidiaries of the Debtors and any entities that are deemed to be variable interest entities in accordance with GAAP in which the Company owns an equity interest, which are consolidated under the Company’s consolidated financial statements.

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(b)          In the event of any inconsistencies between the terms of this Agreement (without reference to the Exhibits) and the Term Sheet or the Plan Support Agreement, the terms of this Agreement shall control.

(c)          The parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

23.         Further Assurances. Subject to the terms hereof, each of the parties shall take such action as may be reasonably necessary or reasonably requested by the other parties to carry out the purposes and intent of this Agreement, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement.

24.         No Reliance. No Investor or any of its Affiliates shall have any duties or obligations to the other Investors in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Investor or any of its Affiliates shall be subject to any fiduciary or other implied duties to the other Investors, (b) no Investor or any of its Affiliates shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Investor, (c)(i) no Investor or any of its Affiliates shall have any duty to the other Investors to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Investors any information relating to the Company or any of its subsidiaries that may have been communicated to or obtained by such Investor or any of its Affiliates in any capacity and (ii) no Investor may rely, and confirms that it has not relied, on any due diligence investigation that any other Investor or any Person acting on behalf of such other Investor may have conducted with respect to the Company or any of its Affiliates or any of their respective securities and (d) each Investor acknowledges that no other Investor is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Notes or its Backstop Commitment.

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25.         No Interpretation Against Drafter. This Agreement is the product of negotiations between the parties hereto represented by counsel, and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.

26.         Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Investors shall consult with each other prior to issuing any press releases, public documents and public filings (and provide each other a reasonable opportunity to review and comment upon such release, and the Company will consider in good faith any comments the Requisite Investors have to any such documents) or otherwise making public announcements with respect to the transactions contemplated by this Agreement; provided that nothing in this Section 26 or elsewhere in this Agreement shall modify the approval rights of any party hereto under the Plan Support Agreement; and provided further that nothing in this Section 26 shall prohibit any party hereto from filing any motions or other pleadings or documents with the Bankruptcy Court in connection with the CHC Cases.

27.         Effectiveness. This Agreement shall become effective and binding upon each Party upon the execution and delivery by all Parties of an executed signature page hereto and upon the execution of the Plan Support Agreement by all parties thereto; provided that this Agreement shall only become effective and binding on the Debtors upon entry by the Bankruptcy Court of the PSA Approval Order except, for the avoidance of doubt, the Debtors shall be immediately obligated, upon the execution by all Parties hereto, to comply with the provisions of Section 5(a)(i), Section 5(f), Section 11(a) and Section 11(b) of this Agreement.

28.         Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed comprehensive settlement of matters that could otherwise by the subject of litigation among the parties hereto. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to obtain Bankruptcy Court approval hereof and a proceeding to enforce this Agreement’s terms. Nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the parties hereto to protect and preserve its rights, remedies and interests, including its Claims against any of the other parties hereto (or their respective affiliates or subsidiaries) or its full participation in the CHC Cases. This Agreement shall in no event be construed as or be deemed an admission or concession on the part of any party of any Claim or fault or liability or damages whatsoever. Pursuant to Section 408 of the U.S. Federal Rule of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Legal Proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the CHC Cases (other than a Legal Proceeding to approve or enforce the terms of this Agreement).

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHC GROUP LTD.

By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Senior Vice President, Legal & Administration

INVESTOR

Future Fund Board of Guardians
By: Bain Capital Credit, LP, as Investment Manager

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Credit Opportunity (F), L.P

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Credit Opportunities V AIV II (Master), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Credit Opportunities VI-A, L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Credit Opportunities VI-B (Master), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Bain Capital High Income Partnership, L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Managed Account (CalPERS), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Managed Account (E), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Managed Account (FSS), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Managed Account (PSERS), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Managed Account (TCCC), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Rio Grande FMC, L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sears Holdings Pension Trust
By: Bain Capital Credit, LP, as Investment Manager

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Credit Opportunities VI-EU (Master), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Credit Opportunities VI-G, L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Los Angeles County Employees Retirement Association
By: Bain Capital Credit, LP, as Manager

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

American Century Capital Portfolios,
Inc. – AC Alternatives Income Fund
By: Bain Capital Credit, LP as Subadvisor

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

AllianceBernstein L.P.

By:	/s/ Will Smith
Name: Will Smith
Title: Vice President – Fixed Income

INVESTOR

Wayzata Opportunities Fund III, L.P.
By: WOF III GP, L.P., its General Partner
By: WOF III GP, LLC, its General Partner

By:	/s/ Patrick Halloran
Name: Patrick Halloran
Title: Authorized Signatory

INVESTOR

Wayzata Opportunities Fund Offshore III, L.P.
By: Wayzata Offshore GP III, LLC, its General Partner

By:	/s/ Patrick Halloran
Name: Patrick Halloran
Title: Authorized Signatory

INVESTOR

CARL MARKS STRATEGIC OPPORTUNITES FUND II, L.P.

By:	/s/ James F. Wilson
Name: James F. Wilson
Title: Managing Member

INVESTOR

CARL MARKS STRATEGIC INVESTMENTS, L.P.

By:	/s/ James F. Wilson
Name: James F. Wilson
Title: Managing Member

INVESTOR

Tennenbaum Special Situations IX-O, LP

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

INVESTOR

Tennenbaum Special Situations IX-C, LP

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

INVESTOR

Tennenbaum Special Situations IX, LLC

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

INVESTOR

Tennenbaum Opportunities Fund VI, LLC
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

INVESTOR

Tennenbaum Special Situations IX-S, LP
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

INVESTOR

Marble Ridge Capital L.P.

By:	/s/ Dan Kamensky
Name: Dan Kamensky
Title: Managing Investor

INVESTOR

Solus Alternative Asset Management LP

By:	/s/ C.J. Lanktree
Name: C.J. Lanktree
Title: EVP/Portfolio Manager

INVESTOR

FHIT-Franklin High Income Fund
BY: Franklin Advisers, Inc., its investment manager

By:	/s/ Glenn Voyles
Name: Glenn Voyles
Title: VP / Director of Portfolio Management

Notwithstanding anything to the contrary in this Agreement, the provisions of this Agreement (including any obligations and restrictions) shall only apply to FHIT – Franklin High Income Fund (the “Fund”) and shall not apply to any other fund or account managed by Franklin Advisers, Inc. or its affiliates. The Fund’s agreement to enter into this Agreement is conditioned upon the preceding sentence.

Exhibit A

Investor	Backstop Commitment Amount	Purchase Price	Investor Percentages (%)
AllianceBernstein L.P.	$82,667,634	$57,231,439	19.1
Bain Capital Credit, LP	$156,549,473	$108,380,404	36.1
Carl Marks Management Company	$52,179,321	$36,124,146	12.0
FHIT-Franklin High Income Fund	21,667,667	$15,000,000	5.0
Marble Ridge Capital LP	$8,199,554	$5,676,614	1.9
Solus Alternative Asset Management LP	$20,689,335	$14,323,386	4.8
Tennenbaum Capital Partners	$28,138,165	$19,480,268	6.5
Wayzata Investment Partners LLC	$63,243,184	$43,783,743	14.6
Total	$433,333,333	$300,000,000	100.0%

Exhibit B

Term Sheet

CHC GROUP LTD., ET AL.
Joint Plan Of Reorganization Term Sheet

This term sheet (THe “term sheet”) PRESENTS THE MATERIAL TERMS OF A proposed JOINT chapter 11 plan of reorganization for CHC GROUP LTD. and certain of its subsidiaries who are debtors and debtors in possession (collectively, the “Debtors”) in chapter 11 cases (the “chapter 11 cases” and, the date on which such Chapter 11 Cases commenced, the “Petition Date”) currently pending in the united states bankruptcy court for the NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION (the “Bankruptcy Court”).

THIS TERM SHEET DOES NOT CONSTITUTE AN OFFER OR A LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY, NOR DOES IT CONSTITUTE AN OFFER OF SECURITIES OR A SOLICITATION OF THE ACCEPTANCE OR REJECTION OF A JOINT CHAPTER 11 PLAN FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE.

ThIS Term Sheet is a settlement proposal in furtherance of settlement discussions. Accordingly, thIS Term Sheet is protectED BY Rule 408 of the Federal Rules of Evidence and any other applicable statutes or doctrines protecting the use or disclosure of confidential settlement discussions.

RESTRUCTURING SUMMARY

Overview

This Term Sheet describes the material terms of a joint chapter 11 plan of reorganization (the “Plan of Reorganization”) that will be sponsored by the entities identified on Exhibit A attached hereto (collectively, the “Plan Sponsors”) and will be implemented in accordance with a plan support agreement (the “Plan Support Agreement”),[1] which shall be entered into by the Debtors, the Plan Sponsors, the Official Committee of Unsecured Creditors (the “UCC”), the individual creditors that execute the Plan Support Agreement and are identified on Exhibit B attached hereto (the “Individual Creditor Parties”) and Milestone Aviation Group Limited and certain of their affiliates (collectively, “Milestone” and, together with the Plan Sponsors, the Debtors, the UCC and the Individual Creditor Parties, the “Settlement Parties”).

Unless as otherwise specified herein, all documents (the “Restructuring Documents”), including, without limitation, the PSA Approval Order (as defined below), the Plan of Reorganization, and all exhibits and schedules thereto, the Disclosure Statement, pleadings, proposed orders and other filings with the Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”), implementing the restructuring contemplated by this Term Sheet shall be consistent with this Term Sheet and otherwise reasonably acceptable to the Debtors, the UCC and the Requisite Plan Sponsors; provided, however, all Governance Matters (as defined below) shall be determined as set forth herein.

The “PSA Approval Order” means an order of the Bankruptcy Court that, among other things, authorizes and approves (i) the Debtors’ entry into the Plan Support Agreement and the Backstop Agreement (as defined below), (ii) the UCC’s entry into the Plan Support Agreement, (iii) the Debtors’ payment of the Put Option Premium (as defined below) to the Backstop Commitment Parties (as defined below), and (iv) the Milestone Term Sheet (as defined below) and the transactions contemplated therein.

The “Effective Date” means the date on which the substantial consummation (as that term is defined by section 1101(2) of title 11 of the United States Code (the “Bankruptcy Code”) of the Plan of Reorganization occurs.

1 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan Support Agreement.

2

GLOBAL SETTLEMENT

Global Settlement

The terms set forth in this Term Sheet represent an integrated global settlement of any and all potential issues among the Settlement Parties, including, without limitation: (i) any issues with respect to amount, value and treatment under the Plan of Reorganization of claims, including the Secured Notes Claims, claims arising out of the Debtors’ senior unsecured notes due 2021 (the “Unsecured Notes Claims”), and other General Unsecured Claims; (ii) validity, extent and priority of the liens securing the Secured Notes; (iii) value of unencumbered assets; (iv) any potential adequate protection or diminution in value claim held by holders of the Secured Notes; (v) any potential claim to surcharge collateral under Bankruptcy Code section 506(c); and (vi) Plan Equity Value (as defined below) and total enterprise value (collectively, the “Settled Claims”). Notwithstanding the foregoing, nothing herein or in the Plan Support Agreement shall be considered any Settlement Parties’ view or admission of any kind whatsoever by any of the Settlement Parties with respect to the Settled Claims or any term of the Global Settlement.

As will be more fully detailed in the Plan Support Agreement, each of the Settlement Parties will use commercially reasonable efforts to have the Plan of Reorganization proposed, confirmed and consummated as soon as possible and the Debtors shall take appropriate steps to oppose, challenge and object to any alternative plan of reorganization or other restructuring transaction. Notwithstanding the foregoing and as will be set forth in the Plan Support Agreement, neither the UCC (including its members in such members’ capacity as a member of the UCC) nor the Debtors shall be required to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would, upon the advice of counsel, cause such party to breach its fiduciary obligations under the Bankruptcy Code and applicable law (any such action, or refraining to take such action, a “Fiduciary Action”). For the avoidance of doubt, and notwithstanding any provisions to the contrary herein or in the Plan Support Agreement, in order to fulfill the Debtors’ and the UCC’s fiduciary obligations, the Debtors and/or the UCC may analyze and consider unsolicited proposals or offers for any alternative chapter 11 plan or restructuring transaction and may ask clarifying questions regarding that offer (but not negotiate, counter or seek to alter any of the terms therein) without terminating, or breaching its obligations under, this Term Sheet or the Plan Support Agreement; provided however, that if the Debtors take a Fiduciary Action, such Fiduciary Action will result in a termination of the Plan Support Agreement and the Backstop Agreement (as defined below), which shall in turn result in the Put Option Premium (as defined below) becoming due and payable.

AGREEMENT WITH MILESTONE

Agreement with Milestone	Terms of the agreement with Milestone, including, without limitation, committed lease and financing terms, shall be set forth in a term sheet to be attached as an exhibit to the Plan Support Agreement (the “Milestone Term Sheet”). All definitive documents implementing the terms thereof shall be consistent in all material respects with the Milestone Term Sheet and otherwise in all respects reasonably acceptable to the Debtors, Milestone, the Requisite Plan Sponsors, and the UCC.

3

THE RIGHTS OFFERING

Rights Offering

In connection with the Plan of Reorganization, the Debtors will solicit participation in a rights offering (the “Rights Offering”) to purchase the New Second Lien Convertible Notes (as defined below) for an aggregate principal amount of $300.0 million, which, when adjusted for the original issue discount and Equitization Premium (as defined below), purchases $433.3 million of New Second Lien Convertible Notes. Pursuant to the Rights Offering, the $300.0 million investment shall be allocated $280.0 million to the holders of Senior Secured Notes Claims (as defined below) and $20 million to the holders of Unsecured Notes Claims. Each eligible holder of a Senior Secured Notes Claim or an Unsecured Notes Claim that participates in the Rights Offering shall receive its pro rata share of its respective group’s allocation of the New Second Lien Convertible Notes.[2] The New Second Lien Convertible Notes shall convert into New Common Shares in accordance with the terms of the New Second Lien Convertible Notes term sheet attached hereto as Exhibit D. The Rights Offering shall be fully backstopped as set forth herein.

In consideration for the settlements and agreements contained herein, the holders of Senior Secured Notes have agreed to equitize their Senior Secured Notes Secured Claims (as defined below) under the Plan of Reorganization, which equitization shall include the issuance of an additional $100.0 million of New Second Lien Convertible Notes in the Rights Offering (the “Equitization Premium”). The Equitization Premium shall be shared ratably by all participants in the Rights Offering.

“New Common Shares” means the membership interests of either (a) CHC Group Ltd. (“CHC”), as reorganized pursuant to the Plan of Reorganization or (b) such other newly formed entity, whose corporate form and jurisdiction of incorporation shall be determined in accordance with the Governance Matters set forth herein (either (a) or (b), “Reorganized CHC”), to be issued on the Effective Date as provided herein.

The subscription documents for the Rights Offering will provide that all parties who subscribe to purchase the New Second Lien Convertible Notes must vote in favor of, and not object to, the Plan of Reorganization.

Notwithstanding the foregoing or anything herein to the contrary, the Backstop Commitment Parties shall participate in the Rights Offering in their capacities as beneficial holders of the Senior Secured Notes Claims or Unsecured Notes Claims, as applicable.

The procedures for the Rights Offering shall be determined by the Debtors, the UCC, and the Plan Sponsors and, solely to the extent provided in the Plan Support Agreement or Backstop Agreement, the Individual Creditor Parties.

New Second Lien Convertible Notes	$464.1 million in face amount of second lien convertible notes (the “New Second Lien Convertible Notes”), the terms of which are set forth on the term sheet attached hereto as Exhibit D (the “Convertible Notes Term Sheet”). All definitive documents implementing the terms thereof shall be consistent in all material respects with the Convertible Notes Term Sheet and otherwise in all respects reasonably acceptable to the Requisite Plan Sponsors, UCC and the Debtors. The New Second Lien Convertible Notes shall not bear or pay non-default interest and shall be convertible into 85.4% of the New Common Shares on a fully diluted basis (but subject to dilution for the MIP), on the terms and conditions set forth in the Convertible Notes Term Sheet.

2 Non-Eligible Holders (as defined in the Rights Offering Procedures) of Allowed Unsecured Notes Claims and Allowed Senior Secured Notes Claims shall have the opportunity to receive their pro rata share of a specified distribution of New Common Shares. The terms and conditions of such distributions for Non-Eligible Holders will be set forth in further detail in the Rights Offering Procedures.

4

Backstop Commitment

“Backstop Commitment” means the obligation of the Plan Sponsors and Individual Creditor Parties identified on Exhibit C attached hereto (the “Backstop Commitment Parties”) to purchase the New Second Lien Convertible Notes in the Rights Offering in the amounts set forth on Exhibit C attached hereto, and subject in all respects to the terms of this Term Sheet and the Backstop Agreement.

The Backstop Commitment shall be documented pursuant to an agreement on terms and conditions consistent with this Term Sheet and otherwise acceptable to the Debtors, the UCC and the Plan Sponsors (the “Backstop Agreement”), each in their sole discretion, and, solely to the extent provided in the Plan Support Agreement or Backstop Agreement, acceptable to the Individual Creditor Parties, which agreement shall be attached to the Plan Support Agreement and approved by the Bankruptcy Court pursuant to the PSA Approval Order.

Put Option Premium

The “Put Option Premium” means a nonrefundable aggregate premium payable on the Effective Date of the Plan of Reorganization to the Backstop Commitment Parties in additional New Second Lien Convertible Notes in a principal amount of $30.8 million. If the Backstop Agreement is terminated (other than due to the occurrence of certain termination events specifically excluded in the Backstop Agreement), the Put Option Premium shall be payable to the Backstop Commitment Parties in cash (as opposed to additional New Second Lien Convertible Notes) in the amount of $21.33 million, and shall be fully due upon termination of the Backstop Agreement and payable in two equal installments of (x) $10.665 million immediately upon the termination of the Backstop Agreement, and (y) $10.665 million upon the consummation of any plan, sale or other restructuring transaction; it being understood that any Backstop Commitment Party that breaches the Backstop Agreement or the Plan Support Agreement shall not be entitled to its pro rata share of the Put Option Premium under any circumstances.

The $30.8 million in New Second Lien Convertible Notes issued in respect to the Put Option Premium shall be convertible into 5.67% of the New Common Stock on a fully diluted basis (but subject to dilution for the MIP). Of this amount, 5.29% shall be allocated to the Plan Sponsors and 0.38% shall be allocated to the Individual Creditor Parties.

The Put Option Premium shall be fully earned by the Backstop Commitment Parties upon approval of the Backstop Commitment. While the Put Option Premium may be asserted against each Debtor, if the Put Option Premium is paid in cash, the Backstop Commitment Parties shall not receive more than $21.4 million in the aggregate on account of such Put Option Premium, and, in each such case, shall constitute an administrative expense claim against each of the Debtors which shall be pari passu with all other administrative expenses. The Put Option Premium shall be payable on a ratable basis to the Backstop Commitment Parties based on such party’s respective share of the Backstop Commitment set forth on Exhibit C attached hereto.

5

Transferability

The Backstop Commitment Parties’ respective commitments under the Backstop Agreement shall not be transferable; provided, that such commitments shall be transferrable from one Backstop Commitment Party to another Backstop Commitment Party or from any Backstop Commitment Party to any of its affiliates, as long as such affiliates are or become signatories to the Plan Support Agreement and the Backstop Agreement; provided however, that the assigning party shall not be released from its obligations under the Backstop Agreement.

The rights provided to holders of Senior Secured Notes Claims and Unsecured Notes Claims in the Rights Offering (the “Rights”) shall not be assignable or detachable, and shall not be transferrable other than in connection with the transfer of the corresponding Senior Secured Notes Claims or Unsecured Notes Claims, as applicable.  After a Right has been exercised by submitting an election form, the underlying Senior Secured Notes Claim or Unsecured Notes Claim will cease to be transferrable, and the holder of such Senior Secured Notes Claim or Unsecured Notes Claim shall not transfer any such Senior Secured Notes Claims or Unsecured Notes Claims unless such holder transfers with such Claim(s) the right to receive the proceeds of the exercise of the corresponding Rights in the Rights Offering, subject to compliance with applicable securities laws relating to the transfer of restricted securities.

Several Obligations	The Backstop Commitment Parties’ respective commitments and obligations under the Backstop Agreement shall be several obligations and neither joint nor joint and several obligations and, unless otherwise expressly agreed in writing by a Backstop Commitment Party, no Backstop Commitment Party shall have any liability for any obligation of another Backstop Commitment Party; provided, however, that each Backstop Commitment Party shall be liable for its pro rata share of the Backstop Commitment of any Backstop Commitment Party which breaches its obligations up to an aggregate amount of $20 million (the “Backstop Breach Commitment”). For the avoidance of doubt, pursuant to the Backstop Breach Commitment, each Backstop Commitment Party shall be liable only for its pro rata share of up to $20 million in the aggregate (not up to $20 million per Backstop Commitment Party) resulting from the breach by one or more Backstop Commitment Party.

Oversubscription Rights

None; provided, that, subject to the Backstop Breach Commitment, in the event that a Backstop Commitment Party defaults in its Backstop Commitment obligations, then the other Backstop Commitment Parties shall have the right, but not the obligation, to purchase such defaulting Backstop Commitment Party’s Backstop Commitment obligations.

TREATMENT OF CLAIMS AND INTERESTS

Non-Substantive Consolidation	The Plan shall not provide for the substantive consolidation of any Debtor’s estate with any other Debtor.

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Administrative Expense Claims[3]	Except with respect to Administrative Expense Claims that are Professional Fee Claims (as defined below) or Priority Tax Claims (as defined below), and except to the extent that a holder of an allowed Administrative Expense Claim (including a claim arising under section 503(b)(9) of the Bankruptcy Code that has not been paid pursuant to a motion filed with the Bankruptcy Code) and the Debtors, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, agree to a less favorable treatment, each holder of an allowed Administrative Expense Claim shall, in full and final satisfaction of its claim, be paid in full in cash; provided, however, that allowed Administrative Expense Claims that arise in the ordinary course of the Debtors’ business, including Administrative Expense Claims arising from or with respect to the sale of goods or services on or after the Petition Date, the Debtors’ executory contracts and unexpired leases, and all Administrative Expense Claims that are Intercompany Claims (as defined below), shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions, without further action by the holders of such Administrative Expense Claims or further approval by the Bankruptcy Court.

Professional Fee Claims[4]	All final requests for payment of Professional Fee Claims must be filed no later than sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court and paid in full in cash.

Priority Tax Claims[5]	Except to the extent that a holder of an allowed Priority Tax Claim and the Debtors, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, agree to a less favorable treatment, each holder of an allowed Priority Tax Claim shall receive, at the option of the Debtors, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, in full and final satisfaction of such claim either (i) cash in an amount equal to such allowed Priority Tax Claim, (ii) equal annual installment payments in cash, of a total value, as of the Effective Date, equal to the allowed amount of such claim, over a period ending not later than five (5) years after the Petition Date, or (iii) treatment in a manner not less favorable than the most favored non-priority unsecured claim provided for by the Plan.

Revolving Credit Agreement Claims[6]	Holders of allowed Revolving Credit Agreement Claims shall receive, in full and final satisfaction of their claims, a new term note in the amount of their claim in accordance with section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court or such other treatment that is reasonably acceptable to the Debtors, the UCC, and the Requisite Plan Sponsors.

[3]	“Administrative Expense Claim” means a claim for the costs and expenses of administration of the Debtors’ chapter 11 estates pursuant to section 503(b) and 507(a)(2) of the Bankruptcy Code.

[4]	“Professional Fee Claim” means any claim for accrued fees and expenses (including success fees) for services rendered and expenses incurred by a professional subject to the Court’s approved interim compensation procedures from the Petition Date through and including the Effective Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. For the avoidance of doubt, the fees and expenses of indenture trustees does not constitute a Professional Fee Claim.

[5]	“Priority Tax Claim” means any claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

[6]	“Revolving Credit Agreement Claims” means claims arising out of that certain Credit Agreement, dated as of January 23, 2014 (as amended, restated, supplemented, or otherwise modified from time to time) by and among, inter alios, CHC SA and the other borrowers party thereto, with the lenders and issuing banks party thereto from time to time, HSBC Bank PLC, as administrative agent and HSBC Corporate Trustee Company (UK) Limited, as collateral agent.

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ABL Credit Agreement Claims[7]	If the Debtors are able to reach an agreement with the lenders under the ABL Credit Agreement on a restructuring of the obligations thereunder, any term sheet setting forth the terms and conditions of such agreement (the “ABL Term Sheet”) to be submitted to the Court shall be in all respects reasonably acceptable to the Debtors, the Plan Sponsors, and the UCC. All definitive documents implementing the terms thereof shall be in all respects reasonably acceptable to the Debtors, the Requisite Plan Sponsors, and the UCC.

Senior Secured Notes Claims[8]

Subject to the Senior Secured Notes agreement to waive distribution on the Senior Secured Notes Deficiency Claim (as defined below), the Senior Secured Notes Claims shall be allowed in the aggregate amount of no less than $1.067 billion (the “Senior Secured Notes Secured Claims”).

Each holder of an allowed Senior Secured Notes Secured Claim shall receive, on account of and in full and final satisfaction thereof, its pro rata share of: (i) 79.5% of the New Common Shares, prior to dilution on account of the New Second Lien Convertible Notes and the MIP (which shall equate to 11.6% of the New Common Shares, after dilution (as of the Effective Date) on account of the New Second Lien Convertible Notes (as if the New Second Lien Convertible Notes converted on the Effective Date), but prior to dilution on account of the MIP); and (ii) rights to participate in $280 million of the Rights Offering investment for the New Second Lien Convertible Notes, the number of shares of New Common Shares issuable upon conversion of such New Second Lien Convertible Notes will initially be equal to 74.4% of the New Common Shares on a fully diluted basis (but subject to dilution for the MIP) as of the Effective Date (i.e. $404.4 million face amount of the New Second Lien Convertible Notes as of the Effective Date).

Of the distribution to Senior Secured Notes Claims, up to 1% of the New Common Shares (after dilution on account of the New Second Lien Convertible Notes, but prior to dilution on account of the MIP) shall be made available to holders of Senior Secured Notes Claims that are Non-Eligible Offerees who make a timely election on the terms and conditions set forth in the Rights Offering Procedures, with any unclaimed portion of such New Common Shares being distributed pro rata to all holders of Senior Secured Notes Claims.

The resulting deficiency claims of holders of Senior Secured Notes Claims (the “Senior Secured Notes Deficiency Claims”) shall be classified and vote as General Unsecured Claims; provided, however, the holders of Senior Secured Notes Claims shall waive any recovery on account of the Senior Secured Notes Deficiency Claims.

[7]	“ABL Credit Agreement Claims” means claims arising out of that certain Credit Agreement, dated as of June 12, 2015 (as amended, restated, supplemented or otherwise modified from time to time) with the lenders and issuing banks party thereto from time to time, and Morgan Stanley Senior Funding, Inc., as administrative agent and BNP Paribas SA, as collateral agent (the “ABL Credit Agreement”).

[8]	“Senior Secured Notes Claims” means claims arising out of that certain Indenture, dated as of October 4, 2010 (as amended, restated, supplemented, or otherwise modified from time to time) by and among CHC SA, as issuer, the Bank of New York Mellon, as indenture trustee, and HSBC Corporate Trustee Company (UK) Limited, as collateral agent.

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Other Secured Claims[9]	To the extent that any Other Secured Claim exists, except to the extent that a holder of an allowed Other Secured Claim agrees to less favorable treatment with the Debtors, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, each holder of an allowed Other Secured Claim shall, in full and final satisfaction of such claim, (i) be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an allowed Other Secured Claim to demand or to receive payment of such allowed Other Secured Claim prior to the stated maturity of such allowed Other Secured Claim from and after the occurrence of a default, (ii) receive cash in an amount equal to such allowed Other Secured Claim as determined in accordance with section 506(a) of the Bankruptcy Code, on the later of the initial distribution date under the Plan and thirty (30) days after the date such Other Secured Claim is allowed (or as soon thereafter as is practicable), or (iii) receive the collateral securing its allowed Other Secured Claim on the later of the initial distribution date under the Plan and the date such Other Secured Claim becomes an allowed Other Secured Claim, or as soon thereafter as is reasonably practicable, in each case as determined by the Debtors and consented to by the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld.

Other Priority Claims[10]	Except to the extent that a holder of an allowed Other Priority Claim and the Debtors agree, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, to less favorable treatment to such holder, each holder of an allowed Other Priority Claim shall receive, in full and final satisfaction of such claim, payment in full in cash; provided, however, that any Other Priority Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

General Unsecured Claims[11]

Holders of allowed General Unsecured Claim (other than on account of the Senior Secured Notes Deficiency Claims) shall receive, in the aggregate in full and final satisfaction of their claims, (i) 20.5% of the New Common Shares, prior to dilution on account of the New Second Lien Convertible Notes and the MIP (which shall equate to 3.0% of the New Common Shares, after dilution on account of the New Second Lien Convertible Notes, but prior to dilution on account of the MIP); (ii) rights to participate in $20 million of the Rights Offering investment for the New Second Lien Convertible Notes, the number of shares of New Common Shares issuable upon conversion of such New Second Lien Convertible Notes will be equal to 5.3% of the New Common Shares on a fully diluted basis (but subject to dilution for the MIP) as of the Effective Date (i.e. $28.9 million face amount of the New Second Lien Convertible Notes as of the Effective Date); and (iii) the New Unsecured Notes.

[9]	“Other Secured Claim” means any secured claim that is not a Revolving Credit Agreement Claim, ABL Claim, or Senior Secured Notes Claim.

[10]	“Other Priority Claim” means any claim asserting a priority described in section 507(a) of the Bankruptcy Code that is not: (a) an Administrative Expense Claim; (b) a Professional Fee Claim; or (c) a Priority Tax Claim.

[11]	“General Unsecured Claim” means any unsecured claim against any Debtor including, without limitation, Unsecured Notes Claims, claims on account of the Debtors’ rejection of executory contracts or unexpired leases, ABL Deficiency Claim and the Senior Secured Notes Deficiency Claims. For the avoidance of doubt, Intercompany Claims are not included in the definition of General Unsecured Claims.

9

Of the distributions to holders of General Unsecured Claims, holders of Unsecured Notes Claims shall receive (i) 8.9% of the New Common Shares, prior to dilution on account of the New Second Lien Convertible Notes and the MIP (which shall equate to 1.3% of the New Common Shares, after dilution on account of the New Second Lien Convertible Notes), but prior to dilution on account of the MIP; and (ii) all rights to participate in $20 million of the Rights Offering investment for the New Second Lien Convertible Notes (collectively, the “Unsecured Notes Distribution”). Of the Unsecured Notes Distribution, up to 0.1% of the New Common Shares (after dilution on account of the New Second Lien Convertible Notes, but prior to dilution on account of the MIP) shall be made available to holders of Unsecured Notes Claims that are Non-Eligible Offerees who make a timely election on the terms and conditions set forth in the Rights Offering Procedures, with any unclaimed portion of such New Common Shares being distributed pro rata to all holders of Unsecured Notes Claims.

Holders of General Unsecured Claims (other than Unsecured Notes Claims) shall receive (i) 11.6% of the New Common Shares, prior to dilution on account of the New Second Lien Convertible Notes and the MIP (which shall equate to 1.7% of the New Common Shares, after dilution on account of the New Second Lien Convertible Notes, but prior to dilution on account of the MIP), and (ii) the New Unsecured Notes. Allocation of these distributions to holders of other General Unsecured Claims shall be set forth in the Plan and determined by the Debtors and the UCC based on, among other things, the unencumbered assets available for distribution at each Debtor entity and intercompany claims asserted among Debtor entities.

With the consent of the Debtors, the UCC and the Requisite Plan Sponsors (which consent shall not be unreasonably withheld), a convenience class may be established and provide for distributions up to an aggregate amount of $750,000 in cash (the “Convenience Class Consideration”); provided, however, the principal amount of the New Unsecured Notes shall be reduced dollar for dollar by the amount of the Convenience Class Consideration.

“New Unsecured Notes” means new unsecured notes that shall be issued by the same issuer and guarantors as the New Second Lien Convertible Notes in the aggregate principal amount of $37.5 million, with an interest rate of 5.0%, payable in kind, maturity of seven years after the Effective Date, no amortization, payable in full (with accruals) upon maturity; provided, however, that upon the full conversion of the New Second Lien Convertible Notes, interest on the New Unsecured Notes shall be payable in cash. The New Unsecured Notes shall rank pari passu with the New Second Lien Convertible Notes and be deemed senior indebtedness of the Reorganized CHC but shall not have the benefit of any security or be convertible into New Common Shares. The salient terms of the New Unsecured Notes shall be the same as the New Second Lien Convertible Notes, except as specified above, as set forth on Exhibit F attached hereto.

Intercompany Claims[12]	All allowed Intercompany Claims shall be adjusted, continued or discharged in a manner reasonably acceptable to the Debtors, the Requisite Plan Sponsors and the UCC.

Intercompany Interests[13]	All Intercompany Interests shall be reinstated for administrative convenience.

[12]	“Intercompany Claim” means any prepetition or post-petition claim held by a Debtor against any Debtor.

[13]	“Intercompany Interest” means any equity interest in a Debtor that is held by another Debtor.

10

Existing Interests[14]	All Existing Interests shall be cancelled without any distribution on account of such Existing Interests.

GENERAL PLAN PROVISIONS

Plan Equity Value	The Disclosure Statement shall set forth the agreed equity value of the New Common Shares for purposes of the Plan of Reorganization, which equity value shall be $543.5 million (the “Plan Equity Value”), which assumes conversion of the New Second Lien Convertible Notes in full.

Tax Matters	The Plan of Reorganization shall be structured so as to preserve, to the greatest extent practicable, the Debtors’ net operating losses and any other valuable tax attributes. Reorganized CHC shall be taxable as a corporation.

Executory Contracts and Unexpired Leases	Except as provided in the Milestone Term Sheet or to the extent that the Debtors have already reached an agreement with counterparties to executory contracts and unexpired leases, and such agreement has been approved by the Bankruptcy Court, the treatment of executory contracts and unexpired leases under the Plan shall be determined in a manner reasonably acceptable in all respects to the Debtors, the Requisite Plan Sponsors and the UCC.

Board of Reorganized CHC	The initial board of Reorganized CHC shall have five (5) members, which shall consist of the Chief Executive Officer (Karl Fessenden) and four (4) other members selected by the Requisite Plan Sponsors in their sole discretion but after consultation with the Chief Executive Officer, provided that one of the four shall be an independent director. The Plan Sponsors shall consult with the UCC and the Individual Creditor Parties, regarding the selection of the independent director.

Other Governance Matters/Reporting Obligations	All corporate organization and governance matters with respect to Reorganized CHC, including corporate form, governance documents and selection of members of the board of directors (collectively, the “Governance Matters”) shall be consistent with this Term Sheet and as otherwise determined by the Requisite Plan Sponsors in their sole discretion, in consultation with the Debtors and the UCC, provided, however, that, to the extent any governance documents expressly adversely and disproportionately impact, or discriminate against, minority holders of New Common Shares, such provisions will be subject to the consent of the UCC, not to be unreasonably withheld, and consultation with the Individual Creditor Parties. The Plan Sponsor and the UCC agree that limiting certain rights to holders of New Common Shares, individually or in the aggregate, of a minimum number or percentage of outstanding New Common Shares (such as votes to approve matters or minimum holdings participation in preemptive rights (provided that with respect to preemptive rights such minimum holdings shall not exceed 1%) or registration rights) or holders who meet certain qualifications (such as institutional accredited investor status or U.S. residents) shall not be deemed to create any adverse and disproportionate impact), and provided, further, however, that Reorganized CHC shall be taxable as a corporation.

[14]	“Existing Interests” means: (a) all equity interests in the Debtors that are not held by other Debtors; and (b) all claims against the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

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Regardless of where Reorganized CHC is organized or the entity form of Reorganized CHC, (i) the duties owed to minority holders of New Common Shares by officers and directors of Reorganized CHC will be substantially the same as the duties owed to minority shareholders by officers and directors of a Delaware corporation (excluding corporate opportunity as to outside directors only), and (ii) the law of the place of organization of Reorganized CHC will be supplemented to the extent such law provides a lower standard of such duty than under the law applicable to a Delaware corporation.

All common holders will have the right to participate in any Reorganized CHC exchange offer made available to any other holder of equity securities. For the avoidance of doubt, the repurchase of equity securities for cash shall not be considered an “exchange.” The shares of New Common Shares held by small holders will not be subject to any transfer restrictions, including rights of first refusal or rights of first offer, except to comply with the U.S. and foreign securities laws (including prohibiting transfers resulting in Reorganized CHC becoming a reporting company). Customary tag-along and drag-along rights will apply (but for the avoidance of doubt, sales by small holders will not be subject to tag-along rights of other holders). Minority shareholders will not be required to execute a shareholders agreement provided that minority shareholders may be bound by an operating agreement (or similar document) and terms of the CHC Plan (if any) concerning corporate governance without such execution.

To the extent that Reorganized CHC is not a public reporting company, Reorganized CHC will provide unaudited quarterly financial statements for the first three quarters of a fiscal year and annual financial statements, which financial information may be made available to holders through a restricted electronic data room, and quarterly earnings calls with management. Such financial information may be made available to bona fide prospective purchasers who sign a customary non-disclosure agreement. The financial reporting obligations of Reorganized CHC described in the Restructuring Documents shall not be amended or modified to provide for less financial reporting to shareholders.

Retained Causes of Action	The Plan of Reorganization shall contain customary provisions regarding retention of all causes of action, including, subject to the ABL Term Sheet, any claims against Airbus related to the EC225 accident, by Reorganized CHC; provided, however, that potential chapter 5 claims against non-insider trade vendors and employees of Reorganized CHC as of the Effective Date shall be waived under the Plan of Reorganization.

Releases and Exculpation	The Plan of Reorganization shall include, to the extent permitted by law, customary release and exculpation provisions in favor of (i) the Debtors and their present and former directors and officers, (ii) the Plan Sponsors, (iii) the ad hoc group of holders of the Senior Secured Notes and its members, (iv) the Bank of New York Mellon, in its capacity as indenture trustee for the senior secured notes, (v) HSBC Corporate Trustee Company (UK) Limited, in its capacity as collateral agent for the Senior Secured Notes, (vi) Milestone and (vii) the UCC and its current and former members; (viii) Law Debenture Trust Company, as indenture trustee for the senior unsecured notes due 2021; (ix) the Individual Creditor Parties and (x) the foregoing’s professionals and agents, each of (i) through (x) solely in their capacity as such.

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Restructuring Expenses (to the Extent Not Paid Pursuant to the Cash Collateral Order)

As will be more fully set forth in the Backstop Agreement and/or Plan Support Agreement, all reasonable and documented fees and expenses of the Plan Sponsors, the Individual Creditor Parties (up to a maximum aggregate amount of $150,000) including all reasonable and documented fees and expenses incurred by the counsel, financial advisors, consultants and other professionals of such parties, shall be paid on a current basis after receipt of an invoice, each in accordance with the agreements between the Debtors and the applicable firm. All Restructuring Expenses billed prior to the Effective Date shall be paid on the Effective Date. For the avoidance of doubt, such counsel, financial advisors, consultants and other professionals to be paid pursuant to this section include Akin Gump Strauss Hauer & Feld LLP, Houlihan Lokey Capital, Inc., such other advisors retained by the Plan Sponsors and counsel to the Bank of New York Mellon. The fees, costs and expenses of Milestone and certain other entities specified in the Milestone Term Sheet shall be paid pursuant to the terms set forth in the Milestone Term Sheet.

The Plan shall provide for the payment of the reasonable and documented fees and expenses (including counsel fees) of the indenture trustee for the senior unsecured notes due 2021.

OTHER PROVISIONS

Transaction Milestones	The Plan Support Agreement shall include dates by which certain events must occur, including, among other things, entry of the PSA Order, entry of an order approving the disclosure statement, entry of an order confirming the Plan of Reorganization and the occurrence of the Effective Date, which milestones shall be acceptable in all respects to the Plan Sponsors, the UCC and the Debtors, each in their sole discretion.

Business Plan	If there are any modifications or amendments to the business plan provided by the Debtors to the Plan Sponsors and the UCC as of the date of the Plan Support Agreement, including any change in the period covered by such business plan or any replacement or new business plan, such modifications or amendments (or new business plan) shall be acceptable to the Requisite Plan Sponsors and the UCC, each in their sole discretion.

New ABL Facility	To the extent that the Debtors and the Plan Sponsors, in consultation with the UCC, seek to obtain a new asset based lending facility or any other type of financing to assist in the purchase of aircraft or provide working capital pursuant to an agreement to be entered into and effective on the Effective Date, such financing facility shall be in all respects reasonably acceptable to the Debtors, the Requisite Plan Sponsors, and the UCC.

MIP	On the Effective Date, Reorganized CHC will adopt a management incentive plan (the “MIP”) including a reservation of ten percent (10%) of the New Common Shares on a fully diluted basis (inclusive of the MIP shares) for distribution thereunder. The material terms of the MIP shall be included in a document to be filed as part of the Plan Supplement.

13

Cash Collateral Order	The Debtors, the Plan Sponsors and the UCC shall work in good faith to negotiate a consensual final order relating to the use of cash collateral (the “Final Cash Collateral Order”) that is reasonably acceptable in all respects to the Debtors, the Requisite Plan Sponsors and the UCC, for entry by October 18, 2016; provided, however, if a consensual Final Cash Collateral Order is not entered by October 18, 2016, the Debtors, the Plan Sponsors and the UCC will agree to a further interim order through the next omnibus hearing date of November 3, 2016 and a Final Cash Collateral Order reasonably acceptable in all respects to the Debtors, the Requisite Plan Sponsors and the UCC, shall be entered no later than November 3, 2016. The termination of the Plan Support Agreement shall be an event of default under the Final Cash Collateral Order and the Debtors’ right to use Cash Collateral (as defined in the Final Cash Collateral Order) shall terminate fourteen (14) days following the occurrence of such event of default.

Post-Effective Date Committee	So long as the UCC does not terminate its obligations under the Plan Support Agreement, a post-Effective Date committee comprised of three members of the UCC will be formed on the Effective Date and funded by Reorganized CHC (subject to the Committee Fee Cap (as defined below)), and will have (i) consultation rights for the settlement of any General Unsecured Claims filed or asserted in the amount of $5 million or more, (ii) reasonable consent rights with respect to any settlement of a General Unsecured Claim that is settled for an Allowed General Unsecured Claim in excess of $5 million. In the event the post-effective date committee does not consent to any such claim settlement, Reorganized CHC shall have the right to seek approval of such claim settlement by the Bankruptcy Court pursuant to Bankruptcy Rule 9019. The Plan of Reorganization will provide that the Bankruptcy Court will retain jurisdiction to resolve any disputes related to post-Effective Date claims resolution. The fees and expenses of the post-Effective Date committee shall not exceed $500,000 in the aggregate (the “Committee Fee Cap”).

Approval in Potential Canadian and/or Other Foreign Proceedings	To the extent that approvals are required that necessitate proceedings in foreign jurisdictions other than Canada and the Cayman Islands (to the extent disclosed to the Plan Sponsors and the UCC, subject to appropriate confidentiality restrictions, prior to the date of the Plan Support Agreement), the Debtors, the UCC and the Requisite Plan Sponsors shall jointly agree on the appropriate proceedings and processes to efficiently achieve such approvals.

Other Matters

The Plan Support Agreement shall include a termination event to the extent the unrestricted cash liquidity as of the Effective Date is less than an amount to be agreed upon by the Debtors, the UCC and the Requisite Plan Sponsors (after accounting for payments to be made on the Effective Date).

Except as otherwise provided herein, other provisions set forth in the Plan Support Agreement, the Plan of Reorganization and all other documents or agreements related to the reorganization, including all exhibits, attachments, supplements, orders and documents related thereto, shall be in all respects reasonably acceptable to the Debtors, the UCC and the Requisite Plan Sponsors.

14

Exhibit A

Plan Sponsors

1.	AllianceBernstein L.P.

2.	Bain Capital Credit, LP

3.	Carl Marks Management Company

4.	Franklin Advisers, Inc.

5.	Tennenbaum Capital Partners

6.	Wayzata Investment Partners LLC

Exhibit B

Individual Creditor Parties

1.	Marble Ridge Capital LP

2.	Solus Alternative Asset Management LP

Exhibit C

Backstop Commitment Parties

Backstop Commitment Party	Commitment
AllianceBernstein L.P.	$57,231,439.00
Bain Capital Credit, LP	$108,380,404.00
Carl Marks Management Company	$36,124,146.00
FHIT – Franklin High Income Fund	$15,000,000.00
Marble Ridge Capital LP	$5,676,614.00
Solus Alternative Asset Management LP	$14,323,386.00
Tennenbaum Capital Partners	$19,480,268.00
Wayzata Investment Partners LLC	$43,783,743.00
Total	$300,000,000.00

Exhibit D

New Second Lien Convertible Notes Term Sheet

This Summary of Terms and Conditions provides an outline of a proposed new second lien convertible notes financing. This Term Sheet does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the documentation relating to such transactions. Any capitalized terms not defined herein shall have the meanings set forth in the Joint Plan of Reorganization Term Sheet.

Issuer	Reorganized CHC.

Guarantors	Same as under any credit facility provided as consideration on account of the claims of the Holders of allowed Revolving Credit Agreement Claims (a “New Credit Facility”) or otherwise reasonably acceptable to the Requisite Plan Sponsors, the Debtors and the UCC.

Purchase Price	$300.0 million

Facility	$464.1 million (inclusive of the original issue discount, Equitization Premium and the Put Option Premium) in face amount of second lien convertible notes (the “New Second Lien Convertible Notes”).

Equitization Premium	$100.0 million of New Second Lien Convertible Notes

Put Option Premium	$30.8 million of New Second Lien Convertible Notes

Original Issue Discount	10.0%

Initial Holders

Each holder that is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) of (i) an allowed Senior Secured Notes Claim shall have the right to purchase its pro rata share of $404.4 million of the New Second Lien Convertible Notes and (ii) an allowed Unsecured Notes Claim shall have the right to purchase their pro rata share of $28.9 million of the New Second Lien Convertible Notes, in each case, pursuant to the Rights Offering.

New Second Lien Convertible Notes will be held in street name through DTC to the extent the initial holders thereof are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act), to the extent practicable.

Security	Same as the collateral under the New Credit Facility or otherwise reasonably acceptable to Requisite Plan Sponsors, the Debtors and the UCC but, in each case, junior to the liens securing the New Credit Facility.

Interest	Will not bear or pay interest other than in connection with an event of default.

Default Rate	Upon and during the continuance of any event of default, interest shall accrue at a rate of 2.0% per annum, payable in cash.

Maturity	The date that is 3.5 years after the Effective Date (the “Maturity Date”).

Dividends	Participation in ordinary share dividends (other than dividends paid in New Common Shares) on an as-converted basis.

Voting Rights	Entitled to vote on all matters upon which the holders of ordinary shares may vote, on an as-converted basis.

Backstop Commitments	The Backstop Commitment Parties shall backstop the New Second Lien Convertible Notes issuance and receive the Put Option Premium in consideration for such backstop commitment as set forth in the Joint Plan of Reorganization Term Sheet.

Mandatory Conversion

The New Second Lien Convertible Notes will be mandatorily converted to New Common Shares upon the occurrence of any of the events set forth below (the date of such conversion, the “Conversion Date”). The number of New Common Shares issuable upon conversion of the $464.1 million outstanding principal amount of New Second Lien Convertible Notes will be equal to 85.4% of the New Common Shares outstanding as of the Effective Date on a fully diluted basis (but subject to dilution for the MIP), subject to adjustments related to anti-dilution protections. The conversion price shall be $464.1 million (even if less than that aggregate face amount of New Second Lien Convertible Notes is issued on the Effective Date) divided by the aggregate number of New Common Shares issuable in respect of $464.1 million face amount of New Second Lien Convertible Notes on the Effective Date, subject to anti-dilution protections or other adjustments as described below (the “Conversion Price”). It being understood that if the aggregate face amount of New Second Lien Convertible Notes issued on the Effective Date is less than $464.1 million, (i) the Conversion Price will not be adjusted and (ii) the percentage of New Common Shares outstanding as of the Effective Date on a fully diluted basis (but subject to dilution for the MIP) issuable upon conversion of the outstanding principal amount of New Second Lien Convertible Notes shall be adjusted as appropriate.

New Second Lien Convertible Notes will mandatorily convert upon:

•      Any bona fide arm’s length issuance by Reorganized CHC of the New Common Shares to entities or persons that are not shareholders of Reorganized CHC (or affiliates of shareholders of Reorganized CHC) holding more than 10% of the New Common Shares immediately prior to such issuance for cash proceeds (net of underwriting commissions, placement fees, other similar expenses and other related fees and expenses), of $75.0 million or more in a single transaction at a pre-money equity value (post-conversion of the New Second Lien Convertible Notes) that is equal to or greater than 130.0% of the then-applicable Conversion Price.

•      If the New Common Shares are traded on a national securities exchange, the first trading day on which the trailing 30-day VWAP of the New Common Shares is 130% of the then-applicable Conversion Price.

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•      30 days’ written notice to Reorganized CHC from holders of a majority of the aggregate principal amount of the New Second Lien Convertible Notes then outstanding.

•      Upon the occurrence of the Maturity Date.

Voluntary Conversion	Each holder of the New Second Lien Convertible Notes may elect at any time to convert their New Second Lien Convertible Notes into New Common Shares at the then-applicable Conversion Price.

Conversion Adjustments	The New Second Lien Convertible Notes shall contain customary anti-dilution protections or other adjustments including, without limitation, in connection with a subdivision or combination of outstanding New Common Shares, reclassification, recapitalization, stock split, stock dividends or similar events, issuance of rights or warrants, spin-off transactions, tender offers, share buybacks, and distributions or dividends in cash, in kind or securities, including dividends paid in New Common Shares (unless the holders of the New Second Lien Convertible Notes are fully participating in such dividends or distributions).

Prepayments	None permitted.

Affirmative and Negative Covenants	Covenants customarily found in convertible notes for similar financings for public companies, taking into account the secured nature of the notes, reasonably acceptable to the Requisite Plan Sponsors, the Debtors and the UCC.

Financial Covenants	None.

Events of Default

Events of default customarily found in convertible notes for similar financings for public companies, taking into account the secured nature of the notes, with the thresholds reasonably acceptable to the Requisite Plan Sponsors, Debtors and the UCC; provided that, an event of default under the New Credit Facility will not cause an event of default under the New Second Lien Convertible Notes unless lenders under the New Credit Facility accelerate the New Credit Facility as a result of such event of default.

Upon the acceleration of New Second Lien Convertible Notes, the principal amount of New Second Lien Convertible Notes, plus accrued but unpaid interest at the default rate shall be immediately payable in cash to the holders thereof.

Registration Rights	Certain holders of New Common Shares and New Second Lien Convertible Notes will have post-IPO demand, piggyback and shelf registration rights with respect to their Reorganized CHC securities.

Liquidation

In the event of any liquidation, dissolution or winding up of Reorganized CHC, the holders of the New Second Lien Convertible Notes shall be entitled to receive the greater in value of (i) the face amount of the New Second Lien Convertible Notes in cash and (ii) the consideration such holders would receive in such transaction on an as-converted basis.

A merger, consolidation, other corporate reorganization or similar transaction in which the holders of the voting power (including both New Common Shares and New Second Lien Convertible Notes) of Reorganized CHC prior to such transaction possess less than a majority of the voting power of the surviving entity by reason of their holdings of the New Common Shares and New Second Lien Convertible Notes immediately prior to such transaction, or any transaction in which all or substantially all of the assets of Reorganized CHC are sold to an entity that the holders of the voting power (including both New Common Shares and New Second Lien Convertible Notes) of Reorganized CHC own less than a majority of the voting power of the purchaser entity, shall be deemed to be a liquidation.

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Exhibit E

New Unsecured Note Term Sheet

This Summary of Terms and Conditions provides an outline of the proposed new unsecured notes (the “New Unsecured Notes”) to be issued under the Joint Plan of Reorganization. This Term Sheet does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the documentation relating to such transactions. Any capitalized terms not defined herein shall have the meanings set forth in the Joint Plan of Reorganization Term Sheet.

Issuer	Reorganized CHC.
Guarantors	Same as under the New Convertible Second Lien Notes and any credit facility provided as consideration on account of the claims of the Holders of allowed Revolving Credit Agreement Claims (a “New Credit Facility”) or otherwise reasonably acceptable to the Requisite Plan Sponsors, the Debtors and the UCC.
Principal Amount	$37.5 million, subject to an agreed upon reduction in the amount of the Convenience Class Consideration (if any).
Initial Holders	On or after the Effective Date, in accordance with and subject to the terms of the Plan, holders of allowed General Unsecured Claims (other than holders of Senior Secured Notes Deficiency Claims and Unsecured Notes Claims) shall each receive their pro rata share of the New Unsecured Notes.
Ranking	The New Unsecured Notes shall rank pari passu with the New Second Lien Convertible Notes and be deemed senior indebtedness of the Reorganized CHC but shall not have the benefit of any security or be convertible into New Common Stock.
Amortization	No amortization shall be required with respect to the New Unsecured Notes. The New Unsecured Notes will be payable on the Maturity Date (defined below) or upon an earlier mandatory prepayment or acceleration after an Event of Default.
Interest

5% per annum, payable quarterly

Interest will be payable in kind until the earlier of the maturity (or accelerated maturity) of the New Second Lien Convertible Notes or conversion of the New Second Lien Convertible Notes, after which the interest on the New Unsecured Notes shall be payable in cash. In the event that the change from interest paid in kind to interest paid in cash occurs in the middle of an interest period, the accrued interest will be prorated and will be payable in kind for such period pre-conversion and in cash for such period post-conversion.

Default Rate	Upon and during the continuance of any event of default, interest shall accrue at a rate of 7.0% per annum, payable in cash regardless of whether the New Second Lien Convertible Notes have converted.
Maturity	The date that is 7 years after the Effective Date (the “Maturity Date”).
Prepayments	Upon a change in control or initial public offering of the Reorganized CHC, the Issuer must offer to purchase all of the outstanding New Unsecured Notes at 101% of the outstanding principal amount thereof plus all accrued and unpaid interest. Except as otherwise stated in the prior sentence, the New Unsecured Notes may be prepaid or redeemed in whole or in part at any time, without premium or penalty.

Affirmative and Negative Covenants	Same as New Second Lien Convertible Notes.
Financial Covenants	None.
Events of Default

Same as the New Second Lien Convertible Notes.

Upon the acceleration of New Unsecured Notes, the principal amount of New Unsecured Notes, plus change of control premium (if applicable), plus accrued but unpaid interest at the default rate shall be immediately payable in cash to the holders thereof.

Registration / Transferability	The issuance of the New Unsecured Notes shall be exempt from the registration requirements of the securities laws as a result of Section 1145 of the Bankruptcy Code. The New Unsecured Notes will be held in street name through DTC and will be freely transferable.
Information Rights	Same as available to equity holders under the charter documents of the Reorganized CHC, or, if greater to the New Second Lien Convertible Notes (other than collateral-level reporting).
Governing Law and Jurisdiction	New York

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Exhibit C

Rights Offering Procedures4

4 NTD: pending.

RIGHTS OFFERING PROCEDURES

I.	Introduction

The Debtors are pursuing a proposed financial restructuring of their existing debt and other obligations to be effectuated pursuant to the Plan of Reorganization (the “Plan”) in connection with the Chapter 11 Cases, in accordance with the terms and conditions set forth in the Plan Support Agreement, by and among the Debtors, the Official Committee of Unsecured Creditors) and certain other creditors of the Debtors. On May 5, 2016, the Debtors filed for chapter 11 protection in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”). Their Chapter 11 Cases are being jointly administered under the caption In re CHC Group Ltd., et al., Ch. 11 Case No. [16-31854] (BJH). Capitalized terms used but not otherwise defined herein shall have the meanings set forth for such terms in the Joint Plan of Reorganization Term Sheet.

In connection with the Plan, after having obtained approval of these procedures (the “Rights Offering Procedures”) by an order of the Bankruptcy Court (such approval, the “Rights Offering Order”), the Debtors will launch the Rights Offering to Eligible Offerees (as defined below), pursuant to which the Eligible Offerees shall be offered a right (each, a “Right”) to purchase up to such Eligible Offeree’s pro rata portion of $433.3 million aggregate principal amount of the New Second Lien Convertible Notes, on the terms and conditions set forth in the Plan, at an aggregate purchase price equal to $300.0 million.

An “Eligible Offeree” is a holder or transferee of an allowed Senior Secured Notes Claim (an “Allowed Senior Secured Notes Claim”) or an allowed Unsecured Notes Claim (an “Allowed Unsecured Notes Claim”), in each case who is an “accredited investor” within the meaning of Rule 501(a) (“Accredited Investor”) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), as of the Rights Offering Record Date (as defined below). A “Non-Eligible Offeree” is a holder of an Allowed Senior Secured Notes Claim or an Allowed Unsecured Notes Claim that is not an Accredited Investor.

Only Eligible Offerees may participate in the Rights Offering. In lieu of Rights, Non-Eligible Offerees will be given the opportunity to receive a substitute distribution (a “Substitute Distribution”) consisting of new equity in Reorganized CHC (“New Common Shares”).

These Rights Offering Procedures, upon entry of the Rights Offering Order, will govern the ability of Eligible Offerees to participate in the Rights Offering or the Non-Eligible Offerees to receive the Substitute Distribution.

All questions relating to these Rights Offering Procedures, other documents associated with the Rights Offering, or the requirements to participate in the Rights Offering should be directed to Kurtzman Carson Consultants LLC, the subscription agent (the “Subscription Agent”) to be retained by the Debtors at:

Kurtzman Carson Consultants LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Attention: CHC Group Ltd

Tel: (877) 833-4150

A Disclosure statement is being distributed in connection with the debtors’ solicitation of votes to accept or reject the Plan (THE “Disclosure statement”) and that document sets forth important information that should be carefully read and considered by each Eligible OFFEREE prior to making a decision to participate in the Rights Offering. additional copies of the disclosure statement are available upon request from the subscription agent and at the debtors’ restructuring website: http://www.kccllc.net/chc.

These Rights Offering Procedures, the Offering Form and the accompanying Instructions should be read carefully before exercise of the Rights, as strict compliance with their terms is required. Holders of Rights may wish to seek legal advice concerning the Rights Offering.

II.	Rights Offering

To exercise its Right in the Rights Offering, an Eligible Offeree must directly or through its Subscription Nominee (as defined below) (i) complete the offering form, which will accompany the ballot form distributed in connection with the solicitation of acceptances of the Plan following entry of the Rights Offering Order, entitling such Eligible Offeree to exercise its Rights, in whole or in part (the “Offering Form”), and (ii) pay the purchase price (other than the Backstop Commitment Parties) which (x) in the case of holders of an Allowed Senior Secured Notes Claim, is an amount equal to its pro rata share of $280.0 million (which will purchase its pro rata share of $404.4 million in face amount of the New Second Lien Convertible Notes as of the Effective Date) and (y) in the case of holders of an Allowed Unsecured Notes Claim, is an amount equal to its pro rata share of $20.0 million (which will purchase its pro rata share of $28.9 million in face amount of the New Second Lien Convertible Notes as of the Effective Date) (in each case, as applicable, the “Purchase Price”), such pro rata share to be calculated as the proportion that an Eligible Offeree’s Allowed Senior Secured Notes Claim or Allowed Unsecured Notes Claim, as applicable, bears to the aggregate amount1 of all Allowed Senior Secured Notes Claims and Allowed Unsecured Notes Claims, respectively, as of [●], 2016 (the “Rights Offering Record Date”), rounded down to the nearest dollar. In addition, in order to exercise its Rights, an Eligible Offeree must affirmatively vote in favor of the Plan.

Each Eligible Offeree may exercise all, some, or none of such pro rata share, and the Purchase Price for such Eligible Offeree will be adjusted accordingly. The principal amount of New Second Lien Convertible Notes issued to an Eligible Offeree who elects to purchase such New Second Lien Convertible Notes shall also be rounded down to the nearest dollar.

1 For the avoidance of doubt, this amount includes the outstanding principal amount of such claims and any accrued and unpaid interest thereon to, but excluding, May 5, 2016, the petition date, but not including any post-petition interest.

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For the avoidance of doubt, the Rights shall not be transferable, assignable or detachable other than in connection with the transfer of the corresponding Senior Secured Notes Claims or Unsecured Claims Notes, as applicable, and other than in accordance with these Rights Offering Procedures. See Section V.D. below for more information related to transfers and the related procedures.

III.	The Backstop

The Rights Offering will be backstopped by the Backstop Commitment Parties. Each of the Backstop Commitment Parties, severally2 and not jointly, has agreed, pursuant to the Backstop Agreement, to purchase all New Second Lien Convertible Notes that are not purchased by other Eligible Offerees pursuant to the Rights Offering (the “Unsubscribed Notes”), on a pro rata basis, in accordance with the percentages set forth in Exhibit A to the Backstop Agreement.3 To compensate the Backstop Commitment Parties for the risk of their undertakings in the Backstop Agreement and as consideration for their backstop commitments, the Debtors will pay to such Backstop Commitment Parties the Put Option Premium (as defined in the Backstop Agreement) pursuant to the terms and conditions in the Backstop Agreement.

There will be no over-subscription privilege in the Rights Offering. The Unsubscribed Notes will not be offered to other Eligible Offerees but will instead be purchased by the Backstop Commitment Parties in accordance with the Backstop Agreement.

Notwithstanding anything herein to the contrary, the rights and obligations of the Backstop Commitment Parties in the Rights Offering shall be governed by the Backstop Agreement.

IV.	Commencement/Expiration of the Rights Offering

The Rights Offering shall commence on the day upon which the Offering Forms are distributed in connection with the solicitation of acceptances of the Plan (the “Rights Commencement Date”), which is expected to be no later than the fourth Business Day (as defined in the Backstop Agreement) after entry of the Rights Offering Order. The Rights Offering shall expire at 5:00 p.m. (New York City time) on the voting deadline under the Plan, or such other date as the Debtors may agree, subject to the approval of the Bankruptcy Court (if applicable), and the reasonable consent of the UCC and the Backstop Commitment Parties holding at least a majority of the Backstop Commitments held by non-defaulting Backstop Commitment Parties (the “Requisite Investors”), and the Debtors shall specify in a notice provided to the Backstop Commitment Parties before 9:00 a.m. (New York City time) on the Business Day before the then-effective Rights Expiration Time (such time and date, as may be extended, the “Rights Expiration Time”). The Debtors shall promptly notify, or cause to be notified, the holders of Allowed Senior Secured Notes Claims and Allowed Unsecured Notes Claims of any extension of the new Rights Expiration Time.

2 For the avoidance of doubt, each Backstop Commitment Party shall be liable for its pro rata share of the Backstop Commitment of any Backstop Commitment Party which breaches its obligations, up to an aggregate amount of $20.0 million for all Backstop Commitment Parties as set forth in the Backstop Agreement.

3 For the avoidance of doubt, each of the Backstop Commitment Parties, severally and not jointly, has agreed to purchase any New Second Lien Convertible Notes that are not purchased on account of any Non-Eligible Offerees.

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The Debtors will furnish, or cause to be furnished, Offering Forms to the applicable brokers, dealers, commercial banks, trust companies, or other agents or nominees of the holders of Senior Secured Notes and Unsecured Notes (the “Subscription Nominees”). Each Subscription Nominee will be entitled to receive sufficient copies of the Offering Form for distribution to the beneficial owners of the Company’s existing 9.250% Senior Secured Notes Due 2020 (the “Senior Secured Notes”) and 9.375% Senior Notes Due 2021 (the “Unsecured Notes” and, together with the Senior Secured Notes, the “Existing Notes”) for whom such Subscription Nominee holds such Existing Notes.

V.	Exercise of Rights

Each Eligible Offeree that elects to participate in the Rights Offering must affirmatively make a binding, irrevocable election to exercise its Rights (the “Binding Rights Election”) before the Rights Expiration Time.

The Binding Rights Election, upon receipt by the Subscription Agent, cannot be withdrawn.

Each Eligible Offeree is entitled to participate in the Rights Offering solely to the extent provided in these Rights Offering Procedures, except in the case of Eligible Offerees who are Backstop Commitment Parties, who have agreed to participate in the Rights Offering to the extent also provided in the Backstop Agreement.

Each participating Eligible Offeree who submits a Binding Rights Election shall be notified of its receipt and acceptance.

A.	Exercise by Eligible Offerees

To exercise the Rights, each Eligible Offeree must:

(i)	return a duly completed Offering Form to the Subscription Agent so that the duly completed Offering Form is actually received by the Subscription Agent on or before the Rights Expiration Time;

(ii)	pay to the Rights Offering Escrow Account (as defined below), by wire transfer of immediately available funds, the Purchase Price, so that payment of the Purchase Price is actually deposited into the Rights Offering Escrow Account on or before the Rights Expiration Time; provided, that the Backstop Commitment Parties (in their capacities as Eligible Offerees) shall be required to pay their respective Purchase Prices in accordance with the terms of the Backstop Agreement; and

(iii)	vote, on behalf of its Senior Secured Notes Claims and/or Unsecured Notes Claims, to accept, and not object to, the Plan.

To exercise its Rights, any Eligible Offeree who holds through a Subscription Nominee must:

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(i)	return a duly completed Offering Form to its Subscription Nominee or otherwise instruct its Subscription Nominee as to its instructions for the Rights (in each case in sufficient time to allow such Subscription Nominee to deliver the Offering Form, along with any other required documentation, to the Subscription Agent, and arrange for its Subscription Nominee to effectuate the tendering of Existing Notes into the accounts established at DTC to administer this process, prior to the Rights Expiration Time);

(ii)	pay to its Subscription Nominee, by wire transfer of immediately available funds (or such other method as required by a Subscription Nominee), the Purchase Price along with instructions to its Subscription Nominee to pay such Purchase Price to the Rights Offering Escrow Account on such Eligible Offeree’s behalf, in each case, in accordance with procedures established by its Subscription Nominee, which, in turn, must comply with clauses (i) and (ii) of the immediately preceding paragraph; and

(iii)	also submit a ballot to vote, on behalf of its Senior Secured Notes Claims and/or Unsecured Notes Claims, to accept, and not object to, the Plan, which shall be verified by the Subscription Agent.

For purposes of this Rights Offering, neither The Bank of New York Mellon, in its capacity as indenture trustee for the Senior Secured Notes, nor Law Debenture Trust Company, in its capacity as indenture trustee for the Unsecured Notes, shall constitute a Subscription Nominee and neither shall have any responsibility with respect to sending any Rights Offering information or collecting any Offering Forms.

B.	Deemed Representations and Acknowledgements

Any Eligible Offeree that participates in the Rights Offering is deemed to have made the following agreements, representations and acknowledgements:

Such Eligible Offeree:

(i)	recognizes and understands that the Rights are not transferable except in accordance with the procedures set forth in Section V.D below, and that the benefits of the Rights are not separable from the claim or securities with respect to which the Rights have been granted;

(ii)	represents and warrants that it will not accept a distribution of New Second Lien Convertible Notes if at such time, it does not hold an Allowed Senior Secured Notes Claim or an Allowed Unsecured Notes Claim and, by accepting a distribution of New Second Lien Convertible Notes, such Eligible Offeree will be deemed to represent and warrant that it is the holder thereof;

(iii)	represents and warrants that it is an Accredited Investor and otherwise an Eligible Offeree; and

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(iv)	agrees and acknowledges that, by subscribing to purchase the New Second Lien Convertible Notes, it has voted, or will vote simultaneously with the exercise of its Rights, in favor of, and will not object to, the Plan.

C.	Failure to Exercise Rights & Payment for Rights

Unexercised Rights will be relinquished on the Rights Expiration Time. If, on or prior to the Rights Expiration Time, the Subscription Agent for any reason does not receive from an Eligible Offeree or its Subscription Nominee on behalf of an Eligible Offeree (i) a duly completed Offering Form4 and (ii) immediately available funds by wire transfer in an amount equal to the total applicable Purchase Price for such Eligible Offeree’s Rights, such Eligible Offeree shall be deemed to have irrevocably relinquished and waived its Rights, subject to Section V.D below; provided, that the Backstop Commitment Parties (in their capacities as Eligible Offerees) shall not be required to pay their respective Purchase Prices until the Effective Date.

If an Eligible Offeree fails to vote its Claims to accept the Plan, does not vote, or objects to the Plan, such Eligible Offeree shall be deemed to have irrevocably relinquished and waived its Rights, subject to Section V.D below.

Any attempt to exercise Rights after the Rights Expiration Time shall be null and void and the Debtors shall not be obligated to honor any such purported exercise received by the Subscription Agent after the Rights Expiration Time regardless of when the documents relating thereto were sent.

D.	Transfer Restriction and Revocation

(i)	Transferability Restrictions Prior to Exercise of Rights

The Rights are not detachable from the Senior Secured Notes Claims or the Unsecured Notes Claims.

The Rights shall not be transferable or assignable unless such holder transfers its corresponding Senior Secured Notes Claim or Unsecured Notes Claim, as applicable, in respect of which such Rights were issued, and only holders of the Rights as of the Rights Offering Record Date (defined below) shall have the ability to exercise such Rights.

From the period commencing on the Rights Offering Record Date and unless and until a Right is exercised, any transfer or assignment of the corresponding Senior Secured Notes Claim or Unsecured Notes Claim shall void the Right.

(i)	Transferability Restrictions Following Exercise of Rights

After a Right has been exercised in accordance with these Rights Offering Procedures, the holder of the corresponding Senior Secured Notes Claim or Unsecured Notes Claim shall not transfer or assign such Senior Secured Note Claim or Unsecured Notes Claim unless such holder transfers or assigns with such Claim(s) the right to receive the proceeds of the exercise of the corresponding Rights in the Rights Offering, subject to compliance with applicable securities laws relating to the transfer of restricted securities, as evidenced by the delivery of a Transfer Notice to the Subscription Agent or other procedures acceptable to the Debtors and the Subscription Agent.

4 For the avoidance of doubt, the Backstop Commitment Parties (in their capacities as Eligible Offerees) shall not be required to submit an Offering Form.

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Both (i) the Rights (after they have been exercised) and (ii) the right to receive the proceeds of any Rights transferred pursuant to these Rights Offering Procedures, shall not be transferrable other than to an Accredited Investor or a QIB. A “QIB” means a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

A “Transfer Notice” is a notice delivered to the Subscription Agent notifying the Subscription Agent of the transfer of a Claim by the holder of the corresponding Rights through the Subscription Deadline, which indicates (i) the name of the transferor, the name of the transferee, the type of Claim being transferred and the principal amount of such Claims; and (ii) certifies that such transferee is a QIB or an Accredited Investor.

(ii)	Revocation

Once an Eligible Offeree has properly exercised its Rights, such exercise will not be permitted to be revoked, unless the Effective Date has not occurred by the 31st day after the Bankruptcy Court’s entry of the Confirmation Order (unless such date is extended in accordance with the terms of the Plan Support Agreement or the Backstop Agreement). Thereafter an Eligible Offeree shall be permitted to revoke such exercise so long as the Effective Date has not occurred. An Eligible Offeree electing to revoke the exercise of its Rights must deliver written notice to the Subscription Agent (i) stating that the Eligible Offeree revokes its Rights; (ii) stating the type and number of Rights being revoked, and (iii) certifying that the Rights are being revoked are the only Rights exercised by the Eligible Offeree (the “Revocation Notice”). Upon receipt of a properly completed and timely returned Revocation Notice by an Eligible Offeree, the Subscription Agent shall use reasonable efforts to return as promptly as practicable the applicable Rights Offering Amount. For the avoidance of doubt, any revocation of Rights shall not constitute a revocation of a vote to accept the Plan.

E.	Funds

The payments made to purchase New Second Lien Convertible Notes pursuant to the Rights Offering (the “Rights Offering Funds”) shall be deposited into an escrow account (the “Rights Offering Escrow Account”) for the purpose of holding the money for administration of the Rights Offering until the Effective Date. The Rights Offering Funds may not be used for any purpose other than to release the funds as directed by the Debtors on the Effective Date or as otherwise set forth in these Rights Offering Procedures or in the Plan, and, until released in accordance with the foregoing, the Rights Offering Funds will not be deemed part of the Debtors’ bankruptcy estate. The Rights Offering Funds shall not be encumbered by any lien, encumbrance, or cash collateral obligation. No interest will be paid to participating Eligible Offerees on account of any amounts paid in connection with their exercise of Rights under any circumstances.

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Notwithstanding anything to the contrary herein, pursuant to the terms of the Backstop Agreement, each Backstop Commitment Party shall not be obligated to make payments in connection with the Rights Offering into the Rights Offering Escrow Account prior to twenty-four (24) hours before the proposed Effective Date.

F.	Participating Eligible Offeree Release

See section [●] of the Plan for important information regarding releases.

VI.	Non-Eligible Offerees

A.	Conditions to Receipt of a Substitute Distribution

In order to be treated as a Non-Eligible Offeree and receive its Substitute Distribution under the Plan, a Non-Eligible Offeree must complete, or cause its Subscription Nominee to complete, an Offering Form certifying that it is not an Accredited Investor, and cause such Offering Form to be delivered to the Subscription Agent on or before the Rights Offering Expiration Time, and must vote to accept and may not object to the Plan. The Offering Form for each Non-Eligible Offeree must also specify if such Non-Eligible Offeree is a holder of an Allowed Unsecured Notes Claim or an Allowed Senior Secured Notes Claim in order to be eligible to receive the Substitute Distribution available to holders of each of these claims, as described in the paragraphs below. If a Non-Eligible Offeree does not satisfy such requirements, such Non-Eligible Offeree shall be deemed to have forever and irrevocably relinquished and waived the right to receive the Substitute Distribution pursuant to the Plan and these Rights Offering Procedures. Prior to making a Substitute Distribution to a Non-Eligible Offeree, the Reorganized Debtors may require such additional information as they deem necessary to confirm that such Non-Eligible Offeree qualifies as such in accordance with these Rights Offering Procedures.

A holder of an Allowed Senior Secured Notes Claim that is a Non-Eligible Offeree (a “Secured Non-Eligible Offeree”) that votes to accept the Plan and satisfies the conditions set forth herein shall receive, in lieu of the opportunity to participate in the Rights Offering, a Substitute Distribution in an amount equal to a ratio of New Common Shares for a specified amount of Allowed Senior Secured Notes Claims as further described in the Disclosure Statement, subject to the limitations described herein. If the New Common Shares that the Secured Non-Eligible Offerees are actually entitled to receive as a Substitute Distribution would exceed 1.0% of the New Common Shares on a fully-diluted basis as aforesaid, the Substitute Distribution that each such Secured Non-Eligible Offeree receives will be reduced in proportion to the excess. If the New Common Shares that all Secured Non-Eligible Offerees are actually entitled to receive as a Substitute Distribution is less than 1.0% of the New Common Shares on a fully-diluted basis as aforesaid, New Common Shares in the amount of the difference will be distributed to the holders of Allowed Senior Secured Notes Claims, pro rata.

8

A holder of an Allowed Unsecured Notes Claim that is a Non-Eligible Offeree (an “Unsecured Non-Eligible Offeree”) that votes to accept the Plan and satisfies the conditions set forth herein shall receive, in lieu of the opportunity to participate in the Rights Offering, a Substitute Distribution in an amount equal to a ratio of New Common Shares for a specified amount of Allowed Unsecured Notes Claims as further described in the Disclosure Statement, subject to the limitations described herein. If the New Common Shares that the Unsecured Non-Eligible Offerees are actually entitled to receive as a Substitute Distribution would exceed 0.1% of the New Common Shares on a fully-diluted basis as aforesaid, the Substitute Distribution that each such Unsecured Non-Eligible Offeree receives will be reduced in proportion to the excess. If the New Common Shares that all Unsecured Non-Eligible Offerees are actually entitled to receive as a Substitute Distribution is less than 0.1% of the New Common Shares on a fully-diluted basis as aforesaid, New Common Shares in the amount of the difference will be distributed to the holders of Allowed Unsecured Notes Claims, pro rata.

B.	Transfer Restrictions

Any transfer or assignment of the corresponding Senior Secured Notes Claim and/or Unsecured Notes Claim by a Non-Eligible Offeree shall void the right to receive a Substitute Distribution.

VII.	Miscellaneous

A.	Method of Delivery

The method of delivery of the Offering Form, the applicable Purchase Price and any other required documents is at each Eligible Offeree’s option and sole risk, and delivery will be considered made only when actually received by the Subscription Agent. Delivery shall be by mail and shall not be done electronically, and registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, you should allow sufficient time to ensure timely delivery prior to the Rights Expiration Time.

The risk of non-delivery of the Offering Form, the applicable Purchase Price into the Rights Offering Escrow Account and any other required documents sent to the Subscription Agent in connection with the exercise of the Rights lies solely with the Eligible Offerees, and none of the Debtors, the Reorganized Debtors, the UCC, the Backstop Commitment Parties or any of their respective officers, directors, employees, agents or advisers, including the Subscription Agent, assumes the risk of non-delivery under any circumstance whatsoever.

B.	Issuance

The New Second Lien Convertible Notes to be issued pursuant to the Rights Offering are expected to be delivered to Eligible Offerees that have properly exercised their Rights on or as soon as practicable following the Effective Date. See Section VII. The method of issuance of New Second Lien Convertible Notes to Eligible Offerees who properly exercise their Rights will depend on whether the Eligible Offeree is a QIB, an Accredited Investor that is an Institutional Accredited Investor or an Accredited Investor that is not an Institutional Accredited Investor or a QIB. An “Institutional Accredited Investor” means an Accredited Investor within the meaning of clauses (1), (2), (3) or (7) of Rule 501(a) of Regulation D under the Securities Act.

The New Second Lien Convertible Notes issuable to Eligible Offerees who are QIBs or Institutional Accredit Investors will be issued in book-entry form through the facilities of the Depository Trust Company to the account of their respective Subscription Nominees in which their Senior Secured Notes or the Unsecured Notes were held, to the extent practicable. The New Second Lien Convertible Notes issuable to Accredited Investors who are not Institutional Accredited Investors will be issued in the form of physical certificates in registered form on the books and records of Reorganized CHC or its designee, or in book entry form through DTC if so permitted.

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The New Common Shares to be issued in the Substitute Distribution to Non-Eligible Offerees that have complied with the conditions of the Substitute Distribution hereunder are expected to be issued on or as soon as practicable following the Effective Date in book-entry form through the facilities of the Depository Trust Company to the account of their respective Subscription Nominees in which their Unsecured Notes were held, to the extent practicable.

C.	Securities Law and Related Matters

The New Second Lien Convertible Notes issued to the Eligible Offerees participating in the Rights Offering and the New Common Shares issuable upon the conversion thereof (together, the “Securities”) are being offered in the Rights Offering pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any other applicable federal and state securities laws pursuant to Regulation D under the Securities Act, and may not be resold or otherwise transferred, without registration under the Securities Act or an exemption therefrom, or any applicable federal and state securities laws. Therefore, to the extent a certificate is issued in conjunction with the issuance of the Securities, such certificate may contain (or each book entry position shall be deemed to contain) a restricted securities legend in form and substance substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

There is not and there may not be a public market for the Securities, and the Debtors do not intend to seek any listing of the Securities on any national securities exchange or other trading market of any type whatsoever. Accordingly, there can be no assurance that an active trading market for the Securities will ever develop or, if such a market does develop, that it will be maintained. Please refer to the Disclosure Statement for more detailed information regarding risks associated with the Rights Offering.

The Substitute Distribution will be distributed pursuant to Section 1145 of the Bankruptcy Code and may generally be resold or otherwise transferred without registration under the Securities Act or any other applicable federal and state securities laws.

The Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participates, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or a newly organized successor to the debtor under the plan, is not liable, on account of participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale or purchase of securities.

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D.	Disputes, Waivers, and Extensions

Any and all disputes concerning the timeliness, viability, form, and eligibility of any exercise of Rights, or the right to receive the Substitute Distribution, shall be addressed in good faith by the Debtors, in consultation with the UCC and the Requisite Investors, the determinations of which shall be final and binding. The Debtors, in consultation with the UCC and the Requisite Investors, may (i) waive any defect or irregularity, or permit a defect or irregularity to be corrected, within such times as it may determine in good faith to be appropriate or (ii) reject the purported exercise of any Rights for which an Offering Form and/or payment includes defects or irregularities. Offering Forms shall be deemed not to have been properly completed until all irregularities have been waived or cured. The Debtors reserve the right to give notice to any Eligible Offeree or Non-Eligible Offeree regarding any defect or irregularity in connection with any purported exercise of Rights, or the completion or delivery of any Offering Form, and the Debtors, in consultation with the UCC and the Requisite Investors, may permit such defect or irregularity to be cured; it being understood, that none of the Debtors, the Subscription Agent, or the Backstop Commitment Parties (or any of their respective officers, directors, employees, agents or advisors) shall incur any liability for failure to give such notification.

The Debtors, with the approval of the Bankruptcy Court (if applicable) and the reasonable consent of the UCC and the Requisite Investors, may (i) extend the Rights Offering Expiration Time or adopt additional detailed procedures to more efficiently administer the distribution and exercise of the Rights and/or the distribution of the Substitute Distribution; and (ii) make such other changes to the Rights Offering, including changes that affect which parties constitute Eligible Offerees and/or Non-Eligible Offerees.

VIII.	Rights Offering and Substitute Distribution Conditioned Upon Effectiveness of the Plan; Reservation of Rights; Return of Rights Offering Amount

All exercises of Rights, and the distribution of the Substitute Distribution, are subject to and conditioned upon the effectiveness of the Plan. The Debtors will accept a Binding Rights Election only upon the confirmation and effectiveness of the Plan. Notwithstanding anything contained herein, in the Disclosure Statement or in the Plan to the contrary, the Debtors reserve the right, with the approval of the Bankruptcy Court (if applicable), and the reasonable consent of the UCC and the Requisite Investors, to modify these Rights Offering Procedures or adopt additional detailed procedures if necessary in the Debtors’ business judgment to administer the distribution and exercise of the Rights more efficiently or to comply with applicable law.

In the event that (i) the Rights Offering is terminated, (ii) the Debtors revoke or withdraw the Plan or (iii) the Effective Date has not occurred by the 31st day after the Bankruptcy Court’s entry of the Confirmation Order (unless such date is extended in accordance with the terms of the Plan Support Agreement or the Backstop Agreement) or the conditions precedent to the occurrence of the Effective Date shall not have been satisfied or waived in accordance with the Plan, the Subscription Agent shall, within five (5) Business Days of such event, return all Rights Offering Funds held in the Rights Offering Escrow Account to each respective Eligible Offeree, without any interest, and, in the case of clauses (ii) and (iii) above, the Rights Offering shall automatically be terminated, and the Rights Offering Funds held in the Rights Offering Escrow Account will be refunded, without interest, to each respective Eligible Offeree as soon as reasonably practicable.

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